                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
CHECK THE APPROPRIATE BOX
[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Wyant Corporation
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [ ]   No fee required.

     [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:
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     [X]   Fee paid previously with preliminary materials: $2,383
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           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

LOGO
LOGO

                                                                    May 19, 1999

Dear Shareholder:

       On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Wyant Corporation ("Wyant") to be held on Tuesday, June 22, 1999, at 10:00 a.m. local time at the Newark Airport Marriott Hotel, Newark, New Jersey 07114. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the Annual Meeting, appear on the following pages.

       The matters to be considered at the Annual Meeting are the approval of the sale of the health care business to Paper-Pak Products, Inc., the election of directors and the ratification of the appointment of Ernst & Young LLP as Wyant's independent certified public accountants.

       AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF ALL THE PROPOSALS BEING PRESENTED AT THE ANNUAL MEETING.

       I urge you to thoroughly review the accompanying Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

       You are being asked to decide on an important change in Wyant's direction. This decision requires the approval of a majority of all shares of Wyant common stock entitled to vote at the Annual Meeting to become effective. Accordingly, your vote is very important regardless of the number of shares you own. Please sign each proxy card that you receive and return it as soon as possible in the postage-paid return envelope that is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.

       Kindly forward your proxy card at your earliest convenience.

                                          Sincerely yours,

                                       LOGO

                                          Donald C. MacMartin
                                          Chairman, President and Chief
                                          Executive Officer

                               WYANT CORPORATION
                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 1999
                            ------------------------

                                                                    May 19, 1999

TO THE SHAREHOLDERS OF WYANT CORPORATION:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wyant Corporation, a New York corporation ("Wyant"), will be held on Tuesday, June 22, 1999, at 10:00 a.m. local time at the Newark Airport Marriott Hotel, Newark, New Jersey 07114, to consider and vote upon:

               1. A proposal to approve the sale of the health care business to Paper-Pak Products, Inc., as described in the accompanying Proxy Statement.

               2. A proposal to elect seven (7) directors to serve one-year terms on the Board of Directors.

               3. A proposal to ratify the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999.

               4. Any other business as may properly come before the Annual Meeting or any adjournments thereof.

       The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on May 7, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

       Shareholders who do not vote in favor of the proposed transaction with Paper-Pak Products, Inc. (Proposal No. 1 above) may be entitled to exercise dissenters' rights by following the procedures set forth in Section 623 of the New York Business Corporation Law, a copy of which is attached as Annex C to the accompanying Proxy Statement.

                                               By Order of the Board of
                                               Directors,
                                               LOGO

                                               James A. Wyant
                                               Corporate Secretary

       Whether or not you plan to attend this meeting, you are urged to complete, sign and return the enclosed proxy card, no postage to be affixed if mailed in the United States in the envelope provided.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
INTRODUCTION................................................       1
        General.............................................       1
        Record Date.........................................       1
        Vote Required.......................................       1
        Quorum; Effect of Abstentions and Broker
         Non-Votes..........................................       2
        Voting and Revocation of Proxies....................       2
        Dissenters' Rights..................................       3
        Proxy Solicitation..................................       3
        Recommendation of the Board of Directors............       3
SUMMARY OF PROXY STATEMENT..................................       4
WYANT CORPORATION...........................................       9
THE PAPER-PAK TRANSACTION (Item 1 on the Proxy Card)........      10
        General.............................................      10
        Background of the Paper-Pak Transaction.............      10
        Reasons for the Paper-Pak Transaction...............      13
        Opinion of Houlihan Lokey...........................      15
        The Asset Purchase Agreement........................      18
        Other Agreements with Paper-Pak.....................      25
        Application of Sale Proceeds; Operations after the
         Paper-Pak Transaction..............................      26
        Certain Regulatory Matters..........................      27
        Income Tax Consequences.............................      27
        Rights of Dissenting Shareholders...................      28
        Vote Required.......................................      30
        Recommendation of the Board of Directors............      30
CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS.............      31
CERTAIN INFORMATION WITH RESPECT TO THE COMMON STOCK........      32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND WYANT
  MANAGEMENT................................................      33
ELECTION OF DIRECTORS (Item 2 on the Proxy Card)............      35
        Nominees............................................      35
        Executive Officers..................................      36
        Executive Compensation..............................      37
        Certain Relationships and Related Transactions......      41
        Compliance with Section 16(a) of the Securities
         Exchange Act of 1934...............................      42
APPOINTMENT OF INDEPENDENT AUDITORS (Item 3 on the Proxy
  Card).....................................................      42
SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING...............      43
FORWARD-LOOKING STATEMENTS..................................      43
DOCUMENTS INCORPORATED BY REFERENCE.........................      44
Annex A -- Asset Purchase Agreement dated as of February 23,
           1999 between Wyant Corporation and Paper-Pak
           Products, Inc.
Annex B -- Voting Agreement dated as of March 11, 1999
           between James A. Wyant and Paper-Pak Products,
           Inc.
Annex C -- Section 623 of the New York Business Corporation
           Law
Annex D -- Opinion of Houlihan, Lokey, Howard & Zukin
           Financial Advisors, Inc.
Annex E -- Annual Report on Form 10-K/A (Amendment No. 2) of
           Wyant Corporation for the fiscal year ended
           December 31, 1998
Annex F -- Quarterly Report on Form 10-Q of Wyant
           Corporation for the quarterly period ended March
           31, 1999

                               WYANT CORPORATION

                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

       This Proxy Statement is being furnished to the shareholders of Wyant Corporation, a New York corporation ("Wyant"), in connection with the solicitation by the Board of Directors of Wyant (the "Board of Directors") of proxies in the accompanying form for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, June 22, 1999, at 10:00 a.m. local time at the Newark Airport Marriott Hotel, Newark, New Jersey 07114, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting, form of proxy and Annual Report of Wyant for its fiscal year ended December 31, 1998 (the "Annual Report") are first being mailed to Wyant shareholders on or about May 19, 1999.

RECORD DATE

       Only shareholders of record at the close of business on May 7, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were approximately 700 holders of record and there were 2,273,817 shares of common stock of Wyant, par value $.01 per share (the "Common Stock"), issued and outstanding. Each holder of Common Stock is entitled to one vote per share upon all matters to be acted upon at the Annual Meeting.

VOTE REQUIRED

       Pursuant to Wyant's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Section 909 of the New York Business Corporation Law (the "NYBCL"), assuming a quorum is present at the Annual Meeting, the affirmative vote by the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Asset Purchase Agreement dated as of February 23, 1999 (the "Asset Purchase Agreement") between Wyant and Paper-Pak Products, Inc., a Delaware corporation ("Paper-Pak"), pursuant to which Wyant has agreed to sell to Paper-Pak its health care business and substantially all of the assets relating to such business, and the other transactions contemplated thereby (collectively, the "Paper-Pak Transaction"). A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement and is incorporated by reference herein. This Proxy Statement describes the material portions of the Asset Purchase Agreement. The description of the Asset Purchase Agreement set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Asset Purchase Agreement.

       Assuming a quorum is present at the Annual Meeting,

               (1) the affirmative vote by the holders of a plurality of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be required to act on the election of directors, and

               (2) the affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be required to ratify the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999.

       James A. Wyant, Vice Chairman of the Board of Directors and Wyant's Corporate Secretary ("Mr. Wyant"), has the power to vote approximately 55% of the outstanding shares of Common Stock (the "Wyant Shares"). See "Security Ownership of Certain Beneficial Owners and Wyant Management." Pursuant to a Voting Agreement dated as of March 11, 1999 between Mr. Wyant and Paper-Pak (the "Voting Agreement"), Mr. Wyant has agreed to vote the Wyant Shares in favor of the Paper-Pak Transaction (subject to the fiduciary duties of the Board of Directors and Mr. Wyant as described in the Voting Agreement). In connection therewith, Wyant has agreed to indemnify Mr. Wyant against any liability or obligation arising from such agreement. Mr. Wyant has also indicated his intention to vote the Wyant Shares in favor of the election of the persons nominated herein as directors and the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999. Accordingly, if Mr. Wyant votes the Wyant Shares in favor of the approval of the Paper-Pak Transaction as he has agreed to do in the Voting Agreement, approval of the Paper-Pak Transaction, and if, as he has indicated, Mr. Wyant votes in favor of the other proposals to be considered at the Annual Meeting, approval of the other proposals, is assured notwithstanding a negative vote by shareholders other than Mr. Wyant. A copy of the Voting Agreement is attached as Annex B to this Proxy Statement and is incorporated by reference herein. This Proxy Statement describes the material portions of the Voting Agreement. The description of the Voting Agreement set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Voting Agreement.

QUORUM; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

       Pursuant to Wyant's By-laws, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Brokers who hold shares in street name for customers will not have the authority to vote on approval of the Paper-Pak Transaction unless they receive specific instructions from beneficial owners. Abstentions and broker non-votes will be included in determining whether a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the Paper-Pak Transaction and will have no effect on determining whether the other proposals to be considered at the Annual Meeting have been approved.

VOTING AND REVOCATION OF PROXIES

       Shareholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Annual Meeting. A proxy, in the accompanying form, which is properly executed, duly returned to Wyant and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares of Common Stock represented thereby will be voted FOR (1) the approval of the Paper-Pak Transaction, (2) the election of the persons nominated herein as directors, (3) the ratification of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999 and (4) the approval of such other business as properly may come before the Annual Meeting.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by (1) filing with the Corporate Secretary of Wyant, at or before the Annual Meeting, a written notice of revocation bearing a date later than the proxy, (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of Wyant at or before the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

       The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournments thereof, the persons appointed as proxies or their substitutes will have the discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

DISSENTERS' RIGHTS

       Under Sections 623 and 910 of the NYBCL, and assuming that the Paper-Pak Transaction is consummated, any shareholder who objects to the Paper-Pak Transaction has the right to receive the "fair value" of such shareholder's shares by filing with Wyant a written objection to the Paper-Pak Transaction before the vote of shareholders approving the Paper-Pak Transaction is taken and by otherwise complying with the provisions of Sections 623 and 910 of the NYBCL, including not voting such shareholder's shares in favor of the Paper-Pak Transaction. Under the NYBCL, neither voting against, nor failure to vote in favor of, the proposal to approve the Paper-Pak Transaction will constitute the written objection required to be filed by a shareholder. Failure to vote against the proposal to approve the Paper-Pak Transaction, however, will not constitute a waiver of rights under Sections 623 and 910 of the NYBCL provided that a written objection has been properly filed with Wyant. Mr. Wyant, who has the power to vote approximately 55% of the outstanding shares of Common Stock, has agreed in the Voting Agreement to vote the Wyant Shares in favor of the approval of the Paper-Pak Transaction and, therefore, he will be precluded from perfecting dissenters' rights. See "The Paper-Pak Transaction -- Rights of Dissenting Shareholders" and the copy of the text of Section 623 of the NYBCL attached to this Proxy Statement as Annex C.

PROXY SOLICITATION

       The costs of soliciting proxies in the accompanying form will be paid by Wyant. Costs of solicitation include preparation, printing and mailing of the Notice of Annual Meeting and form of proxy, this Proxy Statement and the Annual Report. In addition to solicitation by mail, proxies also will be solicited by the executive officers and regular employees of Wyant, without additional compensation, personally, by telephone or by telecopy. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for proxy materials to be sent to their principals, and Wyant will reimburse such persons for their reasonable expenses in so doing.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
(1) THE PAPER-PAK TRANSACTION, INCLUDING THE ASSET PURCHASE AGREEMENT, (2) THE ELECTION OF THE PERSONS NOMINATED HEREIN AS DIRECTORS AND (3) ERNST & YOUNG LLP AS WYANT'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                           SUMMARY OF PROXY STATEMENT

       The following is a summary of certain information contained in this Proxy Statement. This summary is not intended to be a complete discussion of all of the matters contained in this Proxy Statement and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto, and the documents referred to herein. Shareholders are urged to read this Proxy Statement, the Annexes and such other documents in their entirety before making a decision to vote on the proposals to be considered at the Annual Meeting. Capitalized terms that are used but not defined in this Proxy Statement are defined in the Asset Purchase Agreement unless the context indicates otherwise.

THE ANNUAL MEETING

        Time, Date and Place of the Annual Meeting

       The Annual Meeting of Wyant will he held on Tuesday, June 22, 1999, at 10:00 a.m. local time at the Newark Airport Marriott Hotel, Newark, New Jersey 07114.

        Purpose of the Annual Meeting

       At the Annual Meeting, shareholders of Wyant will be asked to consider and vote upon

       (1)     the Paper-Pak Transaction,

       (2) the election of seven directors to serve one-year terms on the Board of Directors,

       (3) the ratification of the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999 and

       (4) any other business as properly may come before the Annual Meeting or any adjournments thereof.

        Record Date; Shares Entitled to Vote; Vote Required; Dissenters' Rights

       The record date for shareholders of Wyant entitled to notice of, and to vote at, the Annual Meeting is the close of business on May 7, 1999. As of such date, there were approximately 700 holders of record and there were 2,273,817 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share upon all matters to be acted upon at the Annual Meeting.

       Assuming a quorum is present at the Annual Meeting,

       (1) the affirmative vote by the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Paper-Pak Transaction pursuant to the Certificate of Incorporation and Section 909 of the NYBCL,

       (2) the affirmative vote by the holders of a plurality of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be required to act on the election of directors and

       (3) the affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be required to ratify the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999.

       Mr. Wyant has the power to vote approximately 55% of the outstanding shares of Common Stock. Pursuant to the Voting Agreement, Mr. Wyant has agreed to vote the Wyant Shares in favor of the Paper-Pak Transaction (subject to the fiduciary duties of the Board of Directors and Mr. Wyant as described in the Voting Agreement). In connection therewith, Wyant has agreed to indemnify Mr. Wyant against any liability or obligation arising from such agreement. Mr. Wyant has also indicated his intention to vote the Wyant Shares in favor of the election of the persons nominated herein as directors and the appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999. Accordingly, if Mr. Wyant votes the Wyant Shares in favor of the approval of the Paper-Pak Transaction as he has agreed to do in the Voting Agreement, approval of the Paper-Pak Transaction, and if, as he has indicated, Mr. Wyant votes in favor of the other proposals to be considered at the Annual Meeting, approval of the other proposals, is assured notwithstanding a negative vote by shareholders other than Mr. Wyant.

       Assuming that the Paper-Pak Transaction is consummated, shareholders who do not vote in favor of the Paper-Pak Transaction may exercise dissenters' rights by following the procedures set forth in Section 623 of the NYBCL, a copy of which is attached as Annex C to this Proxy Statement.

       See "Introduction," "The Paper-Pak Transaction -- Other Agreements with Paper-Pak -- Voting Agreement" and " -- Rights of Dissenting Shareholders."

THE PAPER-PAK TRANSACTION

        Parties to the Paper-Pak Transaction

       Wyant, incorporated in New York in 1971, has conducted its operations through three distinct business segments:

       (1) the health care business, which includes the manufacturing and distribution of adult incontinent products in the United States, primarily through its Health Care Division (the "Division"),

       (2) the janitorial and sanitation business, which includes the manufacturing and distribution of sanitation products and systems in Canada, primarily through its Wood Wyant Inc. subsidiary ("Wood Wyant"), and

       (3) the wiping products business, which includes the manufacturing and distribution of disposable wipers and sanitary paper products and systems in the United States, primarily through its IFC Disposables, Inc. subsidiary ("IFC Disposables").

       Subject to shareholder approval and the satisfaction or waiver of certain other conditions set forth in the Asset Purchase Agreement, including the ability of Paper-Pak to obtain financing on reasonably satisfactory terms to it, Wyant has agreed to sell its health care business and substantially all of the assets relating to such business to Paper-Pak pursuant to the Asset Purchase Agreement. Currently, Wyant operates six manufacturing facilities (including a sanitary paper products converting plant, two chemical manufacturing plants, two operations producing disposable underpads and adult briefs for use in the health care industry and one converting operation manufacturing disposable wiping products). If the Paper-Pak Transaction is consummated, the two operations producing disposable underpads and adult briefs for use in the health care industry will be sold. At such time, Wyant will employ approximately 500 people. The principal executive offices of Wyant are located at 100 Readington Road, Somerville, New Jersey 08876 and its telephone number is (908) 707-1800. See "Wyant Corporation" and "Documents Incorporated by Reference" for more information concerning Wyant.

       Founded in 1960 as an industrial tissue packager, Paper-Pak supplies the health care and food packaging industries with hygienic absorbents composed of tissue, film, and non-woven materials. Paper-Pak maintains two manufacturing facilities in La Verne, California and Washington, Georgia and employs approximately 400 people. The principal executive offices of Paper-Pak are located at 1941 White Avenue, La Verne, California 91750 and its telephone number is (909) 392-1700.

        General

       Pursuant to the Asset Purchase Agreement, Wyant has agreed to sell to Paper-Pak the Division and substantially all of the Division's operating assets (subject to certain exclusions), and Paper-Pak has agreed to assume substantially all of the Division's liabilities (approximately $6.3 million as of December 31, 1998), other than, among other things set forth under "The Paper-Pak Transaction -- The Asset Purchase Agreement -- General", certain environmental liabilities and the Hourly Plan Withdrawal Liability (as defined in the Asset Purchase Agreement), for $11,912,000 plus or minus the amount by which the Adjusted Net Assets relating to the Division differ from $11,116,000 as of the consummation of the Paper-Pak Transaction and the other transactions contemplated by the Asset Purchase Agreement (the "Closing"). The financial performance (earnings and cash flow) of the Division between December 31, 1998 (the reference point for the $11,116,000 adjusted net assets figure) and the Closing will determine whether the final purchase price is adjusted upward or downward. For example, if the Division generates earnings during this time period, the net assets of the Division will increase and result in an upward adjustment of the purchase price. The opposite will be true if the Division generates a loss during this time period. If the Closing would have occurred on March 31, 1999, Wyant estimates that the final purchase price would have been approximately $12.1 million (or would have resulted in an upward adjustment of $178,000).

       Wyant estimates that the net purchase price that will be delivered at the Closing after payment of expenses and liabilities required to be paid by Wyant in connection with the Paper-Pak Transaction, including the repayment of Wyant's domestic credit facility (approximately $4.2 million as of December 31,1998) and the discharge of the Hourly Plan Withdrawal Liability, will be approximately $4 million, $550,000 of which initially will be escrowed in order to provide Paper-Pak with a source for obtaining any excess payment of the purchase price and with security for certain of Wyant's indemnification obligations under the Asset Purchase Agreement. See "The Paper-Pak Transaction -- The Asset Purchase Agreement."

        Recommendation of the Board of Directors

       The Board of Directors has determined that the Paper-Pak Transaction is in the best interests of Wyant and Wyant's shareholders and is fair to Wyant's shareholders, has approved the Paper-Pak Transaction and recommends that Wyant's shareholders vote in favor of the Paper-Pak Transaction. The determination made by the Board of Directors was based upon its evaluation of a number of factors, including the analysis and preliminary view of the investment banking firm of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") presented to the Board of Directors that the Paper-Pak Transaction is fair to Wyant, from a financial point of view, which view was subsequently confirmed in its fairness opinion to the Board of Directors. A copy of the fairness opinion dated March 16, 1999 is included as Annex D hereto and should be read carefully by Wyant shareholders in its entirety with respect to the assumptions made, other matters considered and the limitations of the review undertaken in arriving at such opinion. See "The Paper-Pak Transaction -- Background of the Paper-Pak Transaction," "-- Reasons for the Paper-Pak Transaction" and "-- Opinion of Houlihan Lokey."

        Conditions to the Paper-Pak Transaction

       The obligations of Wyant and Paper-Pak to consummate the Paper-Pak Transaction are subject to the satisfaction of certain conditions set forth in the Asset Purchase Agreement. Conditions which, as of the date of this Proxy Statement, have not yet been satisfied include approval of the Paper-Pak Transaction by the Wyant shareholders and receipt by Paper-Pak of financing to consummate the Paper-Pak Transaction on terms reasonably satisfactory to Paper-Pak. Consummation of the Paper-Pak Transaction will occur within five business days after all conditions are either satisfied or waived (the "Closing Date"). If consummation of the Paper-Pak Transaction has not occurred by September 30, 1999, either Wyant or Paper-Pak may elect to terminate the transaction. See "The Paper-Pak Transaction -- The Asset Purchase Agreement -- Conditions," "-- Closing Date," "-- Termination" and "-- Certain Regulatory Matters."

        Reasons for the Paper-Pak Transaction

       In reaching its decision to approve the Paper-Pak Transaction, the Board of Directors considered a number of material factors, including the financial terms of the Paper-Pak Transaction, the other terms of the Asset Purchase Agreement, management's strategic review of the Wyant business, the business risks associated with the disposition of a significant business and Houlihan Lokey's fairness opinion. For a further description of the material factors considered by the Board of Directors and the reasons for its approval of the Paper-Pak Transaction, see "The Paper-Pak Transaction -- Reasons for the Paper-Pak Transaction."

        Income Tax Consequences of the Paper-Pak Transaction

       For U.S. federal and state income tax purposes, Wyant will recognize a net taxable gain on the Paper-Pak Transaction. Without taking into account any other item of gain, loss, income, deduction or credit of Wyant for the taxable year of the Paper-Pak Transaction (other than net operating loss carryforwards and certain transaction-related expenses), Wyant's combined U.S. federal and state income tax liability on the Paper-Pak Transaction would be approximately $1,560,000.

       In general, Wyant shareholders that do not exercise appraisal rights will have no income tax consequences as a result of the Paper-Pak Transaction. Shareholders who exercise appraisal rights should consult their own tax advisors concerning the tax consequences to them, in light of their particular situations, of the Paper-Pak Transaction, including any state, local or foreign tax consequences. See "The Paper-Pak Transaction -- Income Tax Consequences."

        Application of Sale Proceeds; Operations after the Paper-Pak Transaction

       Upon consummation of the Paper-Pak Transaction, Wyant will cease operating its health care business. Wyant is in the process of evaluating possible alternative uses of the balance of the net cash proceeds from the Paper-Pak Transaction, including the acquisition of assets or businesses in North America that are consistent with Wyant's overall strategy of growing as a North American janitorial and sanitation products manufacturer and distributor. Pending the application of such proceeds, Wyant intends to use such proceeds to repay certain short-term debt of its subsidiaries. See "The Paper-Pak Transaction -- Application of Sale Proceeds; Operations after the Paper-Pak Transaction."

        Rights of Dissenting Shareholders

       Assuming that the Paper-Pak Transaction is consummated, shareholders that do not vote in favor of the Paper-Pak Transaction may exercise dissenters' rights by following the procedures set forth in Section 623 of the NYBCL. See "The Paper-Pak Transaction -- Rights of Dissenting Shareholders."

        Market Prices of the Common Stock

       The Common Stock is traded on The Nasdaq SmallCap Market under the symbol "WYNT." On February 23, 1999, the last trading date prior to the public announcement of the proposed Paper-Pak Transaction, the bid and asked prices of the Common Stock, as reported on the Nasdaq National Market System, were $3.25 and $4.125, respectively. On May 17, 1999, the bid and asked prices of the Common Stock, as reported on The Nasdaq SmallCap Market, were $2.50 and $2.75, respectively. Shareholders are urged to obtain current market quotations for the Common Stock prior to making any decision with respect to the Paper-Pak Transaction.

       The listing of the Common Stock was transferred to The Nasdaq SmallCap Market from the Nasdaq National Market System, effective with the open of business on April 5, 1999. Wyant has been informed by the Nasdaq Stock Market that it currently satisfies the continued listing requirements of The Nasdaq SmallCap Market. The continued listing of the Common Stock on The Nasdaq SmallCap Market is subject to customary administrative requirements of the Nasdaq Stock Market relating to the listing. See "Certain Information with Respect to the Common Stock."

ELECTION OF DIRECTORS

       The shareholders of Wyant, at the Annual Meeting, will be asked to elect seven directors to serve on the Board of Directors until the next Annual Meeting. The seven current directors of Wyant have all been re-nominated for election at the Annual Meeting. See "Election of Directors."

APPOINTMENT OF INDEPENDENT AUDITORS

       The shareholders of Wyant, at the Annual Meeting, will be asked to ratify the re-appointment of Ernst & Young LLP as Wyant's independent certified public accountants for the fiscal year ending December 31, 1999. See "Appointment of Independent Auditors."

                               WYANT CORPORATION

       Wyant, incorporated in New York in 1971, has conducted its operations through three distinct business segments:

       (1) the health care business, which includes the manufacturing and distribution of adult incontinent products in the United States, primarily through the Division,

       (2) the janitorial and sanitation business, which includes the manufacturing and distribution of sanitation products and systems in Canada, primarily through Wood Wyant, and

       (3) the wiping products business, which includes the manufacturing and distribution of disposable wipers and sanitary paper products and systems in the United States, primarily through IFC Disposables.

       Subject to shareholder approval and the satisfaction or waiver of certain other conditions set forth in the Asset Purchase Agreement, including the ability of Paper-Pak to obtain financing on reasonably satisfactory terms to it, Wyant has agreed to sell the health care business and substantially all of the assets relating to such business to Paper-Pak pursuant to the Asset Purchase Agreement.

       Please read Wyant's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 attached to this Proxy Statement as Annex E, including the 1998 audited consolidated financial statements of Wyant contained therein (and the accompanying notes), for more information with respect to the business and operations of Wyant. Such financial statements, as well as the related Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein, reflect the consummation of the Paper-Pak Transaction by showing the health care business as "discontinued operations" for income statement purposes and as "net assets held for divestiture" for balance sheet purposes and otherwise discussing the likely effect of the Paper-Pak Transaction on the financial condition and results of operations of Wyant.

       Currently, Wyant operates six manufacturing facilities (including a sanitary paper products converting plant, two chemical manufacturing plants, two operations producing disposable underpads and adult briefs for use in the health care industry and one converting operation manufacturing disposable wiping products). If the Paper-Pak Transaction is consummated, the two operations producing disposable underpads and adult briefs for use in the health care industry will be sold. At such time, Wyant will employ approximately 500 people. The principal executive offices of Wyant are located at 100 Readington Road, Somerville, New Jersey 08876 and its telephone number is (908) 707-1800. See "Documents Incorporated by Reference" for more information concerning Wyant.

                           THE PAPER-PAK TRANSACTION
                           (ITEM 1 ON THE PROXY CARD)

GENERAL

       Pursuant to the terms of the Asset Purchase Agreement, Wyant will sell to Paper-Pak the Division and substantially all of the Division's operating assets, including all real and personal property located in New Jersey and California, and Paper-Pak will assume substantially all of the Division's liabilities (approximately $6.3 million as of December 31, 1998), other than the excluded liabilities set forth under "-- The Asset Purchase Agreement -- General," including the Hourly Plan Withdrawal Liability (as defined in the Asset Purchase Agreement) and certain environmental liabilities related to Wyant's former facilities located at 5 and 6 Easy Street, Bridgewater, New Jersey (the "Former Bridgewater Facility") (see "Business -- Environmental" in Wyant's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 attached hereto as Annex E), for a purchase price of $11,912,000 plus or minus the amount by which the Adjusted Net Assets relating to the Division differs from $11,116,000 as of the Closing. The financial performance (earnings and cash flow) of the Division between December 31, 1998 (the reference point for the $11,116,000 adjusted net assets figure) and the Closing will determine whether the final purchase price is adjusted upward or downward. For example, if the Division generates earnings during this time period, the net assets of the Division will increase and result in an upward adjustment of the purchase price. The opposite will be true if the Division generates a loss during this time period. If the Closing would have occurred on March 31, 1999, Wyant estimates that the final purchase price would have been approximately $12.1 million (or would have resulted in an upward adjustment of $178,000). The information contained in this Proxy Statement with respect to the Paper-Pak Transaction is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and is incorporated herein by reference.

BACKGROUND OF THE PAPER-PAK TRANSACTION

       On March 18, 1997, Wyant completed a restructuring that included the acquisition of the business and all operating assets of G.H. Wood + Wyant Inc. (essentially, the janitorial and sanitation business currently conducted through Wood Wyant). In the first quarter of 1997, the Division reported a net loss of $529,000 that contributed to Wyant's consolidated net loss for the quarter of $176,000. As a result, Wyant took steps to stabilize the Division's business by, among other things, reducing overhead costs and replacing senior management. As a result of these efforts, by the third quarter of 1997, the Division reported net earnings of $33,000.

       While attempting to improve the results of the Division, during the second and third quarters of 1997, Wyant's management received several unsolicited expressions of interest to purchase the Division, including one from Paper-Pak. On August 27, 1997, Wyant entered into a confidentiality agreement with Paper-Pak and, in October 1997, representatives of Wyant met with representatives of Paper-Pak for the first time to discuss the possibility of a sale of the Division to Paper-Pak. As a result of these discussions, on November 12, 1997, Wyant received an offer from Paper-Pak to purchase the Division that was taken under consideration by Wyant management and the Board of Directors. While this offer was being evaluated by Wyant, between December 1997 and January 1998, representatives of Wyant and Paper-Pak attempted to negotiate an exclusivity arrangement, but never reached agreement as to its terms. In January 1998, after considering the offer from Paper-Pak with respect to the Division and discussing it with the Board of Directors, negotiations with Paper-Pak ceased so as to provide Wyant's management with additional time to assess Wyant's strategic direction.

       As a result of internal consideration as well as feedback from Wyant shareholders with respect to Wyant's business and prospects, Wyant began formulating a plan to sharpen its strategy in a way that would result in Wyant becoming solely a North American janitorial and sanitation business. Specifically, this strategy would focus on its current Canadian janitorial and sanitation business and domestic wiping products business and would allow for the pursuit of acquisition opportunities both in Canada and the United States in these areas. The first step in implementing this strategy was the completion of several acquisitions by the end of the second quarter of 1998 through Wood Wyant of distributors of sanitation products in Canada.

       In the third quarter of 1998, Wyant again received several unsolicited expressions of interest to purchase the Division. As a result of such solicitations, Wyant began to reconsider the sale of the Division, determining that the sale of the health care business on acceptable terms would be an effective second step in Wyant's strategy to position itself for growth as a North American janitorial and sanitation business. Accordingly, in August 1998, the Board of Directors authorized Wyant's management to send information packages to prospective purchasers, including Paper-Pak, seeking offers for the Division. Wyant's management evaluated the offers received and determined that an offer received from Paper-Pak was the most favorable. On October 1, 1998, the Board of Directors authorized Wyant's management to pursue negotiations with Paper-Pak.

       Representatives of Wyant met with representatives of Paper-Pak on October 26, 1998 to formally discuss the sale of the Division to Paper-Pak. Subsequent to this meeting, Wyant and Paper-Pak entered into an exclusivity arrangement and in November 1998 Paper-Pak began to conduct its due diligence investigation of the Division.

       On several occasions between November 11, 1998 and February 19, 1999, Paper-Pak, through its counsel, distributed drafts of the Asset Purchase Agreement to Wyant and its counsel, and Wyant, through its counsel, prepared and sent to Paper-Pak and its counsel either a set of comments on the respective drafts or a revised draft of the Asset Purchase Agreement. On December 3, 1998, representatives of Wyant and its counsel met with representatives of Paper-Pak, its counsel and its financial advisor to negotiate the Asset Purchase Agreement. At this meeting, the principal issues discussed related to the issues listed below as well as the determination of responsibility for the Hourly Plan Withdrawal Liability relating to Wyant's Hourly Plan that possibly would be created as a result of a sale of the Division (for a description of the components of the Hourly Plan Withdrawal Liability, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Factors and Known Trends With Regard to Discontinued Operations -- Pension Plan" in Wyant's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 attached to this Proxy Statement as Annex E). This meeting was adjourned when Paper-Pak and Wyant determined they each needed to evaluate additional information regarding this withdrawal liability. On December 17, 1998, the Board of Directors was updated by management on the status of the negotiations with Paper-Pak, including with respect to this withdrawal liability, and reconfirmed its authorization to pursue a transaction with Paper-Pak. On December 19, 1998, a telephone conference call was held between representatives of Wyant and representatives of Paper-Pak to further discuss issues related to this withdrawal liability. Paper-Pak informed Wyant that it did not want to assume this liability in connection with its purchase of the Division because it had no interest in becoming a party to an underfunded plan. Accordingly, Paper-Pak, in the context of the negotiations relating to this issue, requested that Wyant retain this withdrawal liability after the sale of the Division. Wyant agreed to consider retaining this withdrawal liability after the sale of the Division if the parties could agree on Wyant receiving reasonable value from Paper-Pak in return for such retention. On January 7, 1999, within this context, representatives of Wyant and its counsel met with representatives of Paper-Pak and its counsel again to negotiate responsibility for this withdrawal liability.

       Following several telephone conferences during January 1999, on February 3, 1999, Wyant received a revised offer from Paper-Pak that satisfactorily addressed the potential withdrawal liability relating to the Hourly Plan and the parties reached agreement on the financial terms of the sale of the Division to Paper-Pak. On February 8-9, 1999, representatives of Wyant and its counsel met with representatives of Paper-Pak, its counsel and its financial advisor to complete the negotiations of the Asset Purchase Agreement and the related definitive documentation for the Paper-Pak Transaction. On February 17, 1999, representatives of Wyant and its counsel met with representatives of Paper-Pak, its counsel and its financial advisor to review the status of Paper-Pak's financing plans.

       The principal issues raised in the various drafts of the Asset Purchase Agreement and at meetings between representatives of Wyant and Paper-Pak and their respective counsel related to:

       (1)     the representations and warranties pertaining to the Division,

       (2) the limits of indemnification by Wyant for any breaches of representations and warranties,

       (3) the covenants of Wyant to conduct the business of the Division in a certain manner between the signing of the Asset Purchase Agreement and the Closing,

       (4) the ability of Paper-Pak to terminate the Asset Purchase Agreement and not consummate the Paper-Pak Transaction if it is unable to obtain financing to pay the purchase price,

       (5) responsibility for payment of expenses if the Asset Purchase Agreement is terminated, and

       (6) which liabilities of the Division would be assumed by Paper-Pak (including certain environmental liabilities pertaining to the Former Bridgewater Facility and the Hourly Plan Withdrawal Liability discussed above).

       Many of the issues related to representations and warranties and indemnification were of the kind typically arising in acquisition transactions, such as the scope and duration of the indemnity provisions, the amount of any "deductible" (i.e. the amount of any losses from breaches of representations to be absorbed by the purchaser before it is entitled to make claims under the indemnity), and the amount of the maximum liability of the seller for any of the purchaser's losses from breaches of representations.

       On February 23, 1999, Wyant's counsel presented to the Board of Directors a summary of the principal terms and conditions of the Paper-Pak Transaction and answered questions posed by various members of the Board of Directors. At this meeting, Houlihan Lokey presented its analysis and preliminary view to the Board of Directors as hereinafter described that as of such date and based on the matters described therein, the Paper-Pak Transaction is fair to Wyant from a financial point of view, which view was subsequently confirmed in writing. After discussion, including a review of Paper-Pak's financing plans, the Board of Directors approved the Paper-Pak Transaction and later that day Wyant and Paper-Pak executed definitive documents with respect to the sale of the Division.

REASONS FOR THE PAPER-PAK TRANSACTION

       The Board of Directors has determined that the Paper-Pak Transaction is in the best interest of Wyant and Wyant's shareholders and is fair to Wyant's shareholders. In the course of reaching its decision to approve the Paper-Pak Transaction, the Board of Directors, consulting with its legal counsel, as well as Wyant's management, considered the following principal factors which were material to the Board of Directors' decision:

       (1) Completion of Wyant's strategic review of its business during 1998 to improve growth and increase shareholder value. The major conclusion of this review was that Wyant was operating in three uncomplementary industry sectors. After evaluating each segment, management found that while the industry dynamics and market position and prospects of its Wood Wyant and IFC Disposables subsidiaries were critical to the future results of Wyant, the Division was experiencing static sales of its branded products and had a need for additional investment that Wyant, in its current financial position, could not provide. The Board of Directors, in this context, also considered the increase in income from operations in 1998 against cumulative losses of approximately $2 million incurred in 1996 and 1997. In addition, as a part of this review, management considered several significant matters relating to the business of the Division and the likely effect on the consolidated results of operations of Wyant if the Division was not sold. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Factors and Known Trends With Regard to Discontinued Operations" in Wyant's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 attached to this Proxy Statement as Annex E. The Board of Directors viewed the results of this strategic review as a positive factor in arriving at its conclusion with respect to the Paper-Pak Transaction.

       (2) The increasing lack of compatibility between the health care business and Wyant's other two business segments. Management of Wyant found that the health care business is relatively mature and is part of an industry that has already experienced significant consolidation. Accordingly, the health care business would require significant additional capital investment to experience future growth. Management concluded that it would be unable to provide the necessary capital investment to the health care business for it to be successful and, at the same time, provide the necessary resources and financial support to Wyant's other two business segments, which are viewed by management as having better long-term prospects. The Board of Directors viewed this increasing lack of compatibility as a positive factor in arriving at its conclusion with respect to the Paper-Pak Transaction.

       (3) The opportunity to reduce Wyant's debt while, at the same time, achieving significant value for the assets relating to the health care business. Pursuant to the terms of the Asset Purchase Agreement, Paper-Pak will be assuming substantially all of the operating liabilities relating to the health care business (approximately $6.3 million as of December 31, 1998). In addition, Wyant will be using a portion of the cash proceeds to repay its domestic credit facility. The Board of Directors viewed this opportunity to reduce Wyant's debt as a positive factor in arriving at its conclusion with respect to the Paper-Pak Transaction.

       (4) The business risks associated with the disposition of a significant business segment such as the health care business. As a result of the Paper-Pak Transaction, Wyant's results of operations will be significantly dependent on, and materially affected by, the results of operations of the remaining two business segments of Wyant (that is, the janitorial and sanitation business and the wiping products business). Additionally, the North American sanitation industry is very competitive and currently experiencing a period of consolidation. Although Wyant's strategy includes being proactive in this consolidation process, the Board of Directors, in evaluating the Paper-Pak Transaction, considered the risk of Wyant being unable to successfully operate its two remaining businesses in this environment. In this context, the Board of Directors also evaluated Wyant's retention of certain environmental liabilities related to the Former Bridgewater Facility (see "Business -- Environmental" in Wyant's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 attached to this Proxy Statement as Annex
            E). The Board of Directors viewed these risks and retained liabilities to be negative factors, but acceptable risks in light of the anticipated benefits of the Paper-Pak Transaction, Wyant's roots in the janitorial and sanitation business dating back to 1922 and management's assessment and strategic review of Wyant's business discussed in (1) above.

       (5) The terms of the Asset Purchase Agreement, including the consideration to be received by Wyant, the exclusion of certain environmental liabilities related to the Former Bridgewater Facility, the exclusion of the Hourly Plan Withdrawal Liability (which will be funded by a portion of the Purchase Price), the exclusion of the indebtedness outstanding under Wyant's domestic credit facility (which will be funded by a portion of the Purchase Price), the financing condition of Paper-Pak and the indemnification provisions (including the scope and duration of such provisions, the amount of the "deductible" ($185,000) and the $2 million limit on indemnification claims). Although, as with any agreement such as the Asset Purchase Agreement, the Board of Directors viewed individual provisions of the Asset Purchase Agreement as being favorable or unfavorable depending on the particular provisions, on balance, the Board of Directors viewed the terms of the Asset Purchase Agreement as a positive factor in arriving at its conclusion with respect to the Paper-Pak Transaction. In particular, although the Board of Directors viewed the financing condition of Paper-Pak contained in the Asset Purchase Agreement, on its own, to be a negative factor, the Board of Directors concluded that Paper-Pak would likely be able to complete the Paper-Pak Transaction on a timely basis.

       (6) The fairness opinion of Houlihan Lokey. The Board of Directors viewed the fairness opinion of Houlihan Lokey as a positive factor in arriving at its conclusion with respect to the Paper-Pak Transaction. See "-- Opinion of Houlihan Lokey."

       The foregoing discussion of the information and factors considered and given weight by the Board of Directors is not intended to be exhaustive but is believed to include the material factors considered by the Board of Directors. Furthermore, in making the determination to approve the Paper-Pak Transaction and the determination of the fairness of the Paper-Pak Transaction, in view of the wide variety of factors considered in connection with their evaluation of the Paper-Pak Transaction, the Board of Directors did not find it practical to, and did not quantify or otherwise attempt to, assign any relative or specific weights to the foregoing factors and the individual directors may have given differing weights to different factors. After an evaluation of the foregoing factors on balance, as well as the projected out-of-pocket costs which would be incurred by Wyant in the event that the Paper-Pak Transaction failed to be consummated, and after reviewing the provisions of the Asset Purchase Agreement and the related agreements which had been negotiated with Paper-Pak, the Board of Directors concluded that Wyant had negotiated favorable terms with Paper-Pak, which it believed were the best possible for the purchase of the health care business, and that the terms of the Paper-Pak Transaction are fair to, and in the best interests of, Wyant and its shareholders and approved the Paper-Pak Transaction.

OPINION OF HOULIHAN LOKEY

       The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey. The summary includes all of the material information relating to the fairness opinion. Houlihan Lokey believes, and so advised the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

       Wyant retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the Paper-Pak Transaction to Wyant. At the February 23, 1999 meeting of the Board of Directors, Houlihan Lokey presented its analysis and preliminary view as hereinafter described and on March 16, 1999 delivered its written opinion that as of such date and based on the matters described therein, the Paper-Pak Transaction is fair to Wyant from a financial point of view.

       THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION IS ATTACHED HERETO AS ANNEX
D. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. WYANT SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN LOKEY.

       Houlihan Lokey's opinion to the Board of Directors addresses only the fairness from a financial point of view of the Paper-Pak Transaction, and does not constitute a recommendation to the shareholders as to how such shareholder should vote at the Annual Meeting. Houlihan Lokey's opinion does not address Wyant's underlying business decision to effect the Paper-Pak Transaction. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or part of the Division. Furthermore, at the request of the Board of Directors, Houlihan Lokey did not (1) participate in the negotiations with regard to the Paper-Pak Transaction nor (2) advise the Board of Directors with respect to alternatives to the Paper-Pak Transaction.

       Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to them, and as adjusted based on their discussions with Wyant management, were reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Division, and that there had been no material change in the assets, financial condition, business or prospects of the Division since the date of the most recent financial statements made available to them.

       Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to them with respect to the Division and do not assume any responsibility with respect to such information. Houlihan Lokey has not made any independent appraisal of any of the properties or assets of the Division. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by them at the date of their opinion.

       In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as they deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

       (1) reviewed Wyant's audited financial statements for the three fiscal years ended December 31, 1997, and unaudited financial statements for the three quarters ended

            September 30, 1998, which Wyant's management had identified as being the most current financial statements available at the time Houlihan Lokey's opinion was being prepared,

       (2) reviewed internally-prepared, unaudited financial statements for the Division for the three fiscal years ended December 31, 1998, which Wyant's management had identified as being the most current internal financial statements available at the time Houlihan Lokey's opinion was being prepared,

       (3) reviewed the Asset Purchase Agreement, draft dated February 12, 1999, which was substantially in final form,

       (4) reviewed Paper-Pak's "Acquisition of Wyant Healthcare and Tissue, Status Update," dated February 17, 1999,

       (5) reviewed "Wyant Corporation -- Project Sun, Report to the Board of Directors," dated October 1, 1998,

       (6) met with certain members of the senior management of Wyant and the Division to discuss the operations, financial condition, future prospects and projected operations and performance of the Division,

       (7) reviewed forecasts and projections prepared by Wyant's management, with respect to the Division for the fiscal year ending December 31, 1999,

       (8) reviewed the historical market prices and trading volume for Wyant's publicly traded securities,

       (9) reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the Division, and publicly available prices paid in other transactions that Houlihan Lokey considered similar to the Paper-Pak Transaction, and

       (10) conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

       In assessing the financial fairness of the Paper-Pak Transaction to Wyant, Houlihan Lokey:

       (1) independently valued the Division using widely accepted valuation methodologies,

       (2) analyzed the reasonableness of the consideration being offered in the Paper-Pak Transaction, and

       (3) reviewed the valuation implications to Wyant shareholders of various alternatives to the Paper-Pak Transaction.

        Valuation of the Division

       Houlihan Lokey completed an independent valuation of the Division using the market multiple and comparable transaction approaches.

       Market Multiple Approach. The first approach, the market multiple approach, involved the multiplication of revenue and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the principal business operations of the Division. Revenue and cash flow multiples were calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between the Division and these public companies formed the basis for the selection of appropriate risk adjusted multiples for the Division. The risk analysis incorporated both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which the Division and the other comparative companies were engaged.

       For purposes of this analysis, Houlihan Lokey selected six publicly traded, domestic companies involved in manufacturing various health care products. These companies were Alba-Waldensian, Inc., Graham-Field Health Products, Inc., Maxxim Medical, Inc., Medical Action Industries Inc., Polymer Group, Inc. and Span-America Medical Systems, Inc.

       Houlihan Lokey reviewed trailing fiscal year end and latest twelve month multiples of revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"), and projected EBITDA and EBIT for the next fiscal year for the comparable companies. The multiples for the comparable companies are summarized below:

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                      REVENUE                                EBITDA                               EBIT
     -----------------------------------------------------------------------------------------------------------------
                           LTM         FYE         NFY         LTM         FYE         NFY         LTM         FYE
     -----------------------------------------------------------------------------------------------------------------
     High                 2.13        1.53         6.9         7.8        13.9        10.5        12.4        19.4
     ----------------------------------------------------------------------------------------------------------------
     Low                  0.33        0.35         6.6         4.1         3.5         9.1         6.4         5.2
     ----------------------------------------------------------------------------------------------------------------
     Mean                 0.94        0.78         6.7         6.5         8.8         9.8         9.5        11.0
     ----------------------------------------------------------------------------------------------------------------
     Median               0.82        0.65         6.7         6.9         8.0         9.8         9.7         9.7
     ----------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------
FYE = fiscal year end

LTM = latest twelve months

NFY = next fiscal year

       Comparable Transaction Approach. The second approach, the comparable transaction approach, also involved multiples of revenue and cash flow. Multiples analyzed in this approach involved controlling interest transactions for companies with operations similar in some manner to the Division's operations. For purposes of this analysis Houlihan Lokey analyzed 14 completed transactions between January 1997 and January 1999.

       Houlihan Lokey informed the Board of Directors that based on these two approaches, Houlihan Lokey concluded that the value of the Division on a total invested capital basis is reasonably stated in the range of $13 million to $15 million.

        Fairness Analysis

       To determine the fairness of the Paper-Pak Transaction to Wyant from a financial point of view, Houlihan Lokey compared the value of the consideration to be received for the Division to the estimated value of the Division.

       Houlihan Lokey valued the cash to be paid at the Closing and the assumed indebtedness at face value. The Escrow Amount ($550,000) was discounted to reflect the time value of money by utilizing a discount rate of 15%. This discount rate was selected by Houlihan Lokey based upon an analysis of the weighted average cost of capital for the companies used in the market multiple approach. Houlihan Lokey concluded that the value of the consideration to be received by Wyant on a present value basis was $15.5 million, which Houlihan Lokey noted was greater than the concluded value of the Division of between $13 and $15 million.

        Assessment of Wyant's Strategic Alternatives to the Paper-Pak
Transaction

       In evaluating the fairness of the Paper-Pak Transaction, from a financial point of view, Houlihan Lokey considered the expected value to Wyant of completing the Paper-Pak Transaction and certain alternatives to the Paper-Pak Transaction. With regard to each alternative Houlihan Lokey's analysis qualitatively considered the valuation implications to Wyant, the probability of successfully completing the alternative and the cost and time to implement the alternative.

       For purposes of this analysis Houlihan Lokey considered the following strategic alternatives: (1) status quo; (2) sale to a strategic buyer; (3) sale to a financial buyer; and (4) liquidation of the Division. The assessment of strategic alternatives included a qualitative assessment of the valuation impact of the Paper-Pak Transaction relative to the alternatives considered by Houlihan Lokey. The analysis did not quantify the valuation impact because, in the opinion of Houlihan Lokey, it was not feasible to so quantify such impact due to the significant number of non-quantifiable variables. Furthermore, Houlihan Lokey noted that the inability to quantify the valuation impact did not affect its ability to reach the conclusion that the Paper-Pak Transaction is fair from a financial point of view. In conclusion, Houlihan Lokey noted that of the strategic alternatives considered, the Paper-Pak Transaction appears to provide the greatest value to Wyant.

        Houlihan Lokey

       Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. Wyant selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analyses and because of its knowledge of Wyant's business that dates back to 1996. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Wyant.

       Pursuant to an agreement dated February 25, 1999 between Houlihan Lokey and Wyant, Houlihan Lokey was retained by Wyant to analyze the fairness of the Paper-Pak Transaction to Wyant from a financial point of view. Wyant has agreed to pay Houlihan Lokey a fee of $75,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of the fairness opinion described above. Wyant has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

THE ASSET PURCHASE AGREEMENT

        General

       Pursuant to the terms of the Asset Purchase Agreement, Wyant will sell to Paper-Pak the Division and substantially all of its operating assets other than the following:

       (1)     cash, including cash on deposit with Banks;

       (2)     amounts receivable from Wood Wyant and IFC Disposables;

       (3) deferred financing charges for Congress Financial Corporation ("CFC") credit facilities;

       (4)     all pre-paid property and casualty insurance;

       (5) any amounts received from the fire insurance claim for a September 1998 fire in the Bridgetex section of the 100 Readington Road facilities;

       (6)     all pre-paid and other income tax balances; and

       (7)     all investments made by Wyant in Wood Wyant and IFC Disposables.

       Paper-Pak also will assume substantially all of the liabilities of the Division other than the following:

       (1) any liabilities or obligations for income or excise Taxes arising out of the Division Business for periods on or prior to the Closing Date;

       (2)     any liabilities or obligations to any Affiliate of Wyant;

       (3) any liability relating to the claim of groundwater or other environmental contamination at the Former Bridgewater Facility;

       (4) any liability relating to certain litigation and/or claims of officers and directors;

       (5) any liability related to a patent infringement claim surrounding certain airlaid manufacturing equipment prior to the Closing Date;

       (6) all of Wyant's overdraft fees and expenses assessed by any bank or lending institution, whether arising before, on or after the Closing Date;

       (7) all of Wyant's Accrued Expenses arising from any matters concerning Wyant's corporate allocated expenses;

       (8) all payments, liabilities and accrued interest and fees arising from Wyant's indebtedness to Congress Financial Corporation;

       (9) all liabilities or obligations arising from any existing or contingent standby letter of credit, including the standby letters of credit issued by CFC to the New Jersey Economic Development Authority, the New Jersey Department of Environmental Protection (the "NJDEP") and the Brownsville Industrial Development Board on behalf of Wyant;

       (10) all liabilities and obligations for Remediation Expenses to the extent that any such liabilities or obligations are not satisfied prior to the Closing;

       (11) any liability or obligation arising out of or relating to the Hourly Plan, including, without limitation, any Hourly Plan Withdrawal Liability; and

       (12) all payments, liabilities or other obligations arising from, or in connection with, any agreement or arrangement made between Wyant and Robert E. Briggs, the President of the Division, whether arising before, on or after the Closing Date.

        Purchased Assets; Assumed Liabilities

       Pursuant to the terms of the Asset Purchase Agreement, Wyant will sell to Paper-Pak substantially all of the Division's assets (excluding the assets set forth above under "-- General"), including but not limited to all of the Division's property and assets located in New Jersey and California and any and all other tangible property used primarily in the Division Business which are not located in New Jersey or California, all of the Division Contracts that were in existence on the date of the Asset Purchase Agreement or entered into in the Ordinary Course on or prior to the Closing Date, all Intellectual Property Rights that relate primarily to the Division Business including any goodwill associated therewith, all receivables relating primarily to the Division Business, all prepaid expenses of Wyant relating primarily to the Division Assets, all rights solely related to the Division Business under policies of insurance (including those rights that relate to the Division Business under insurance policies that relate to the Division and Wyant), all goodwill associated with the Division Business, all choses in action related solely to the Division and all other assets located on the Division Balance Sheet (excluding assets collected and inventory sold in the Ordinary Course). In addition, Paper-Pak will assume substantially all of the liabilities of the Division (excluding the liabilities set forth above under "-- General").

        Purchase Price

       On the Closing Date, Paper-Pak will pay to Wyant an amount (the "Purchase Price") equal to $11,912,000 plus or minus the amount by which the Adjusted Net Assets relating to the Division differ from $11,116,000 as of the Closing.

       At least three days prior to the Closing Date, Wyant will provide Paper-Pak with an Estimated Purchase Price, which sets forth each component of the Division's Total Division Assets and Total Division Liabilities based on the most recent month-end balance sheet for the Division that has been prepared in accordance with generally accepted accounting principles. On the Closing Date, Paper-Pak shall pay to Wyant the amount by which the Estimated Purchase Price exceeds $550,000 (the "Escrow Amount") and will deliver the Escrow Amount to the Escrow Agent pursuant to the terms of the Escrow Agreement. Within sixty days after the Closing Date, Wyant shall deliver to Paper-Pak a Post-Closing Purchase Price Estimate based upon a balance sheet of the Division as of the Closing Date. Assuming that Paper-Pak does not object, this estimate will become binding on the parties as the final determination of the Purchase Price. As soon as practicable after the final determination of the Purchase Price, if the Estimated Purchase Price exceeds the final determination of the Purchase Price, such excess shall be returned to Paper-Pak from the Escrow Account. If this excess is greater than the Escrow Amount, then Wyant shall pay this difference to Paper-Pak. If the final determination of the Purchase Price exceeds the Estimated Purchase Price, such excess shall be paid to Wyant from Paper-Pak. The Escrow Amount may be used only (1) for any Purchase Price adjustments in favor of Paper-Pak and (2) as security for certain indemnification claims by Paper-Pak under the Asset Purchase Agreement.

       For a further discussion of Wyant's estimate of the Purchase Price, see "-- Application of Sale Proceeds; Operations after the Paper-Pak Transaction."

        Conditions

       Paper-Pak's obligations to consummate the Paper-Pak Transaction are subject to, among others, the following conditions being satisfied on the Closing Date:

       (1) no injunction or restraining order of any Governmental Entity existing against Paper-Pak, Wyant, the Division or any of the principals, directors or officers of any of them, that materially changes the transactions contemplated by the Asset Purchase Agreement;

       (2) the Paper-Pak Transaction being duly approved by the Wyant shareholders;

       (3) the representations and warranties made by Wyant contained in the Asset Purchase Agreement being true and correct as if made on the Closing Date;

       (4) Paper-Pak receiving adequate financing in an amount equal to the Purchase Price on terms reasonably satisfactory to Paper-Pak;

       (5) the receipt of an extended coverage owner's policy of title insurance for the Division Owned Real Property in the amount of $4,000,000, showing title to all such property vested in Paper-Pak, subject only to various permitted title matters;

       (6) all consents, waivers, authorizations and approvals from third parties being obtained;

       (7) satisfactory resolution of certain regulatory matters with the United States Department of Justice and the NJDEP (see "-- Certain Regulatory Matters");

       (8) no adverse change having occurred in the business of Wyant since the date of the Asset Purchase Agreement which may have a material adverse effect on the value of the Division Assets;

       (9) Paper-Pak receiving a covenant not to compete from Wyant (see "-- Other Agreements with Paper-Pak");

       (10) Paper-Pak, IFC Disposables and Wyant entering into Purchase and Supply Agreements (see "-- Other Agreements with Paper-Pak"); and

       (11) the release by CFC of its lien on the Division Assets so that Paper-Pak's lender may be substituted in connection with Paper-Pak's assumption of Wyant's indebtedness to the New Jersey Economic Development Authority.

       Wyant's obligations to consummate the Paper-Pak Transaction are subject to, among others, the following conditions being satisfied on the Closing Date:

       (1) the representations and warranties of Paper-Pak contained in the Asset Purchase Agreement being true and correct as if made on the Closing Date;

       (2) the Paper-Pak Transaction being duly approved by the Wyant shareholders;

       (3) no injunction or restraining order of any Governmental Entity existing against Paper-Pak, Wyant, the Division or any of the principals, directors or officers of any of them, that materially changes the transactions contemplated by the Asset Purchase Agreement;

       (4) Paper-Pak, IFC Disposables and Wyant entering into Purchase and Supply Agreements (see "-- Other Agreements with Paper-Pak"); and

       (5) satisfactory resolution of certain regulatory matters with the United States Department of Justice (see "-- Certain Regulatory Matters").

        Covenants

       Wyant has agreed, among other things, that from the date of the Asset Purchase Agreement through the Closing Date (except with respect to clause (3) below, through six years after the Closing Date), except with Paper-Pak's consent, it will:

       (1) not solicit, initiate or encourage inquiries or proposals concerning any merger, consolidation, business combination, sale of all or substantially all of its assets, sale of shares of capital stock or similar transactions involving Wyant, except that Wyant may furnish information to, and enter into, negotiations with, any person who makes an unsolicited bona-fide inquiry or proposal, if the Board of Directors believes in good faith, after consultation with its legal advisors, that it is under a fiduciary obligation to cooperate with such person;

       (2) take all reasonable actions necessary to comply with all legal requirements necessary to consummate the Paper-Pak Transaction, and will reasonably cooperate with and furnish information to Paper-Pak to permit Paper-Pak to comply with all such legal requirements;

       (3) provide Paper-Pak with all reasonable information concerning its business which is deemed necessary in connection with the preparation or examination of Tax returns, Excluded Liabilities and financial reporting purposes;

       (4) use its reasonable commercial efforts to maintain its business organization and its relationship with its employees, suppliers and customers;

       (5)     outside of the Ordinary Course not encumber any of the Division
            Assets;

       (6) not dispose of any of the Division Assets except in the Ordinary Course;

       (7)     operate its business in compliance with all Legal Requirements;

       (8) maintain the Division Assets in good working condition subject to ordinary wear and tear;

       (9) not amend or terminate any material contract or enter into any contract other than in the Ordinary Course;

       (10) not incur any indebtedness which Paper-Pak would be required to assume under the terms of the Asset Purchase Agreement, except in the Ordinary Course;

       (11) not make any change in accounting principles or methods that would affect the books of account or financial statements of the Division;

       (12) not amend or adopt any labor or employment agreement or increase any compensation or bonus plan outside of the Ordinary Course;

       (13) not purchase or enter into a contract to purchase any capital asset for use in the conduct of the Division Business, except for capital expenditures or commitments necessary to maintain the Division Assets in good condition and repair as well as purchases of capital assets used primarily in the Division Business not exceeding $75,000 in the aggregate;

       (14) use commercially reasonable efforts to obtain any consent or waiver by any Person required to be obtained in connection with the transactions contemplated by the Asset Purchase Agreement;

       (15) not cancel, release or discharge any claim of Wyant's that pertains to the Division Business other than in the Ordinary Course;

       (16) at its own expense, make the repairs and purchases necessary to repair the fire damage at the Bridgetex section of the 100 Readington Road facilities; and

       (17) not take any other action or fail to take any action that would not be in the Ordinary Course.

        Representations and Warranties

       Wyant has made certain customary representations and warranties in the Asset Purchase Agreement as to the authorization, validity and enforceability of the Asset Purchase Agreement and similar corporate matters. Wyant also has made certain representations and warranties relating to, among other things:

       (1)     the absence of conflicts with other contracts and agreements;

       (2)     certain financial statements;

       (3) title to Real Property and personal property associated with the Division;

       (4)     accounts receivable and inventories;

       (5)     the ownership of or right to use certain Intellectual Property;

       (6)     insurance;

       (7)     indebtedness;

       (8)     judgments and litigation;

       (9)     income and other Taxes;

       (10)   questionable payments;

       (11)   certain employee benefit and labor matters;

       (12)   the absence of any undisclosed material adverse change;

       (13)   existence of all required permits and licenses;

       (14) no violation of any regulatory filing requirement or agreement with a third party;

       (15)   absence of certain changes;

       (16)   Affiliate interests in the Division Business;

       (17)   no violation of applicable law;

       (18)   claims regarding products manufactured by the Division;

       (19)   availability of books and records;

       (20)   compliance with applicable environmental laws;

       (21)   brokers fees;

       (22)   significant customers and vendors; and

       (23)   Year 2000 compliance.

       Wyant's representations and warranties contained in the Asset Purchase Agreement will survive for a period of two years following the Closing Date (other than those relating to (1) income and other Taxes and employee benefit matters which shall survive until the expiration of the applicable statutes of limitations, (2) title to property and environmental laws which shall terminate three years following the Closing Date and (3) the validity of the Asset Purchase Agreement which shall continue forever).

       Paper-Pak has made certain customary representations and warranties in the Asset Purchase Agreement and other documents as to, among others, the authorization, validity and enforceability of the Asset Purchase Agreement and similar corporate matters. In addition, in order to consummate the acquisition of the Division and the other transactions contemplated by the Asset Purchase Agreement, Paper-Pak has represented to Wyant that it will use commercially reasonable efforts to seek the Required Financing. Subject to changes in financial and credit markets after the date of the Asset Purchase Agreement over which Paper-Pak has no control, Paper-Pak has represented to Wyant that it will be able to obtain the Required Financing at or prior to the Closing.

        Closing Date

       Consummation of the Paper-Pak Transaction will occur within five business days after all the conditions set forth in the Asset Purchase Agreement have been fulfilled.

        Termination

       The Asset Purchase Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Wyant shareholders,

       (1)     by mutual consent of Wyant and Paper-Pak,

       (2) by Wyant or Paper-Pak if (a) the Paper-Pak Transaction is not consummated by September 30, 1999 (or such later date as Wyant and Paper-Pak may agree in writing), provided that neither party may terminate under this clause if its actions or lack thereof are the cause of the delay, (b) upon a vote at the Meeting, the Stockholder Approval shall not be obtained, (c) the Meeting shall not have been held by September 15, 1999, (d) the Paper-Pak Transaction is prohibited by a final nonappealable order, decree or ruling of a court of competent jurisdiction or other Governmental Entity or (e) there has been a material breach by the other party of any representation, warranty, covenant or agreement, which breach cannot be cured within twenty days of notice thereof,

       (3) by Paper-Pak, if (a) the Board of Directors withdraws or modifies its recommendation to the Wyant shareholders to approve the Paper-Pak Transaction, (b) the Board of Directors recommends to the Wyant shareholders an Alternative Proposal, (c) Wyant solicits or initiates an Alternative Proposal, or

       (4) by Wyant, if the Board of Directors, based upon the written advice of counsel, determines that to continue to support the Paper-Pak Transaction and the sale of the Division Assets would be a breach of their fiduciary duty under New York law.

       In the event that the Asset Purchase Agreement is terminated pursuant to its terms, or the Closing does not occur for any reason, then the maximum liability of each of Wyant and Paper-Pak for one or more breaches of the Asset Purchase Agreement prior to such termination shall in no event exceed $350,000.

        Indemnification

       Wyant and Paper-Pak are each obligated to indemnify the other for, among other things, breach of their respective representations, warranties, covenants and agreements made under the Asset Purchase Agreement. Paper-Pak also is obligated to indemnify Wyant for its failure to discharge the Assumed Liabilities and Wyant is obligated to indemnify Paper-Pak for its failure to discharge the Retained Seller Liabilities. To the extent that any of the Escrow Amount remains undisbursed, any payment of a claim against Wyant for indemnification by Paper-Pak will first be made from the Escrow Account. The Escrow Agreement will expire two years after the Closing Date, assuming that there are no pending claims at that time. An indemnified party shall have no right to indemnification under the Asset Purchase Agreement unless the aggregate of all such indemnified party's losses exceed $185,000 and then the indemnifying party shall be liable for all such indemnified party's losses in excess of such initial $185,000. An indemnified party shall have no right to indemnification under the Asset Purchase Agreement after all indemnified parties in the aggregate have received payment of Damages of $2,000,000 in the aggregate.

        Expenses

       The Asset Purchase Agreement provides that if the Paper-Pak Transaction is consummated, each party will pay its own expenses incurred in connection therewith. If the Asset Purchase Agreement is terminated by Paper-Pak as a result of its failure to obtain the Required Financing and Wyant is not then in material default of any material obligations, Paper-Pak shall pay to Wyant a fee equal to $350,000. If the Asset Purchase Agreement is terminated by Paper-Pak as a result of:

       (1) the withdrawal of the approval of the Board of Directors of the Paper-Pak Transaction or the approval by the Board of Directors of an Alternative Proposal;

       (2) the decision by the Board of Directors that to continue to approve the Paper-Pak Transaction would be a violation of their fiduciary duty under New York law;

       (3) the failure to obtain the Stockholder Approval or to hold the Stockholder Meeting by September 15, 1999; or

       (4) the Board of Directors soliciting or initiating an Alternative Proposal,

then Wyant is required to pay to Paper-Pak a fee of $350,000.

OTHER AGREEMENTS WITH PAPER-PAK

        Escrow Agreement

       Pursuant to the Asset Purchase Agreement, at Closing both parties and an Escrow Agent will enter into an Escrow Agreement in the form contemplated by the Asset Purchase Agreement. The Escrow Agreement will provide the procedures for payment of any Purchase Price adjustment and any indemnification claims of Paper-Pak. Paper-Pak has agreed to pay $550,000 of the Purchase Price to an Escrow Account on the Closing Date. All claims by Paper-Pak will first be satisfied from this Escrow Account. The Escrow Agreement will expire two years after the Closing Date, assuming that there are no pending claims at that time. At the end of this term, when there are no longer any pending claims or claims that have been decided but yet to be paid, the Escrow Agent will pay the remaining sum in the Escrow Account, if any, to Wyant.

        Covenant Not to Compete Agreement

       Pursuant to the Asset Purchase Agreement, at Closing Wyant and Paper-Pak will enter into a Covenant Not to Compete Agreement (the "Covenant Agreement") in the form contemplated by the Asset Purchase Agreement. The Covenant Agreement will limit Wyant's ability to do the following for five years following the Closing Date:

       (1) engage in any business that, among other things, manufactures or distributes, adult incontinence products, other than the manufacture by IFC Disposables of airlaid non-woven washcloths (the "Restricted Business");

       (2) request or induce any customer or vendor of Paper-Pak to limit or cancel its business with Paper-Pak, as such business relates to the Restricted Business; and

       (3) request or induce any current or future officer, director, employee or representative of Paper-Pak to terminate his or her relationship with Paper-Pak or to commit any act that would constitute a breach of any provision of the Covenant Agreement.

The Covenant Agreement will not restrict Wyant's ability to engage in the Restricted Business, as described above, with its Affiliates pursuant to the Purchase and Supply Agreements described below.

Moreover, Wyant may be a passive owner (less than 5% of the outstanding stock) of any Person that engages in the Restricted Business, so long as Wyant has no active participation in the business of such Person. Finally, Wyant will be permitted to acquire substantially all of a business that engages in the Restricted Business, provided that the revenues and assets associated with such business constitute less than 10% of such Person's aggregate revenues and assets for such fiscal year.

        Purchase and Supply Agreements

       Pursuant to the Asset Purchase Agreement, Wyant and Paper-Pak will enter into Purchase and Supply Agreements at Closing. Pursuant to these Purchase and Supply Agreements which will expire on June 1, 2002:

       (1) Paper-Pak will supply and IFC Disposables will purchase an agreed-upon volume of airlaid products. IFC Disposables will pay the currently applicable prices for such products and the price term will be renegotiated once every year;

       (2) Paper-Pak will supply IFC Disposables with all of its requirements for incontinence products. The pricing for such products will be at agreed-upon prices and there is no pre-determined volume requirement; and

       (3) IFC Disposables will supply Paper-Pak with Quickables(TM) absorbent washcloths at an agreed upon price, which will be renegotiated every twelve months. The volume purchased by Paper-Pak will be predetermined, subject to minimal variation each month.

       Wyant will act as a guarantor of all of IFC Disposables's obligations to Paper-Pak pursuant to these Purchase and Supply Agreements.

        Voting Agreement

       Pursuant to the Asset Purchase Agreement, Mr. Wyant entered into the Voting Agreement with Paper-Pak pursuant to which Mr. Wyant agreed to vote the Wyant Shares in favor of the Asset Purchase Agreement and the Paper-Pak Transaction. However, Mr. Wyant shall have no obligation to vote in such a manner if (1) the Board of Directors, in the good faith exercise of its business judgment, upon written advice from its legal counsel, determines that continuing to recommend the Paper-Pak Transaction to the shareholders and the approval of the Paper-Pak Transaction would be a breach of its fiduciary duty under New York law or (2) in the good faith exercise of his business judgement, based upon written advice from counsel, he determines that to vote the Wyant shares in such a manner would be a breach of his fiduciary duty as the majority shareholder of Wyant under New York law. In connection therewith, Wyant has agreed to indemnify Mr. Wyant against any liability or obligation arising from such agreement.

APPLICATION OF SALE PROCEEDS; OPERATIONS AFTER THE PAPER-PAK TRANSACTION

       Upon consummation of the Paper-Pak Transaction, Wyant will cease operating its health care business. After payment of its expenses and liabilities associated with the Paper-Pak Transaction, including the repayment of Wyant's domestic credit facility (approximately $4.2 million as of December 31, 1998) and the discharge of the Hourly Plan Withdrawal Liability, Wyant estimates that it will have available cash resources from the Paper-Pak Transaction of approximately $4 million, $550,000 of which initially will be escrowed in order to provide Paper-Pak with a source for obtaining any excess payment of the purchase price and with security for certain of Wyant's indemnification obligations under the Asset Purchase Agreement. See "-- The Asset Purchase Agreement -- Purchase Price."

       Wyant is in the process of evaluating possible alternative uses of the balance of the net cash proceeds from the Paper-Pak Transaction, including the acquisition of assets or businesses in North America that are consistent with Wyant's overall strategy of growing as a North American janitorial and sanitation products manufacturer and distributor. Although Wyant is evaluating several opportunities, currently, there are no significant acquisitions of assets or businesses that would be considered probable. To the extent that Wyant acquires any such assets or businesses, whether related to its overall strategy or otherwise, there can be no assurance that such acquisitions will be successfully integrated with Wyant's operations or that such acquisitions will ultimately be profitable for Wyant. Pending the application of such proceeds, Wyant intends to use such proceeds to repay certain short-term debt of its subsidiaries.

CERTAIN REGULATORY MATTERS

       The Paper-Pak Transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR-Act"), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period expires or terminates. Wyant and Paper-Pak will shortly make all filings required by the Antitrust Division and the FTC, commencing a thirty-day waiting period. The FTC may grant early termination of this statutory waiting period.

       Shortly, Wyant will make certain filings with the NJDEP under the New Jersey Industrial Site Recovery Act ("ISRA") with a view towards obtaining letters of nonapplicability from the NJDEP with respect to its New Jersey facility.

INCOME TAX CONSEQUENCES

        Income Tax Consequences to Wyant of the Paper-Pak Transaction

       For U.S. federal and state income tax purposes, Wyant will recognize a net taxable gain on the Paper-Pak Transaction. Without taking into account any other item of gain, loss, income, deduction or credit of Wyant for the taxable year of the Paper-Pak Transaction (other than net operating loss carryforwards and certain transaction-related expenses), Wyant's combined U.S. federal and state income tax liability on the Paper-Pak Transaction would be approximately $1,560,000.

        Income Tax Consequences to Wyant Shareholders of the Paper-Pak
        Transaction

       Wyant shareholders that do not exercise appraisal rights will have no income tax consequences as a result of the Paper-Pak Transaction. Wyant shareholders who duly exercise appraisal rights generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the cash they receive as a result of appraisal proceedings and their aggregate tax basis in their shares of Common Stock. Such capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gains of individual shareholders generally will be subject to reduced rates of U.S. federal income taxation. Deduction of capital losses for U.S. federal income tax purposes is subject to limitations. Notwithstanding the foregoing, shareholders that are considered under certain constructive ownership rules to own shares of Common Stock actually owned by other persons may, under certain circumstances, recognize dividend income, taxable as ordinary income, equal to the full amount they receive. See "Rights of Dissenting

Shareholders." Shareholders should consult their own tax advisors concerning the tax consequences to them, in light of their particular situations, of the Paper-Pak Transaction, including any state, local or foreign tax consequences.

RIGHTS OF DISSENTING SHAREHOLDERS

       Holders of Common Stock who dissent from the proposal to approve the Paper-Pak Transaction may be entitled to exercise appraisal rights. The rights of holders of Common Stock who dissent from the proposal to approve the Paper-Pak Transaction and who seek appraisal rights are governed by Sections 910(a)(1)(B) and 623 of the NYBCL. The applicable provision of Section 910 of the NYBCL provides that a holder of Common Stock, subject to and by complying with Section 623 of the NYBCL, shall have the right to receive payment of the fair value of such holder's shares of Common Stock, and the other rights and benefits provided by Section 623 of the NYBCL, if the shareholder does not vote to approve the Paper-Pak Transaction. Mr. Wyant, in his capacity as a Wyant shareholder, has agreed to vote his shares pursuant to the Voting Agreement in favor of the Paper-Pak Transaction and, therefore, he will be precluded from perfecting dissenters' rights. The following discussion of the applicable provisions of Section 623 of the NYBCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 623 of the NYBCL that is set forth in Annex C attached to this Proxy Statement.

       The following is a summary of the procedural steps that must be taken by a Wyant shareholder if the right of appraisal afforded by Section 623 of the NYBCL is to be validly exercised.

       Any shareholder who elects to exercise such shareholder's dissenter's rights with respect to the Paper-Pak Transaction (a "Dissenting Shareholder") must file with Wyant, before the Annual Meeting, or at such Annual Meeting but before the vote is taken, a written objection to the Paper-Pak Transaction, which includes (1) a notice of such shareholder's election to dissent, (2) such shareholder's name and residence address, (3) the number of shares of Common Stock which such shareholder holds, and (4) a demand for payment of the fair value of such shareholder's shares of Common Stock if the Paper-Pak Transaction is consummated. Such objection is not required from any shareholder to which Wyant does not give notice of the Annual Meeting. This written objection to the Paper-Pak Transaction must be in addition to, and separate from, any proxy or vote against the proposal to approve the Paper-Pak Transaction. All notices of election to dissent should be addressed to Wyant at 100 Readington Road, Somerville, New Jersey 08876. Attention: Corporate Secretary.

       Under the NYBCL, neither voting against, nor failure to vote in favor of, the proposal to approve the Paper-Pak Transaction will constitute the written objection required to be filed by a Dissenting Shareholder. Failure to vote against the proposal to approve the Paper-Pak Transaction, however, will not constitute a waiver of rights under Sections 623 and 910 of the NYBCL provided that a written objection has been properly filed with Wyant. A shareholder voting to approve the Paper-Pak Transaction will be deemed to have waived such shareholder's appraisal rights under Section 623 of the NYBCL. A shareholder who inadvertently has voted by proxy to approve the Paper-Pak Transaction may revoke the proxy before it is voted by (i) filing with the Corporate Secretary of Wyant, at or before the Annual Meeting, a written notice of revocation bearing a date later than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of Wyant at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

       A shareholder may not dissent as to less than all of such shareholder's shares of Common Stock as to which such shareholder has a right of dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all shares of Common Stock held on behalf of such owner, as to which such nominee or fiduciary has a right to dissent. Furthermore, if the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; such agent, however, must identify the record owner or owners and expressly state in such demand that the agent is acting as agent for the record owner or owners of such shares. All notices of election to dissent should be addressed to Wyant at 100 Readington Road, Somerville, New Jersey 08876, Attention: Corporate Secretary.

       If the Paper-Pak Transaction is authorized at the Annual Meeting by a vote of the shareholders, Wyant must, within ten days after such authorization, give written notice of such authorization, by registered mail, to each Dissenting Shareholder who timely filed a written objection to the Paper-Pak Transaction, or from whom written notice of objection was not required because such shareholder did not receive prior notice of the Annual Meeting, unless such shareholder voted to approve the Paper-Pak Transaction. Shareholders from whom written notice of objection was not required and who elect to dissent must file a written notice of such election within twenty days after notice of approval of the Paper-Pak Transaction. Such notice must state the shareholder's name and residence address, the number and class of shares as to which such shareholder dissents and a demand for payment of the fair value of such shares.

       At the time of filing a notice of election to dissent, or within one month thereafter, a Dissenting Shareholder must submit the Certificates representing such shareholder's shares of Common Stock to Wyant's transfer agent; the transfer agent, in turn, then shall note conspicuously thereon that a notice of election to dissent has been filed and shall return such certificate to the Dissenting Shareholder. Failure to timely submit such certificate will result in the loss of such Dissenting Shareholder's appraisal rights unless otherwise directed by a court after a showing to the court of good cause.

       Within fifteen days after the expiration of the period within which Dissenting Shareholders are required to file their notices of election to dissent, or within fifteen days after the date of consummation of the Paper-Pak Transaction, whichever is later (but no later than ninety days from the date of the Annual Meeting at which the shareholders' vote to authorize the Paper-Pak Transaction is taken), Wyant shall make a written offer by registered mail (which, if the Paper-Pak Transaction has not been consummated within ninety days after the date of such Annual Meeting, may be conditioned upon such consummation), to each Dissenting Shareholder who has filed a notice of election to dissent, to pay for such shareholder's shares of Common Stock at a specified price which Wyant considers to be the "fair value" thereof. Such offer shall be made at the same price per share to all Dissenting Shareholders. If within thirty days after the making of such offer, Wyant and any Dissenting Shareholder agree upon the price to be paid for such shareholder' shares, payment therefor shall be made within sixty days after the making of such offer or the date of consummation of the Paper-Pak Transaction, whichever is later, upon the surrender of the certificates representing such shareholder's shares of Common Stock.

       If Wyant fails to make such an offer within such period of fifteen days, or if it makes such an offer and any Dissenting Shareholder fails to agree with Wyant within the period of thirty days thereafter as to the price to be paid for such shareholder's shares of Common Stock, Wyant must, within twenty days after the expiration of such fifteen or thirty day period, as the case may be, institute a special proceeding in the appropriate New York State court to determine the rights of the Dissenting Shareholders and to fix the "fair value" of their shares of Common Stock. If Wyant does not institute such a proceeding within such period of twenty days, any Dissenting Shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenters' rights will be lost unless the court otherwise directs.

       All Dissenting Shareholders, other than those who agreed with Wyant as to the price to be paid for their shares of Common Stock, will be made parties to such appraisal proceeding. The court shall fix the value of the shares of Common Stock which shall be the "fair value" as of the close of business on the day prior to the date of the Annual Meeting. Within sixty days after the final determination of such court proceeding, Wyant will be required to pay to each Dissenting Shareholder the amount found to be due to such shareholder, with interest thereon from the date of the Annual Meeting at which the Paper-Pak Transaction was approved by the Wyant shareholders to the date of payment, at such rate as the court finds to be equitable, upon surrender of the certificates representing such shareholder's shares of Common Stock. If the court finds that the refusal of any Dissenting Shareholder to accept an offer of payment by Wyant was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed such shareholder.

       Any Dissenting Shareholder who has filed a notice of election to dissent will not, after the date of consummation of the Paper-Pak Transaction, have any of the rights of a shareholder with respect to such shareholder's shares of Common Stock, other than the right to be paid the "fair value" for such shares under the NYBCL. Any notice of election to dissent may be withdrawn by a Dissenting Shareholder at any time prior to such shareholder's acceptance in writing of any offer of payment by Wyant, but no withdrawal may be made later than sixty days after the date of consummation of the Paper-Pak Transaction (or, if Wyant fails to make a timely offer to pay such shareholder the "fair value" of such shareholder's shares of Common Stock, at any time within sixty days after any date on which such an offer is made), or thereafter without the written consent of Wyant.

       The foregoing does not purport to be a complete statement of the provisions of Section 623 of the NYBCL and is qualified in its entirety by reference to such section, which is reproduced in its entirety in Annex C attached to this Proxy Statement. Any Wyant shareholder contemplating the exercise of appraisal rights is urged to review carefully the provisions of
Section 623 of the NYBCL. Failure of any shareholder to follow precisely and timely all of the steps required by Section 623 of the NYBCL for perfecting appraisal rights will result in the loss of such rights by such shareholder.

VOTE REQUIRED

       Pursuant to the Certificate of Incorporation and Section 909 of the NYBCL, the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting will be sufficient to approve the Paper-Pak Transaction. Mr. Wyant has the power to vote approximately 55% of the outstanding shares of Common Stock. Pursuant to the Voting Agreement, Mr. Wyant has agreed to vote the Wyant Shares in favor of the Paper-Pak Transaction. If Mr. Wyant votes the Wyant Shares in favor of the approval of the Paper-Pak Transaction as he has agreed to do in the Voting Agreement, then a sufficient number of shares will have been cast in favor of the Paper-Pak Transaction. See "-- Other Agreements with Paper-Pak -- Voting Agreement."

RECOMMENDATION OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PAPER-PAK TRANSACTION (ITEM 1 ON THE PROXY CARD) IS IN THE BEST INTEREST OF WYANT AND WYANT'S SHAREHOLDERS AND IS FAIR TO WYANT'S SHAREHOLDERS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PAPER-PAK TRANSACTION. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE IN FAVOR OF
ITEM 1. SEE "THE PAPER-PAK TRANSACTION -- REASONS FOR THE PAPER-PAK TRANSACTION" AND "-- OPINION OF HOULIHAN LOKEY."

                CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

       Wyant does not as a matter of course make public forecasts as to its future financial performance and condition. However, in connection with its discussions with Paper-Pak, Wyant furnished Paper-Pak with certain data relating to 1999 year-end projected operating results of the Division. The projections set forth below were included in the data provided by Wyant to Paper-Pak. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the Commission regarding projections or financial forecasts and are included herein only because such information was provided to Paper-Pak. These projections constitute forward-looking statements and were based upon numerous assumptions, including pricing of and demand for Wyant's products, freight rates, interest rates, pricing and availability of raw materials and cost and availability of labor. Although Wyant believes that such assumptions are reasonable, such assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond Wyant's control. Accordingly, there can be no assurance, and no representation or warranty is made, that the actual results of operations and financial position achieved by the Division will not vary materially from the results of operations and financial condition set forth in these projections. For a list of important factors that, in the view of Wyant, could cause actual results to differ materially from those set forth in these projections, see "Forward-Looking Statements."

                                                    1999 YEAR-END PROJECTIONS
                                                    -------------------------
                                                         (IN THOUSANDS)
Net Sales.......................................             $33,683
Income from Operations before Income Tax........             $ 1,532

       The projections set forth above were finalized by Wyant in December 1998 in connection with Wyant's preparation of its annual operating budget. Forecasts of future financial performance and condition could differ materially from the data set forth above if management were to prepare projections based upon circumstances existing as of the date of this Proxy Statement. None of Wyant or Paper-Pak intend or have any duty or obligation to publicly disclose updates or revisions to any of the projections set forth above which are made after the date hereof to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events. Notwithstanding the foregoing, Wyant will continue to have an obligation to disclose material events affecting it and its results of operations under the federal securities laws. Wyant's independent auditors have not examined or compiled the foregoing forward-looking statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements and assume no responsibility for them.

              CERTAIN INFORMATION WITH RESPECT TO THE COMMON STOCK

       The Common Stock is traded on The Nasdaq SmallCap Market under the symbol "WYNT." On May 21, 1998, Wyant effected a four-for-three stock split of the Common Stock (the "Stock Split") in the form of a stock dividend to holders of record on April 28, 1998. The following table sets forth the quarterly high and low prices per share for the Common Stock for the periods indicated, as reported by the Nasdaq National Market System through April 2, 1999, and as reported by The Nasdaq SmallCap Market on and after April 5, 1999. The prices for the periods prior to May 21, 1998 have been retroactively adjusted to reflect the Stock Split. These prices represent prices by dealers, do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.

                                                               HIGH      LOW
                                                              ------    ------
      1(st) Quarter 1997..................................    $4.312    $3.375
      2(nd) Quarter 1997..................................     3.937     3.187
      3(rd) Quarter 1997..................................     4.875     2.625
      4(th) Quarter 1997..................................     5.250     4.125
      1(st) Quarter 1998..................................    $7.406    $4.594
      2(nd) Quarter 1998..................................     6.750     5.188
      3(rd) Quarter 1998..................................     5.750     3.250
      4(th) Quarter 1998..................................     4.500     3.250
      1(st) Quarter 1999..................................    $4.312    $2.250
      2(nd) Quarter 1999 (through May 17).................     3.250     2.375

       On February 23, 1999, the last trading date prior to the public announcement of the Paper-Pak Transaction, the bid and asked prices of the Common Stock, as reported on the Nasdaq National Market System, were $3.25 and $4.125, respectively. On May 17, 1999, the bid and asked prices of the Common Stock, as reported on The Nasdaq SmallCap Market, were $2.50 and $2.75, respectively.

       The listing of the Common Stock was transferred to The Nasdaq SmallCap Market from the Nasdaq National Market System, effective with the open of business on April 5, 1999. Wyant has been informed by the Nasdaq Stock Market that it currently satisfies the continued listing requirements of The Nasdaq SmallCap Market. The continued listing of the Common Stock on The Nasdaq SmallCap Market is subject to customary administrative requirements of the Nasdaq Stock Market relating to the listing.

       Shareholders are urged to obtain current market quotations for the Common Stock prior to making any decision with respect to the Paper-Pak Transaction.

       As of the Record Date, there were 2,273,817 shares of Common Stock outstanding and approximately 700 record holders of Common Stock.

       Wyant has never paid a cash dividend on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Wyant's ability to pay dividends is subject to Wyant's income, receipt of cash flow from subsidiaries in the form of dividends or similar distributions, financial condition, capital needs and restrictions contained in various credit agreements.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND WYANT MANAGEMENT

       The following table sets forth certain information regarding the ownership of Common Stock as of the Record Date by (1) all of those known by Wyant to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; (2) each director of Wyant, (3) each of the executive officers named in Table I -- 1998 Summary Compensation Table under "Election of Directors -- Executive Compensation -- Summary Compensation Tables;" and (4) all executive officers and directors of Wyant as a group.

                                                         NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED (1)(2)    PERCENT OF CLASS
------------------------------------                 -------------------------    ----------------
The Wyant Voting Trusts..........................            1,250,252(3)              55.0%
c/o Wyant & Company Inc.
1475, 32nd Avenue
Lachine, Quebec
Wyant & Company Inc..............................            1,333,333(4)              37.0%
1475, 32nd Avenue
Lachine, Quebec
First Wilshire Securities Management, Inc........              194,841                  8.6%
600 South Lake Street
Pasadena, California
Wilen Management Company, Inc....................              214,149                  9.4%
2360 West Joppa Road
Lutherville, Maryland
Donald C. MacMartin..............................              178,001(5)               7.4%
(Chairman of the Board, President & Chief
Executive Officer)
James A. Wyant...................................                    0(3)(4)            0.0%
(Vice Chairman of the Board & Corporate
Secretary)
Marc A. D'Amour..................................               45,335(6)               2.0%
(Vice-President, Chief Financial Officer &
Treasurer)
Robert E. Briggs.................................               44,001(7)               1.9%
(A Director)
Richard J. Charles...............................               14,668(8)               0.6%
(A Director)
Thomas R.M. Davis................................               17,002(9)               0.7%
(A Director)
Nicholas A. Gallopo..............................               16,002(10)              0.7%
(A Director)
John B. Wight....................................               32,001(11)              1.4%
(A Director)
All Directors and Officers as a Group............            2,708,373(12)             73.5%
(8 Persons)

---------------

1. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), a person is deemed to be the beneficial owner, for the purposes of this table, of any shares of Wyant if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership of any shares of Wyant within 60 days of the Record Date. For purposes of calculating the percentage of outstanding shares held by each person included in the table above, any shares which such person has the right to acquire within 60 days of the Record Date are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the persons as to whom the information is provided have sole voting and investment power over the shares of Wyant shown as beneficially owned.

2. These shares of Common Stock include fractional shares issued pursuant to the Stock Split, rounded to the nearest whole number.

3. These shares of Common Stock are held pursuant to certain trust agreements for the benefit of certain Canadian corporations owned by members of the Wyant family as follows: (i) 420,920 shares held for the benefit of Wyant & Company Inc., a Canadian corporation owned by members of the Wyant family ("Wyant & Company"); (ii) 317,333 shares held for the benefit of 3287858 Canada Inc., a Canadian corporation wholly owned by Lynne Emond ("Lynneco"); (iii) 317,333 shares held for the benefit of Derek Wyant Holdings Inc., a Canadian corporation wholly owned by John Derek Wyant, M.D. ("Derekco"); and (iv) 194,666 shares held for the benefit of 3323986 Canada Inc., a Canadian corporation wholly owned by the Estate of the late Gerald W. Wyant ("Geraldco"). The shares held for the benefit of Wyant & Company, Lynneco and Derekco are subject to a voting trust (the "First Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote and dispose of such shares. After March 18, 2003, Wyant & Company, Lynneco and Derekco shall each have the right to have up to ten percent of their respective shares released from the First Voting Trust each year. The First Voting Trust will terminate as of March 18, 2012, unless terminated earlier pursuant to its terms. The shares held for the benefit of Geraldco are subject to the terms of a separate voting trust (the "Second Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote such shares. The terms of the Second Voting Trust limit the power of James A. Wyant and Geraldco to dispose of the shares directly or indirectly, but provide James A. Wyant with an option to purchase the shares pursuant to terms established thereunder. The Second Voting Trust will terminate as of March 31, 2007, unless terminated earlier pursuant to its terms. James A. Wyant, in his capacity as voting trustee, may be deemed to be the beneficial owner of all the shares held in the First and Second Voting Trusts but he disclaims beneficial ownership of such shares, other than the shares held in the First Voting Trust for the benefit of Wyant & Company.

4. These shares of Common Stock represent record ownership by Wyant & Company of 1,333,333 shares of Class E Exchangeable Preferred Stock of Wood Wyant (the "Class E Preferred Stock"), which are exchangeable, on demand and without additional consideration, for shares of Common Stock of Wyant on a one-for-one basis. Although Wyant & Company is the record owner of the Class E Preferred Stock, under the terms of a written agreement among Wyant & Company and certain of its shareholders, and by virtue of Lynneco's and Derekco's respective interests in Wyant & Company, each of Lynneco and Derekco is entitled to cause Wyant & Company to (i) exchange up to 111,111 shares of the Class E Preferred Stock for an equal number of shares of Common Stock and (ii) immediately thereafter, sell such shares of Common Stock and deliver to Derekco and Lynneco the net after-tax proceeds resulting from such sale. Accordingly, Wyant & Company disclaims beneficial ownership of the Class E Preferred Stock with respect to which Lynneco and Derekco retain investment control.

5. Includes 73,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 66,667 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

6. Includes 13,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 30,001 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

7. Includes 13,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 26,667 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

8. Includes 14,668 shares subject to the Non-Employee Director Options granted to Mr. Charles under Wyant's 1997 Stock Incentive Plan.

9. Includes 16,002 shares subject to the Non-Employee Director Options granted to Mr. Davis under Wyant's 1997 Stock Incentive Plan.

10. Includes 16,002 shares subject to the Non-Employee Director Options granted to Mr. Gallopo under Wyant's 1997 Stock Incentive Plan.

11. Includes 10,667 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 17,334 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

12. Includes 1,250,252 shares beneficially owned by the Wyant Voting Trusts, 1,111,111 shares of the Class E Preferred Stock beneficially owned by Wyant & Company and 298,010 shares subject to options held by the directors and executive officers of Wyant.

                             ELECTION OF DIRECTORS
                           (ITEM 2 ON THE PROXY CARD)

NOMINEES

       Seven directors are to be elected by the shareholders at the Annual Meeting, each for a one-year term. Wyant's directors hold office until the next Annual Meeting of Shareholders and until successors are elected and have been qualified or until death, resignation or removal.

       Set forth below is information as of the Record Date regarding the nominees of the Board of Directors for election, each of whom has agreed to serve if elected. All of the nominees are currently directors of Wyant and were elected at Wyant's last annual meeting of shareholders.

       ROBERT E. BRIGGS, AGE 54, a director since 1997 and candidate for director, has been President of the Division since May 1997. He joined Wyant as Vice President of Operations in August 1996. Prior to that, Mr. Briggs was the Director of Operations for American White Cross from 1993 to 1996. He started his career with Johnson & Johnson, spending 26 years in increasingly important roles and held a number of positions including Director of Operations for the Johnson & Johnson Film and Finishing Operations.

       RICHARD J. CHARLES, AGE 68, a director since 1997 and candidate for director, was a director of Wyant & Company, an affiliate of Wyant, from 1995 to March 1997. He has been Vice President -- Customer Service and Subsidiaries of the Paper Converting Machine Company of Green Bay, Wisconsin for 17 years.

       THOMAS R.M. DAVIS, AGE 51, a director since 1996 and candidate for director, was counsel to Wyant & Company from 1987 to March 1997 and to Wood Wyant, Wyant's wholly owned Canadian subsidiary, since March 1997 and has been a partner in the Canadian law firm of McCarthy Tetrault since 1980.

       NICHOLAS A. GALLOPO, AGE 66, a director since 1996 and candidate for director, is a consultant and Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He also served as a director of Neuman Drug Company in 1995 and 1996.

       DONALD C. MACMARTIN, AGE 56, a director since 1995 and candidate for director, was President of Wyant & Company from 1994 until March 1997 and became Chairman, President and Chief Executive Officer of Wood Wyant in March 1997. Prior to that, he was President of Canstar Sports Inc. of Montreal, Quebec from 1992 to 1994 and President of Corby Distilleries Ltd. of Montreal, Quebec from 1989 to 1992. Since 1996, Mr. MacMartin has served as Wyant's Chief Executive Officer and the Chairman of the Board of Directors and, in addition since 1997, as its President.

       JOHN B. WIGHT, AGE 73, a director since 1995 and candidate for director, is a Canadian Chartered Accountant. He was a director of Wyant & Company from 1988 until March 1997.

       JAMES A. WYANT, AGE 46, a director since 1990 and candidate for director, has served as Vice Chairman of the Board of Directors since 1995 and was appointed Corporate Secretary of Wyant in March 1997. He was President and a director of Wyant & Company from 1986 until 1994, subsequently served as Vice Chairman of the Board of Directors until March 1997 and became President and Secretary of Wyant & Company in March 1997. Mr. Wyant has also been a director and Vice Chairman of the Board of Directors of Wood Wyant since March 1997.

       The affirmative vote by the holders of a plurality of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be required to act on the election of directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES (ITEM 2 ON THE PROXY CARD). UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE FOR THOSE NOMINEES.

EXECUTIVE OFFICERS

       MARC A. D'AMOUR, AGE 41, was Vice President, Finance and Chief Financial Officer of Wyant & Company from 1994 until March 1997 and became Vice President, Finance and Chief Financial Officer of Wood Wyant in March 1997. Mr. D'Amour has served as Vice President, Chief Financial Officer and Treasurer of Wyant since March 1997. Prior to joining Wyant & Company, Mr. D'Amour held senior financial positions with Domtar Inc. after an eleven-year career with Price Waterhouse.

       The business experience, current position and related disclosure with respect to Wyant's other executive officers, each of whom is also a director of Wyant, is set forth above under "-- Nominees."

EXECUTIVE COMPENSATION

        Summary Compensation Tables

       The following table summarizes compensation earned in 1998, 1997 and 1996 by the Chief Executive Officer and the only other executive officers of Wyant whose 1998 salary and bonus exceeded $100,000 (the "named officers").

                                    TABLE I
                        1998 SUMMARY COMPENSATION TABLE

                                                                         NUMBER OF SHARES
NAME AND                                                                 COVERED BY STOCK
PRINCIPAL POSITIONS                       YEAR     SALARY      BONUS        OPTIONS(1)
-------------------                       ----    --------    -------    ----------------
Donald C. MacMartin (2)...............    1998    $269,633        -0-            -0-
Chairman, President and Chief.........    1997     245,582    $56,484         73,334
Executive Officer.....................    1996         -0-        -0-         62,667
James A. Wyant (2)....................    1998     147,219        -0-            -0-
Vice-Chairman and.....................    1997     155,295     19,024            -0-
Corporate Secretary...................    1996         -0-        -0-            -0-
Robert E. Briggs......................    1998     190,000     45,600            -0-
President, Wyant......................    1997     158,461     25,000         33,335
Health Care Division..................    1996      47,767     12,500         13,334
Marc A. D'Amour (2)...................    1998     124,705        -0-            -0-
Vice-President, Chief.................    1997     122,791     22,265         33,335
Financial Officer and Treasurer.......    1996         -0-        -0-         13,334

------------------

(1)  The number of shares referred to in the table reflect the Stock Split.

(2) Compensation payments to Messrs. Donald C. MacMartin, James A. Wyant and Marc A. D'Amour were made in Canadian dollars and, accordingly, such payments have been converted to United States dollars using an average of the exchange rates in effect during 1998 and 1997 of U.S. $1.00 = Cdn. $1.4835 and U.S. $1.00 = Cdn. $1.3844, respectively.

       On September 23, 1997, the Board of Directors, acting on the recommendation of a Special Subcommittee of the Compensation Committee of the Board of Directors, unanimously approved a Cdn. $300,000 loan from Wood Wyant to Donald C. MacMartin, the Corporation's Chairman, President and Chief Executive Officer. Mr. MacMartin absented himself from the meeting. Interest is payable annually based on Wood Wyant's cost of funds, which is at prevailing commercial market rates (at December 31, 1998, such rate was 6.75%); principal is payable at the rate of $15,000 annually, over a ten year period, with the balance payable at the end of such 10 year period. As of the Record Date, there is Cdn. $285,000 outstanding with respect to the loan.

                                    TABLE 2
                            1998 STOCK OPTIONS TABLE

                                              NUMBER OF SHARES
                                                 COVERED BY                 VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                          AT DECEMBER 31, 1998 (1)        AT DECEMBER 31, 1998 (2)
                                        ----------------------------    ----------------------------
NAME                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                    -----------    -------------    -----------    -------------
                                                                             $               $
Donald C. MacMartin.................      140,001          6,667             -0-            -0-
Robert E. Briggs....................       40,001          6,668           2,500            834
Marc A. D'Amour.....................       41,668          5,001             -0-            -0-

---------------

(1)  The number of shares referred to in this table reflect the Stock Split.

(2) Based on the price of $3.25 per share, the closing price of the shares on the Nasdaq National Market System on December 31, 1998.

        Report of the Compensation Committee

       Wyant's executive compensation program is based upon creating shareholder value. All executive activities including Wyant strategic planning, management initiatives and overall financial performance are focused on increasing shareholder value. The Compensation Committee of the Board of Directors has established a program to:

       (1) Reward executives for long-term strategic management and the enhancement of shareholder value.

       (2) Integrate compensation programs with Wyant's annual and long-term strategic planning.

       (3) Support a performance-oriented environment that rewards performance not only with respect to Wyant goals but also Wyant performance as compared to industry performance levels.

       The total compensation program consists of both cash and equity-based compensation. The Compensation Committee determines the level of salary and bonuses, if any, for key executive officers based upon competitive norms. Actual salary changes are based upon performance.

       Long-term incentives are provided through the issuance of stock options, pursuant to Wyant's 1991 Stock Option Plan and 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan also permits the granting of other types of stock-based awards. The Board of Directors has the power, subject to the provisions of these plans, and utilizing recommendations received from the Stock Option Committee, to determine the persons to whom and the dates on which awards will be granted, the number of shares subject to each award and the term and other conditions applicable to each award.

                             COMPENSATION COMMITTEE
                             James A. Wyant (Chair)
                               Richard J. Charles
                               Thomas R.M. Davis
                              Donald C. MacMartin
                                 John B. Wight

        Employment and Related Agreements with Named Executive Officers

       Pursuant to an employment agreement with Wood Wyant, James A. Wyant serves as Vice-Chairman of Wood Wyant and receives a base salary (Cdn. $218,400 in 1998 (US $147,219)), subject to annual increases based on the increase, if any, in the Consumer Price Index of Canada, bonus compensation based upon a specified formula and certain other benefits. Unless it is terminated earlier pursuant to its terms, such employment agreement will expire on December 31, 2001, subject to extension on a year-to-year basis thereafter. Mr. Wyant also serves as Vice-Chairman and Corporate Secretary of Wyant.

       Effective January 1, 1999, Donald C. MacMartin and Marc D'Amour entered into employment agreements with Wood Wyant and will receive a base salary of Cdn. $410,000 and Cdn. $195,000, respectively. The agreements also provide for bonus compensation at the discretion of the Board of Directors of Wood Wyant and for certain other benefits. Mr. MacMartin serves as Chairman, President and Chief Executive Officer of Wood Wyant and Mr. D'Amour as Vice-President, Finance and Chief Financial Officer. Unless terminated earlier pursuant to their terms, the employment agreements will expire on December 31, 2001, subject to extension on a year-to-year basis thereafter. Mr. MacMartin also serves as Chairman, President and Chief Executive Officer of Wyant and Mr. D'Amour serves as Wyant's Vice-President, Chief Financial Officer and Treasurer.

       Pursuant to a retirement arrangement agreement dated June 27, 1994, as amended, between Mr. MacMartin and Wood Wyant, Wood Wyant agreed to provide Mr. MacMartin, on retirement or death, with supplementary retirement benefits to the extent that the benefits provided under such retirement arrangement exceed the benefits provided pursuant to Wood Wyant's defined benefit final average pension plan.

       Pursuant to a severance agreement dated August 14, 1997 between Wyant and Robert E. Briggs, Mr. Briggs will receive one year's salary from Wyant if either
(1) within three months after the sale of all or substantially all of the assets of the Division, Mr. Briggs is terminated without cause by the buyer thereof or
(2) at the time of such sale, Mr. Briggs declines any offer of employment made by the buyer of the Division. In either situation, the payment to Mr. Briggs of one year's salary will be made on the final date of employment with the buyer or the Division, as the case may be, based on his salary then in effect. Notwithstanding this agreement, no payment will be made to Mr. Briggs should he resign following his acceptance of any such offer of employment from the buyer of the Division. This severance agreement would be applicable to Mr. Briggs if the Paper-Pak Transaction is consummated. Mr. Briggs currently intends to serve his one-year term on the Board of Directors whether or not he accepts any offer of employment from Paper-Pak in connection with the Paper-Pak Transaction. Mr. Briggs serves as President of the Division.

        Performance Graph

      Set forth below is a line graph comparing cumulative total shareholder return, over five years, upon an investment in the Common Stock with (artificially aggregated) an equivalent investment in (a) Nasdaq Stock Market companies (U.S.), and (b) those in the Paper and Allied Products index of the Nasdaq Stock Market:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               WYANT CORPORATION

Prepared by the Center for Research in Security Prices
Produced on 03/11/1999 including data to 12/31/1998
                                      LOGO

                                     LEGEND

SYMBOL          CRSP TOTAL RETURNS INDEX FOR:          12/1993   12/1994   12/1995   12/1996   12/1997   12/1998
------          -----------------------------          -------   -------   -------   -------   -------   -------
------     M    Wyant Corporation                       100.0     116.0     110.0      74.0     104.0      69.3
 ... -- ..  *    Nasdaq Stock Market (US Companies)      100.0      97.8     138.3     170.0     208.3     293.5
- - - - -  O    NASDAQ Stocks (SIC 2600-2699 US         100.0     107.7     117.5     151.9     202.8     164.9
                Companies)
                Paper and allied products

 NOTES:
      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. The indexes are reweighted daily using the market capitalization on the previous trading day.
      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
      D. The index level for all series was set to 100.0 on 12/31/1993.

        Standing Committees of the Board of Directors, Compensation Committee Interlocks and Insider Participation

       The Board of Directors has no Nominating Committee, but the Board of Directors as a whole nominates director candidates.

       The Board of Directors met twelve times in 1998 to review financial information, corporate business strategies and general matters in respect of Wyant's business.

       The Executive Committee, comprised of Donald C. MacMartin, Thomas R.M. Davis, Nicholas A. Gallopo and James A. Wyant, met once in 1998 to review a strategic business issue.

       The Audit Committee, comprised of Richard J. Charles, Nicholas A. Gallopo, John B. Wight and James A. Wyant, met three times during 1998 to review financial reporting matters and to discuss audit, internal control, information technology and other matters.

       The Compensation Committee, comprised of Richard J. Charles, Thomas R.M. Davis, Donald C. MacMartin, John B. Wight and James A. Wyant, met seven times during 1998 to consider compensation principles and practices and the amounts to be paid to officers and senior employees.

       The Stock Option Committee, comprised of Richard J. Charles, Thomas R.M. Davis and Nicholas A. Gallopo, met once during 1998 to consider the grants of options to employees of Wyant and its subsidiaries.

       Donald C. MacMartin and James A. Wyant serve on the Compensation Committee and are also executive officers of Wyant. John B. Wight also serves on the Compensation Committee and is an employee of Wood Wyant. Mr. MacMartin does not participate in any decisions of the Compensation Committee concerning his own compensation. The Compensation Committee does not consider the compensation of Mr. Wyant or Mr. Wight.

       During 1998 all directors of Wyant attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

        Compensation of Directors

       During 1998, each director of Wyant who was not an employee of the Company received an annual director's fee of $8,000 paid in equal quarterly installments. In addition, under Wyant's 1997 Stock Incentive Plan, options to purchase Common Stock at $5.8125 per share were awarded during 1998 to the following directors: Richard J. Charles (1,334 shares), Thomas R.M. Davis (1,334 shares) and Nicholas A. Gallopo (1,334 shares). Under this plan, each new non-employee director of Wyant receives an option to purchase 13,334 shares of Common Stock upon joining the Board of Directors and each continuing non-employee director receives an option to purchase 1,334 shares of Common Stock for each year of service on the Board of Directors. The exercise price of each such option is equal to the fair market value of the covered shares at the time the option is granted. Lastly, effective May 28, 1998, Mr. Davis and Mr. Gallopo each received a special fee of $1,000 payable in quarterly installments in respect of their services as chairmen of the Stock Option Committee and the Audit Committee, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During 1998, the law firm of McCarthy Tetrault provided legal services to Wyant and Wood Wyant. Thomas R.M. Davis, a director of Wyant, is a member of the law firm of McCarthy Tetrault. In 1998, the fees paid by Wyant and Wood Wyant to McCarthy Tetrault were approximately Cdn. $263,000 (US $177,000). These fees are comparable to the fees that Wyant and Wood Wyant would have paid to an unaffiliated law firm based on the legal services that were provided.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file within prescribed periods initial statements of beneficial ownership and statements of changes in beneficial ownership of their shares of Common Stock with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Such persons are also required to furnish Wyant with copies of all such statements that they file. Based on its review of the copies of such statements received by it, except as described in the next paragraph, Wyant believes that, during 1998, all such filing requirements applicable to such persons were duly complied with.

       Thomas R.M. Davis and Nicholas A. Gallopo each failed to report his initial statement of beneficial ownership and the subsequent acquisition of options to purchase 16,002 shares of Common Stock that were issued to each of them pursuant to the 1997 Stock Incentive Plan on three separate dates between 1996 and 1998. This failure to report was corrected by each of Mr. Davis and Mr. Gallopo by the filing of Forms 3 and 4 with the Commission in March 1999.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

       The Board of Directors of Wyant has appointed the firm of Ernst & Young LLP, independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of Wyant for the fiscal year ending December 31, 1999. The appointment shall continue at the pleasure of the Board of Directors subject to approval by the shareholders of Wyant.

       On April 21, 1997, the firm of Arthur Andersen LLP (the "Former Auditors") was notified that it was being dismissed as Wyant's independent certified public accountants as of such date and that the Auditors had been engaged as of such date as Wyant's independent certified public accountants. The decision to dismiss the Former Auditors and to engage the Auditors was approved by the Board of Directors at the time.

       The Former Auditors served as independent certified public accountants for Wyant since 1990. The Report of Independent Public Accountants of the Former Auditors on the consolidated financial statements of Wyant and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 expressed an unqualified opinion. There were no reportable events (as defined in Commission Regulation S-K, Item 304(a)(1)(v)) or disagreements with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that were not resolved to the satisfaction of the Former Auditors during the 1995 and 1996 fiscal years and through April 21, 1997.

       The Board of Directors expects that one or more representatives of the Auditors will be present at the Annual Meeting. The Auditors will then be given the opportunity to make a statement and will be available to respond to appropriate questions.

       The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting cast, in person or by properly executed proxy, will be sufficient for the ratification of the appointment of the Auditors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF ITEM 3 ON THE PROXY CARD. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE IN FAVOR OF ITEM 3.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

       Any shareholder who desires to present a proposal to the shareholders at the 2000 Annual Meeting must submit such proposal to Wyant (to the attention of the Corporate Secretary) no later than January 20, 2000 for such proposal to be considered for inclusion in the proxy statement for such Annual Meeting. Such proposal must also meet the other requirements of the Commission relating to shareholder proposals required to be included in such proxy statement.

       Shareholders who intend to present a proposal at the 2000 Annual Meeting without inclusion of such proposal in Wyant's proxy statement relating to such Annual Meeting are required to provide notice to Wyant of such proposal sixty days prior to the date of such Annual Meeting (Wyant's 2000 Annual Meeting is currently scheduled to take place on or about May 25, 2000). Wyant reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

                           FORWARD-LOOKING STATEMENTS

       Certain information contained or incorporated by reference in this Proxy Statement, including the information set forth under "Certain Projections of Future Operating Results" and other statements as to the future financial or operating performance of Wyant, may constitute "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not statements of historical facts. Forward-looking statements contained or incorporated by reference in this Proxy Statement were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the Commission regarding projections or financial forecasts.

       The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in Wyant's records and other data available from third parties. Although Wyant believes that such assumptions are reasonable, because such assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond Wyant's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. Among the factors that could cause actual results to differ materially are the following: the ability of Wyant to successfully integrate the business and personnel of various acquired businesses into its operations, the ability of Wyant to implement its business strategy assuming consummation of the Paper-Pak Transaction, the ability to maintain existing customer relationships and to secure new customers on satisfactory terms, whether by contract or otherwise, unforeseen price pressure on the Company's products or significant cost increases that cannot be recovered through price increases or productivity improvements, the ability of the Company to adequately address Year 2000 related issues, the ability to obtain any necessary financing on reasonably satisfactory terms, the effect of exchange rate fluctuations and the effect of competitive, capital market and general economic conditions.

       None of Wyant, Paper-Pak or any of their respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. Neither Wyant's nor Paper-Pak's independent auditors have examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements and assume no responsibility for them.

                      DOCUMENTS INCORPORATED BY REFERENCE

       Wyant is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following periodic reports filed by Wyant with the Commission pursuant to the Exchange Act are incorporated by reference into this Proxy Statement:

       (1) Wyant's Annual Report on Form 10-K, as amended by Wyant's Annual Report on Form 10-K/A (Amendment No. 2), for the fiscal year ended December 31, 1998.

       (2) Wyant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

       (3) Wyant's Current Reports on Form 8-K dated February 23, 1999 and April 1, 1999.

       A copy of the foregoing Annual Report on Form 10-K/A (Amendment No. 2) and Quarterly Report on Form 10-Q are attached to this Proxy Statement as Annexes E and F, respectively. Wyant will provide to each person being solicited by this Proxy Statement, upon the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, an additional copy of the foregoing documents (without charge) and a copy of the exhibits to such Annual Report on Form 10-K/A (Amendment No. 2) or such Quarterly Report on Form 10-Q if request therefor is made to James A. Wyant, Corporate Secretary, Wyant Corporation, 100 Readington Road, Somerville, New Jersey 08876, telephone number (908) 707-1800.

       Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

       Wyant files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information Wyant files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission filings of Wyant are also available to the public from commercial document retrieval services and on the Internet through the website maintained by the Commission at "http://www.sec.gov." The Common Stock is traded on The Nasdaq SmallCap Market and reports and other information concerning Wyant can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20546.

                                          By Order of the Board of Directors,
                                          LOGO

                                          James A. Wyant
                                          Corporate Secretary

Dated:  May 19, 1999
        Somerville, New Jersey

                                                                         ANNEX A

                            ________________________
                            ________________________

                            ASSET PURCHASE AGREEMENT


                                    between


                            PAPER-PAK PRODUCTS, INC.
                             a Delaware corporation


                                      and


                               WYANT CORPORATION
                             a New York corporation


                               February 23, 1999

                            ________________________
                            ________________________

                                TABLE OF CONTENT

                                                                            Page
ARTICLE 1

DEFINITIONS AND SCHEDULES...................................................   1
1.1    Definitions..........................................................   1

ARTICLE 2

PURCHASE AND SALE OF DIVISION ASSETS........................................   8
2.1    Sale and Delivery....................................................   8
2.2    Assumption of Liabilities............................................  10
2.3    Purchase Price.......................................................  11
2.4    Allocation of Purchase Price.........................................  12
2.5    Proration of Expenses................................................  13
2.6    Transferee Liability and Pre-Payment Expenses........................  13

ARTICLE 3

CLOSING.....................................................................  13
3.1    Closing..............................................................  13
3.2    Deliveries by Seller.................................................  14
3.3    Deliveries of Purchaser..............................................  14

ARTICLE 4

REPRESENTATIONS AND WARRANTIES
CONCERNING SELLER AND THE DIVISION..........................................  15
4.1    Organization and Good Standing.......................................  15
4.2    Due Execution and Delivery and Binding Agreement.....................  15
4.3    No Conflicts.........................................................  15
4.4    Financial Statements.................................................  16
4.5    Title to Property; Encumbrances......................................  16
4.6    Accounts Receivable..................................................  18
4.7    Inventories..........................................................  18
4.8    Trademarks, Patents, Etc.............................................  18
4.9    Insurance............................................................  19
4.10   Indebtedness.........................................................  19
4.11   Judgments; Litigation................................................  19
4.12   Income and Other Taxes...............................................  20
4.13   Questionable Payments................................................  20
4.14   Employee Benefit Matters.............................................  20
4.15   No Undisclosed Liabilities...........................................  22
4.16   Permits, Licenses, Etc...............................................  22
4.17   Regulatory Filings...................................................  22

                                                                            Page
4.18   Consents.............................................................  22
4.19   Material Contracts; No Defaults......................................  23
4.20   Absence of Certain Changes...........................................  24
4.21   Employees and Labor Matters..........................................  25
4.22   Affiliations.........................................................  26
4.23   Compliance with Law..................................................  26
4.24   Product Liability and Product Warranty...............................  26
4.25   Books and Records....................................................  27
4.26   Hazardous Materials..................................................  27
4.27   Brokers' Fees........................................................  28
4.28   Customers and Vendors................................................  28
4.29   Year 2000 Compliance.................................................  28
4.30   Disclosure...........................................................  29
4.31   Disclaimer...........................................................  29

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................  29
5.1    Organization and Good Standing.......................................  29
5.2    Execution and Delivery...............................................  29
5.3    No Conflicts.........................................................  30
5.4    Financing............................................................  30
5.5    Disclaimer...........................................................  30

ARTICLE 6

CONDUCT OF BUSINESS PENDING CLOSING.........................................  32
6.1    Ordinary Course......................................................  32
6.2    Indebtedness or Liens on Division Assets.............................  32
6.3    Accounting...........................................................  32
6.4    Compliance with Legal Requirements...................................  32
6.5    Disposition of Assets................................................  32
6.6    Compensation.........................................................  32
6.7    Modification or Breach of Agreements; New Agreements.................  33
6.8    Capital Expenditures.................................................  33
6.9    Consents.............................................................  33
6.10   Discharge............................................................  34

ARTICLE 7

ADDITIONAL COVENANTS........................................................  34
7.1    Covenants of Seller..................................................  34

                                                                               Page
7.2    Covenants of Purchaser.................................................  35
7.3    Access and Information.................................................  36
7.4    Expenses...............................................................  37
7.5    Publicity; Employee Communications.....................................  37
7.6    Further Assurances.....................................................  37
7.7    Competing Offers; Merger or Liquidation................................  37
7.8    Post-Termination Employment............................................  38
7.9    HSR Filing.............................................................  39
7.10   Meeting; Approval of Seller's Stockholders.............................  39
7.11   Seller Retained Liabilities; Collection of Receivables.................  40
7.12   Audited Financial Statements...........................................  40
7.13   Promotional Materials and Customer Information; Use of Name............  40
7.14   Vacation...............................................................  41
7.15   Delivery of Certain Division Assets....................................  41
7.16   No Third Party Beneficiaries...........................................  41
7.17   ISRA Compliance........................................................  41
7.18   Voting Agreement.......................................................  42
7.19   Fire Damage Remediation................................................  42

ARTICLE 8

CONDITIONS PRECEDENT TO CLOSING...............................................  42
8.1    Conditions of Purchaser................................................  42
8.2    Conditions of Seller...................................................  44

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER.............................................  45
9.1    Termination............................................................  45
9.2    Effect of Termination..................................................  46
9.3    Breakup Fee............................................................  47
9.4    Amendment..............................................................  47
9.5    Waiver.................................................................  48

ARTICLE 10

INDEMNIFICATION...............................................................  48
10.1   Survival of Representations and Warranties.............................  48
10.2   Indemnification........................................................  48
10.3   Third Party Claims.....................................................  49
10.4   Limitations on Indemnification.........................................  50
10.5   Deed Indemnification by Purchaser......................................  51

                                                                            Page
ARTICLE 11

GENERAL PROVISIONS..........................................................  52
11.1   Notices..............................................................  52
11.2   Severability.........................................................  53
11.3   Entire Agreement.....................................................  53
11.4   Successors and Assigns...............................................  53
11.5   Counterparts.........................................................  53
11.6   Recitals, Schedules and Annexes......................................  53
11.7   Construction and Miscellaneous.......................................  53
11.8   Governing Law........................................................  54
11.9   Submission to Jurisdiction...........................................  54
11.10  Disclosure Schedules.................................................  55

LIST OF ANNEXES

LIST OF SCHEDULES

                                LIST OF ANNEXES


Annex No.      Description
2.3(g)         Escrow Agreement
7.18           Voting Agreement
8.1(d)         Winthrop, Stimson, Putnam & Roberts Legal Opinion
8.1(m)         Covenant Not to Compete
8.2(c)         Paul, Hastings, Janofsky & Walker LLP Legal Opinion
8.2(h)         Term Sheet for Purchase and Supply Agreement

                               LIST OF SCHEDULES


Schedule No.       Description
1.1(a)             Excluded Assets
1.1(b)             Exceptions to Definition of GAAP
2.2(g)             Additional Excluded Liabilities
2.4                Purchase Price Allocation
4.3                Conflicts; Consents
4.4                Financial Statements
4.5(a)(i)          Division Owned Real Property
4.5(a)(ii)(B)      Matters Affecting Real Property
4.5(b)             Matters Affecting Personal Property
4.5(c)             Real Property Leases and Licenses; Personal Property Leases
4.5(d)             Condition of Personal Property
4.5(e)             Condition of Real Property and Improvements Thereon
4.6                Accounts Receivable
4.7                Inventories
4.8(a)             Trademarks; Patents
4.8(b)             Restricted Rights to Material Intellectual Property
4.8(c)             Licenses to Proprietary Information
4.9                Insurance
4.10(a)            Indebtedness
4.10(b)            Guaranties
4.11               Judgments; Litigation
4.12               Income and Other Taxes
4.14               Employee Benefit Plans

Schedule No.       Description
4.16               Permits
4.18               Consents
4.19(a)            Material Contracts
4.19(b)            Enforceability of Contracts
4.20               Absence of Certain Changes
4.21(a)            Division Employees
4.21(b)            Employment Contracts
4.21(c)            Labor Agreements
4.21(e)            Labor Disputes
4.22               Affiliations
4.24               Product Liability and Product Warranty Experience
4.26               Hazardous Materials
4.27               Brokers Fees
4.28               Customers and Vendors
4.29               Year 2000 Compliant Matters
5.3                Conflicts of Purchaser
7.19               Fire Damage Remediation
8.1(j)             Consents

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of February 23, 1999 between PAPER-PAK PRODUCTS, INC., a Delaware corporation ("Purchaser"), and WYANT CORPORATION, a New York corporation ("Seller").


                                R E C I T A L S


     A. Seller, through its Wyant Health Care Division (the "Division"), owns and conducts a health care products business which manufactures, develops, designs, distributes and sells adult incontinence and related products, including disposable underpads and adult briefs, and airlaid products used for industrial purposes (collectively, the "Division Business").


     B. Seller wishes to sell, and Purchaser wishes to purchase, the Division Business and all of the Division Assets (as defined herein), subject to the assumption by Purchaser of the Assumed Division Liabilities (as defined herein), upon the terms and subject to the conditions hereinafter set forth.


                                   AGREEMENT


     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1


                           DEFINITIONS AND SCHEDULES


     1.1 Definitions. Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section," "Article," "Annex" or "Schedule" shall mean the applicable section, article, annex or schedule of or to this Agreement. All accounting terms used in this Agreement not defined in this Article 1 shall, except as otherwise provided for herein, be construed in accordance with GAAP, consistently applied.


     "Action" shall mean any actual claim, suit, arbitration, hearing or proceeding by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.


     "Adjusted Net Assets" means, as of the Closing Date, the amount by which the Total Division Assets exceeds the Total Division Liabilities, in each case as of the Closing Date, determined in accordance with GAAP on a basis consistent with that reflected in the Division Balance Sheet.

     "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

     "Agreement" shall mean this Asset Purchase Agreement.

     "Alternative Proposal" shall have the meaning assigned to it in
Section 7.7(a).

     "Assumed Division Liabilities" shall have the meaning assigned to it in
Section 2.2.

     "Bridgewater Facility" shall mean the land and improvements thereon located at 5 and 6 Easy Street, Central Jersey Industrial Park, Bridgewater, New Jersey.

     "Board" shall have the meaning assigned to it in Section 4.2.

     "Claim Notice" shall have the meaning assigned to such term in
Section 10.3(a).

     "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 3.1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Congress Financial Agreement" shall mean the Loan and Security Agreement dated November 18, 1997 between Seller and certain of its Subsidiaries, on the one hand, and Congress Financial Corporation, on the other hand, as amended and presently in effect.

     "CPSC" shall have the meaning assigned to such term in Section 4.24.

     "DOL" shall mean the United States Department of Labor.

     "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article 10 hereof).

     "Division" shall have the meaning assigned to it in Recital A above. All references herein to the Division prior to March 18, 1997 are references to Hosposable Products, Inc., a New York corporation, excluding all interest in IFC.

     "Division Assets" shall have the meaning assigned to it in Section 2.1.

     "Division Contracts" shall have the meaning assigned to it in Section
2.1(c).

     "Division Balance Sheet" and "Division Balance Sheet Date" shall have the respective meanings assigned to them in Section 4.4(a).

     "Division Business" shall have the meaning assigned to it in Recital A above. All references herein to the Division Business prior to March 18, 1997 are references to the business of Hosposable Products, Inc., a New York corporation, excluding all interest in IFC.

     "Division Employees" shall have the meaning assigned to it in Section
4.21.

     "Division Owned Real Property" shall have the meaning assigned to it in
Section 4.5(a).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code
Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which Seller is (or at any relevant time was) a member.

     "Environmental Laws" shall mean all applicable Legal Requirements pertaining to the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of Hazardous. Materials in effect as of the date hereof.

     "Escrow Account" shall mean the escrow account established under the Escrow Agreement.

     "Escrow Agent" shall mean Bank of America or a financial institution mutually agreeable to each party.

     "Escrow Agreement" shall have the meaning assigned to it in Section
2.3(g).

     "Escrow Amount" shall mean the sum of $550,000.

     "Estimate Notice" shall have the meaning assigned to it in Section 2.3(b).

     "Estimated Purchase Price" shall have the meaning assigned to such term in
Section 2.3(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission adopted thereunder.

     "Excluded Assets" shall mean those assets of Seller described on Schedule 1.1(a) attached hereto.

     "Excluded Liabilities" shall have the meaning assigned to such term in
Section 2.2.

     "Financial Statements" shall have the meaning assigned to such term in
Section 4.4(a).

     "GAAP" shall mean, except as set forth in Schedule 1.1(b) attached hereto, United States generally accepted accounting principles.

     "Governmental Entity" shall mean any local, state, federal or foreign (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, bureau, agency or authority having jurisdiction over the Seller or the Division Business, including the IRS and other taxing authorities.

     "Guaranties" shall have the meaning assigned to such term in Section
4.10(b).

     "HSR Act" shall have the meaning assigned to such term in Section 7.9.

     "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, infectious radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other pollutant or substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law.

     "Holders" shall have the meaning assigned to it in Section 4.2(b).

     "Holder Shares" shall have the meaning assigned to it in Section 4.2(b).

     "Hourly Plan" shall mean the Production Service and Sales District Council Pension Fund (as amended and restated effective January 1, 1996), as amended thereafter and presently in effect.

     "Hourly Plan Withdrawal Liability" means any and all amounts required to be paid by Seller as a result of Seller's withdrawal from the Hourly Plan.

     "IFC" shall mean IFC Disposables, Inc., a Tennessee corporation.

     "Indenture" shall mean that certain Indenture of Trust dated December 1, 1993, between New Jersey Economic Development Authority and the Bank of New York NA, as trustee.

     "IRB Indebtedness" shall mean Indebtedness of Seller to the New Jersey Economic Development Authority (the "Authority") pursuant to a Loan Agreement with the Authority dated as of December 1, 1993, as amended to date.

     "IRB Indebtedness Liens" shall mean the Liens on certain Division Assets that secure payment of the Seller's obligations to Congress Financial Corporation under the Congress Financial Agreement.

     "IRS" shall mean the United States Internal Revenue Service.

     "ISRA" shall have the meaning assigned in Section 8.1(p) hereof.

     "ISRA Approval" shall have the meaning assigned in Section 8.1(p) hereof.

     "Indebtedness" shall mean, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness (other than trade letters of credit), (C) in respect of standby letters of credit issued for such Person's account to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation.

     "Indemnified Party", "Indemnifying Party" and "Indemnifiable Claim" shall have the respective meanings assigned to such terms in Section 10.3(a).

     "Intellectual Property Rights" shall have the meaning assigned to such term in Section 2.1(d).

     "Knowledge" of Seller shall mean, and shall be limited to, the actual knowledge of one or more of the following individuals: Donald C. MacMartin, Marc A. D'Amour, Robert E. Briggs and Martin C. Ostrow [, and with respect to the matters set forth in Section 4.26, the actual knowledge of William J. Rivero].

     "Legal Requirement" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

     "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

     "Material Adverse Effect" shall mean a material adverse change in the financial condition, results of operations, properties, assets, liabilities, operations or business of the Division, taken as a whole; provided, however, that the loss of those Division customers previously agreed to in writing by Purchaser and Seller, and any related effect thereof on the financial condition or results of operations of the Division, shall not be deemed to have resulted in, and shall otherwise be excluded from any determination of, a Material Adverse Effect.

     "Material Intellectual Property Rights" shall have the meaning assigned to such term in Section 4.8(a).

     "Meeting" shall have the meaning assigned to such term in Section
7.10(a)(i).

     "NJDEP" shall mean the New Jersey Department of Environmental Protection or its successor.

     "Objection Notice" shall have the meaning assigned to it in Section
2.3(d).

     "Ordinary Course" shall mean ordinary course of the Division's Business, consistent with past practices.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permits" shall have the meaning assigned to such term in Section 4.16.

     "Permitted Liens" shall mean (a) Liens created in the Ordinary Course subsequent to the date of the Division Balance Sheet and which are not material, (b) Liens of record or otherwise that do not and will not materially interfere with the value of, or present use by, the Division Business of the property subject thereto or affected thereby, (c) Liens for taxes, assessments or governmental charges, or landlord's, mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith and for which appropriate reserves have been recorded on the books and records of the Division in accordance with GAAP, (d) Permitted Title Matters and (e) IRB Indebtedness Liens.

     "Permitted Title Matters" shall have the meaning assigned to it in Section 4.5(a)(ii)(B).

     "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

     "Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company, any Shareholder, or any ERISA Affiliate for the benefit of current or former Division Employees, with respect to which the Company, any Shareholder or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind. Notwithstanding the foregoing, the term "Plan" shall not include the Hourly Plan.

     "Policies" shall have the meaning assigned to such term in Section 4.9.

     "Post-Closing Purchase Price Estimate" shall have the meaning assigned to such term in Section 2.3(c).

     "Proprietary Information" shall have the meaning assigned to such term in
Section 2.1(d).

     "Purchase Price" shall have the meaning assigned to such term in Section 2.3(a).

     "Purchaser" shall have the meaning assigned to such term in the Preamble.

     "Real Property" shall mean all real property and improvements thereon and all leasehold interests in real property listed on Schedule 4.5(a)(i) and 4.5(c).

     "Remediation Expenses" shall have the meaning assigned to such term in
Section 7.19.

     "Required Financing" shall have the meaning assigned to such term in
Section 8.1(g).

     "Revolving Credit Facility" shall mean the Indebtedness of Seller to Congress Financial Corporation pursuant to the Congress Financial Agreement, and any refinancings thereof and substitutions therefor.

     "Seller" shall have the meaning assigned to such term in the Preamble.

     "Statement" shall mean the notice of meeting, proxy statement and form of proxy, or the information statement (including without limitation any proxy or information statement containing information required by Regulation 14A under the Exchange Act), as the case may be, including any schedules required to be filed with the Commission in connection therewith, to be distributed to the stockholders of Seller in connection with the transactions contemplated by this Agreement.

     "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

     "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

     "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

     "Total Division Assets" means all Division Assets, calculated in accordance with GAAP on a basis consistent with that reflected in the Division Balance Sheet, as reflected on the books of accounts for the Division as of the Closing Date; provided, however, that the Division's airlay manufacturing equipment shall be treated in the manner provided in Section 2.3(b) hereof.

     "Total Division Liabilities" means all Assumed Division Liabilities, calculated in accordance with GAAP on a basis consistent with that reflected in the Division Balance Sheet, as reflected on the books of account for the Division as of the Closing Date.

     "Voting Agreement" shall have the meaning assigned to it in
Section 4.2(b).

     "Year 2000 Compliant" shall have the meaning assigned to it in
Section 4.29.


                                   ARTICLE 2


                      PURCHASE AND SALE OF DIVISION ASSETS


     2.1 Sale and Delivery. Upon the terms and subject to the conditions appearing herein, Seller agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, at the Closing on the Closing Date, free and clear of all Liens of any kind or nature whatsoever (other than Permitted Liens), good and marketable title to the following property and assets relating to the Division (collectively, hereinafter referred to as the "Division Assets"):


          (a) All property and assets located in the States of New Jersey or California;

     (b) All other tangible property used primarily in the Division Business which are not located in the States of New Jersey or California;


     (c) All contracts, agreements, licenses, leases (for both real and personal property), indentures and other legally binding arrangements, whether oral or written that relate primarily to the Division business and (i) are in existence on the date hereof or (ii) are entered into in the Ordinary Course on or prior to the Closing Date and all commitments and orders for the purchase and sale of goods and equipment (including inventory and supplies) and services (including advertising, maintenance and other incidental services) to the extent relating primarily to the Division Business (collectively, the "Division Contracts");


     (d) All patents, copyrights, trademarks, trade names and service marks, and any applications and registrations therefor, that relate primarily to the Division Business (collectively, the "Intellectual Property Rights"), whether registered or not, and any goodwill associated therewith, and all existing trade secrets, know-how, product formulations, processing procedures and finished product specifications that relate primarily to the Division Business (collectively, "Proprietary Information");


     (e) All accounts receivable, notes receivable and loans receivable, relating primarily to the Division Business, together with all agreements, collateral, guarantees, security interests and other Liens and all rights of, or amounts owing to, Seller thereunder or in connection therewith;


     (f) All prepaid expenses of Seller relating primarily to the Division
Assets;


     (g) All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers in connection with products or services furnished to Seller primarily in connection with the operation of the Division Business or affecting the Real Property, machinery or equipment used in connection with the Division Assets or the operation of the Division Business;


     (h) All rights solely related to the Division Business under policies of insurance (including those rights related to the Division Business under policies of insurance covering both the Division Business and other operations of Seller), bonds, letters of credit or other similar items, or any cash surrender value or other similar items, in each case of any type or nature whatsoever;


     (i) All books, records, files and papers relating primarily to the Division Business, including, without limitation, all computer programs (in both object and source code form), manuals and data, catalogues, quotations, sales and advertising materials, trade association memberships, research and development records, lists of current and former customers and suppliers, customer credit information, business plans, books of account and personnel, employment and other records relating to the Division Assets;

     (j) All of the goodwill associated with the Division Business;


     (k) To the extent transferable, all Permits;


     (l) All choses in action solely related to the Division Business; and

     (m) All other assets reflected on the Division Balance Sheet (exclusive of inventory sold, accounts receivable collected and supplies consumed in the Ordinary Course);


provided, however, that Division Assets shall not include Excluded Assets.


     2.2 Assumption of Liabilities. As partial consideration for its purchase of the Division Assets, on the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, Purchaser shall assume and agree to pay, perform, defend and discharge in due course all liabilities, obligations and contracts of Seller of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued and whether arising before, on or after the Closing Date to the extent they relate to the Division Business (collectively, the "Assumed Division Liabilities"); provided, however, that Assumed Division Liabilities do not include and Purchaser shall not assume or otherwise be liable for any of the following (collectively, "Excluded Liabilities"):


     (a) Any liabilities or obligations for income or excise Taxes arising out of or relating to the Division Business or Division Assets for periods ending on or prior to the Closing Date or the sale of Division Assets to Purchaser;


     (b) Any liabilities or obligations to any Affiliate of Seller, including without limitation any liabilities related to products sold by the Division to any Affiliate of Seller prior to the Closing Date;


     (c) Any liability or obligation arising out of or relating to claimed groundwater or other environmental contamination that occurred at or affects the Bridgewater Facility;


     (d) Any liability or obligation arising out or relating to (i) the litigation matter captioned Jesse M. Flores v. Hosposable Products, Inc./Wyant Corporation and (ii) claims by any officer or director of Seller with respect to the Division;


     (e) Any liability or obligation arising out of or relating to the Hourly Plan, including, without limitation, any Hourly Plan Withdrawal Liability;


     (f) Any liability or obligation arising out of or related to any asserted or threatened claim for patent infringement relating to ownership or operation of the airlay manufacturing equipment referred to as "Airlay Line Number Two" prior to the Closing Date; and

    (g) Those liabilities and obligations described on Schedule 2.2(g) attached hereto.

     2.3 Purchase Price.

     (a) As additional consideration for the purchase of all of the Division Assets, Purchaser shall pay a purchase price (the "Purchase Price") equal to
(i) $11,912,000, and (ii) either, as applicable, (A) plus the amount, if any, by which the Adjusted Net Assets as of the Closing Date are greater than $11,116,000, or (B) minus the amount, if any, by which $11,116,000 exceeds the Adjusted Net Assets as of the Closing Date.


     (b) At least three (3) days prior to the Closing Date, Seller, in consultation with Purchaser, shall provide to Purchaser a written notice (the "Estimate Notice") setting forth Seller's good faith estimate of the Purchase Price (the "Estimated Purchase Price"), which Estimate Notice shall specifically set forth each component of the Total Division Assets and the Total Division Liabilities based on the most recent month-end balance sheet for the Division that has been prepared in accordance with GAAP on a basis consistent with that reflected in the Division Balance Sheet. The parties agree that the net book value for the Division's airlay manufacturing equipment to be used in computing the Purchase Price shall not exceed $3,200,000 and, to the extent that the actual net book value of such airlay equipment exceeds $3,200,000, then, for the purposes of calculating the Purchase Price, the net book value of such airlay equipment shall be $3,200,000; provided, however, that if Seller makes any capital expenditures in connection with the airlay manufacturing equipment referred to as "Airlay Line Number One" in excess of $50,000 in the aggregate between the date hereof and the closing date, then the net book value of such equipment will be increased by an amount equal to fifty percent (50%) of the amount of such capital expenditures in excess of $50,000.


     (c) As soon as reasonably practicable after the Closing Date, Seller shall take a physical inventory (which may be observed by Purchaser) of the inventories included in the Division Assets as of the Closing Date. Within sixty (60) days after the Closing Date, Seller shall deliver to Purchaser (i) a balance sheet of the Division as of the Closing Date, that has been prepared in good faith in accordance with GAAP on a basis consistent with that reflected in the Division Balance Sheet, (ii) Seller's calculation of the Purchase Price (the "Post-Closing Purchase Price Estimate"), together with a statement, in reasonable detail, of the manner by which such calculation was determined (including, without limitation, Seller's determination of each component of the Total Division Assets and the Total Division Liabilities) and (iii) such other documentation as Seller possesses that supports such determination. Seller shall make available to Purchaser any of its work papers, financial data and other information used in calculating the Post-Closing Purchase Price Estimate.

     (d) Within thirty (30) days after receipt of the Post-Closing Purchase Price Estimate, Purchaser shall notify Seller in writing (an "Objection Notice") of any objection to the Post-Closing Purchase Price Estimate. If no Objection Notice is given within such thirty-day period, then (i) the Post-Closing Purchase Price Estimate shall be final and binding on all parties and shall be deemed for all purposes to be the Purchase Price and (ii) any amounts payable to Purchaser or Seller as a result of such final determination of the Purchase Price shall be paid as provided in Section 2.3(h). If an Objection Notice is delivered, Seller shall be permitted to take positions which are different from positions taken in the Post-Closing Purchase Price Estimate as submitted to Purchaser and Purchaser agrees that Seller shall not be prejudiced by reason of such differences.

     (e) In the event Purchaser provides a timely Objection Notice, Purchaser and Seller shall, for a period of five (5) days, use their best efforts to resolve any differences between the parties as to the determination of the Purchase Price. In the event Seller and Purchaser are not, within the periods described above, able to resolve such differences, the determination of the Purchase Price shall be referred for final resolution to Pricewaterhouse Coopers LLP. Pricewaterhouse Coopers LLP shall as promptly as practicable, but in no event later than ninety (90) days after receipt by Seller of the Objection Notice, make a determination of the Purchase Price. Such determination shall be final and binding on Purchaser and Seller.

     (f) On the Closing Date, Purchaser shall pay, by wire transfer in immediately available funds to an account specified by Seller, the amount by which the Estimated Purchase Price exceeds the Escrow Amount.

     (g) On the Closing Date, Purchaser, Seller and the Escrow Agent shall execute and deliver an Escrow Agreement substantially in the form of Annex 2.3(g) attached hereto (the "Escrow Agreement") in order to provide Purchaser with (i) a source for obtaining payment of the excess, if any, of the Estimated Purchase Price over the Purchase Price as provided in Section 2.3(h) and (ii) security for indemnifiable claims hereunder. On the Closing Date, Purchaser shall deliver to the Escrow Agent the Escrow Amount for deposit into the Escrow Account. The Escrow Amount shall be payable to Purchaser and/or Seller, as applicable, in accordance with the terms set forth in the Escrow Agreement.

     (h) As soon as practicable, but not more than three (3) business days after final determination of the Purchase Price as set forth above, the following payments shall be made:

          (i) if the Estimated Purchase Price exceeds the Purchase Price, such excess shall be returned to Purchaser from the Escrow Account pursuant to the terms of the Escrow Agreement, and, to the extent any such excess is greater than the Escrow Amount is, shall be payable by Seller to Purchaser by wire transfer in immediately available funds to an account specified by Purchaser; and

          (ii) if the Purchase Price exceeds the Estimated Purchase Price, such excess shall be payable by Purchaser to Seller by wire transfer in immediately available funds to an account specified by Seller.

     2.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Division Assets being sold and purchased hereunder as set forth in the "Purchase Price Allocation," to be agreed upon by the parties and attached hereto as Schedule 2.4 on the Closing Date. Seller and Purchaser also agree that none of the parties hereto shall take a reporting position for tax purposes inconsistent with the allocations set forth in the Purchase Price Allocation.

     2.5 Proration of Expenses. In computing the Purchase Price, the parties will prorate as of the Closing Date the premiums including any retrospective adjustment under assigned insurance policies, water and other utility charges, fuels, prepaid service contracts which are assigned, general real estate taxes with respect to the Real Property, and any other items as to which a payment made before the Closing Date relates to any period after the Closing Date or a payment made after the Closing Date relates to any period before the Closing Date ; provided, however, that no pro-ration shall be required to the extent that the items and amounts to be pro-rated are properly taken into account in determining the Estimated Purchase Price, as adjusted pursuant to Section 2.3.

     2.6 Transferee Liability and Pre-Payment Expenses.

     (a) All sales Tax and assignment or transfer fees and Taxes (exclusive of federal or state Taxes on or measured by income) payable in connection with the Sale of the Division Assets to Purchaser and the transactions contemplated hereby shall be paid by Purchaser. In the event that Seller pays any of such sales Tax or assignment or transfer fees and Taxes, Purchaser agrees to reimburse Seller immediately in the amount of such sales Tax and assignment or transfer fees and Taxes paid by Seller.

     (b) At or prior to the Closing, Seller shall pay in full all pre-payment fees, charges and expenses payable to any lender to or holder of Indebtedness of Seller or any Affiliate, or any other amount required to be paid to such lender or holder, in connection with the satisfaction of any Indebtedness of Seller or any of its Affiliates that Seller must satisfy in order to consummate the sale of the Division Assets and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller shall arrange for the prepayment of all Indebtedness to Congress Financial Corporation and the release of all Liens securing such Indebtedness so that Purchaser's lender is able to substitute itself for Seller's lender in connection with Purchaser's assumption of the IRB Indebtedness, including, without limitation, the issuance by Purchaser's lender of an Alternate Letter of Credit (as defined in the Indenture), in accordance with Section 404(d) of the Indenture.

                                   ARTICLE 3


                                    CLOSING


     3.1 Closing. The purchase and sale of the Division Assets, the assumption of the Assumed Division Liabilities and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, at 10:00 a.m., New York time, within five business days after the fulfillment of the last of all conditions precedent to the Closing set forth in Article 8, or at such other time or on such other date as shall be agreed upon by Seller and Purchaser, such hour and date being herein generally referred to as the "Closing Date."


     3.2 Deliveries by Seller. At the Closing, Seller shall cause to be delivered to Purchaser, in form reasonably satisfactory to counsel for Seller and Purchaser, the following:


     (a) A bill of sale for those Division Assets that will not be transferred pursuant to specific documents described elsewhere in this Section 3.2;


     (b) A bargain and sale deed to the Division Owned Real Property (the
"Deed");


     (c) An assignment agreement dealing with the assignment by Seller of its rights under the Division Contracts and similar contractual rights;


     (d) Assignment agreements dealing with the assignment by Seller of its rights in the Intellectual Property Rights;


     (e) Such other documents as are, in the reasonable opinion of Purchaser and Seller, necessary or desirable to transfer the Division Assets to Purchaser; and


     (f) All of the documents, certificates, agreements, instruments, releases and opinions required to be delivered under Section 8.1.


     3.3 Deliveries of Purchaser. At the Closing, Purchaser shall cause to be delivered to or for the benefit of Seller, in form reasonably satisfactory to counsel for Seller and Purchaser, the following:


     (a) The Estimated Purchase Price less the Escrow Amount (as required by
Section 2.3(f));


     (b) The Escrow Amount to the Escrow Agent (as required by Section 2.3(g)), which amount shall, subject to the terms of the Escrow Agreement, be released on the second anniversary of the Closing Date;

     (c) An instrument of Purchaser under which Purchaser agrees to pay, perform and discharge the Assumed Division Liabilities; and


     (d) All documents, certificates, instruments, agreements and opinions required to be delivered under Section 8.2.


                                   ARTICLE 4


                         REPRESENTATIONS AND WARRANTIES
                       CONCERNING SELLER AND THE DIVISION


     Seller hereby represents and warrants to Purchaser as follows:


     4.1 Organization and Good Standing. Seller is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority (corporate and other) to own and lease its properties, to conduct its business (including the Division Business) as currently conducted and to enter into and carry out its obligations under this Agreement.


     4.2 Due Execution and Delivery and Binding Agreement. Seller has full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which it is or will be a party at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of the agreements contemplated hereby to which is a party or will be a party at Closing have been duly authorized by all requisite corporate action (subject to the requisite approval of the stockholders of Seller). This Agreement has been, and each of the other agreements contemplated hereby to which it is a party will be as of the Closing Date, duly executed and delivered by Seller (subject to the requisite approval of the stockholders of Seller), and (assuming due execution and delivery by Purchaser) this Agreement constitutes, and each of the other agreements contemplated hereby to which it is a party when executed and delivered will constitute, a valid and binding obligation of Seller, (subject to the requisite approval of the stockholders of Seller), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.


     4.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly approved by all action of the Board and, subject to the approval of Seller's stockholders contemplated by Section 7.10(a), Seller's stockholders, and no other action of its Board or its stockholders or other corporate action is required under Seller's Articles of Incorporation or Bylaws or under any applicable law to enable Seller to carry out its obligations under this Agreement, (b) except as set forth on Schedule 4.3, will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any material indenture, mortgage, deed of trust, loan or credit agreement, note agreement, lease, license or other agreement or instrument to which Seller is a party or by which Seller is bound or affected or to which any of the property or assets of Seller is bound or affected including, without limitation, all agreements and arrangements referred to in Schedule 4.19(a), (ii) result in the violation of the provisions of the Articles of Incorporation or Bylaws of Seller or any Legal Requirement applicable to or binding upon it or any Division Asset, (iii) result in the creation or imposition of any Lien upon any Division Asset, (iv) require any material authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Entity, except such as shall have been lawfully and validly obtained prior to the Closing, or (v) otherwise adversely affect any material contractual or other legal rights or privileges of Seller. Schedule 4.3 attached hereto sets forth a list of all material agreements requiring the consent, waiver, authorization or approval of any Person to any of the transactions contemplated hereby.


     4.4 Financial Statements.


     (a) Schedule 4.4 hereto contains true and complete copies of (i) the unaudited balance sheet (the "Division Balance Sheet") of the Division at December 31, 1998 (the "Division Balance Sheet Date"), and the related unaudited statements of income and cash flows for the twelve months then ended, and (ii) the balance sheet of the Division at December 31, 1997 and the related statements of income and cash flows for the fiscal year then ended (the financial statements described in clause (i) and (ii) above are collectively referred to as the "Financial Statements"). The Financial Statements of the Division for the periods ended on the Division Balance Sheet Date and December 31, 1997 reflect all inter-company transactions between the Division, on the one hand, and Seller and all Subsidiaries of Seller, on the other hand.


     (b) The Financial Statements (i) present fairly in all material respects the financial condition of the Division as of the dates indicated therein and the results of operations and cash flows of the Division for the periods specified therein, (ii) have been prepared in conformity with GAAP applied on a consistent basis during the periods covered thereby and prior periods, except for the absence of footnotes, and (iii) have been derived from the accounting records of Seller and represent only actual, bona fide transactions.


     4.5 Title to Property; Encumbrances.


     (a) (i) Schedule 4.5(a)(i) contains a true and complete legal description of all real property owned in fee by Seller that is necessary to the Division Business as currently conducted (the "Division Owned Real Property") together with a description of all buildings and improvements thereon (the "Division Improvements").


         (ii) (A) Seller has, and immediately prior to the Closing Seller will have, good and marketable fee title to the Division Owned Real Property free and clear of all Liens (other than Permitted Liens and Permitted Title Matters).

              (B) At the Closing, Seller will transfer and deliver to Purchaser good and marketable fee title to the Division Owned Real Property, free and clear of all Liens and matters affecting title other than (1) those matters affecting title set forth on Schedule 4.5(a)(ii)(B) attached hereto, (2) Permitted Liens (the title matters referred to in clauses (1) and (2) being collectively referred to as "Permitted Title Matters") and (3) Liens created by Purchaser.


          (iii) True and complete copies of all environmental reports and audits in the possession of Seller, dated after December 31, 1993, with respect to the Division Owned Real Property have been delivered to Purchaser.


     (b) Seller has, and immediately prior to the Closing will have, good and marketable fee title to all personal property reflected on the Division Balance Sheet as owned by Seller and all personal property acquired by Seller since the Division Balance Sheet Date, in each case free and clear of all Liens except
(i) as set forth on Schedule 4.5(b), (ii) for sales and other dispositions of inventory and equipment in the Ordinary Course since the Division Balance Sheet Date which, in the aggregate, have not been materially different from prior periods, and (iii) Permitted Liens.


     (c) Schedule 4.5(c) contains a list of all real property leases, licenses and personal property leases under which Seller is the lessee or licensee and that relate to real or personal property used primarily in the conduct of the Division Business, in each case which has a future liability in excess of
$25,000 per annum.   True and complete copies of all real property leases,
licenses and personal property leases listed on Schedule 4.5(c) have been delivered to Purchaser heretofore, as well as copies of any title reports and surveys in the possession of Seller, dated after December 31, 1993, relating to any real property held under lease by Seller and used primarily in the Division Business. For the purposes of this Section 4.5(c), a "lease" shall include a sublease. Seller has, and immediately prior to the Closing will have, (i) good and valid leasehold interests in and title to the leased Division Assets (other than leased Real Property), and (ii) peaceful and undisturbed possession in the leased Real Property, in each case free and clear of all Liens other than Permitted Liens.


     (d) To the knowledge of Seller, except as listed on Schedule 4.5(d), all items of personal property owned by Seller and material to the conduct of the Division Business, and all personal property held by Seller pursuant to personal property leases and material to the conduct of the Division Business, are in good operating condition and repair, subject to ordinary wear and tear. The Division Owned Real Property, the real property leased by Seller and used primarily in the conduct of the Division Business, the personal property described in Section 4.5(b) (together with all owned tangible personal property having a cost or fair market value less than $10,000) and the Real Property and personal property held by Seller pursuant to the leases and licenses described in Schedule 4.5(c) comprise all of the real property and personal property used primarily in the conduct of the Division Business, except for such leases or licenses which in each case has a future liability not in excess of $25,000 per annum.

     (e) Except as set forth in Schedule 4.5(e):


          (1) All of the facilities, buildings, plants, structures and improvements (including the Division Improvements) used primarily in the conduct of the Division Business (A) to the knowledge of Seller are in good operating condition and repair, and (B) have adequate access to ingress and egress for the conduct of the Division Business; and


          (2) There are no (i) leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of, any Real Property, (ii) outstanding options or rights of first refusal to purchase all or any portion of Real Property or interest therein, and (iii) Persons (other than Seller) in possession of any Real Property.


     4.6 Accounts Receivable. All accounts receivable of Seller reflected on the Division Balance Sheet and all accounts receivable that have arisen in the conduct of the Division Business since the Division Balance Sheet Date (except such accounts receivable as have been collected since such dates) arose out of bona fide transactions. Schedule 4.6 contains a true and complete aging, in all material respects, of Seller's accounts receivable as of January 31, 1999.


     4.7 Inventories. Except as described in Schedule 4.7, all inventories of raw materials, work-in-process and finished goods set forth or reflected in the Division Balance Sheet have been so reflected in accordance with GAAP. The value at which inventories are carried on the Division Balance Sheet reflect the normal inventory valuation policy of Seller, in accordance with GAAP and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value and with cost being determined on a first-in, first-out basis.


     4.8 Trademarks, Patents, Etc.


     (a) Schedule 4.8(a) contains a true and complete list of all material patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to Seller with respect to the foregoing, both domestic and foreign, claimed by Seller or used or proposed to be used by Seller primarily in the conduct of the Division Business, whether registered or not (collectively herein, "Material Intellectual Property Rights").


     (b) Except as described in Schedule 4.8(b), Seller owns and has the unrestricted right to use the Material Intellectual Property Rights free and clear of any right, equity or claim of others, subject to any claim of infringement by any third party and any rights of licensors or licensees. Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of the Material Intellectual Property Rights.

     (c) Schedule 4.8(c) contains a true and complete list and description of all licenses of or rights to Proprietary Information granted to Seller by others or to others by Seller, in each case in connection with the Division Business. Except as described in Schedule 4.8(c), (i) Seller has not sold, transferred, assigned, licensed or subjected to any Lien (other than Permitted Liens), any Proprietary Information or any interest therein, and (ii) Seller is not under any written obligation whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Proprietary Information.


     (d) To the knowledge of Seller, there is no claim or demand of any Person received by Seller pertaining to, or any Action that is pending or threatened, which challenges or questions the rights of Seller in respect of any Proprietary Information.


     4.9 Insurance. Schedule 4.9 contains a true and complete list of all insurance policies and bonds and self insurance arrangements (i) currently in force that cover or purport to cover risks or losses to or associated only with the Division Business, Division operations, Division premises, Division Assets, and Division Employees, and (ii) that were in force for the past three (3) years covering or purporting to cover claims for personal injury, product liability, product defect or any other similar event (the "Policies") relating only to the Division Business. True and complete copies of all such Policies have been delivered to Purchaser heretofore.


     4.10 Indebtedness.


     (a) Seller has no liability or obligation for Indebtedness other than as set forth on Schedule 4.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Purchaser heretofore.


     (b) Schedule 4.10(b) contains a list of all agreements or instruments pursuant to which any of Seller's directors, employees or stockholders have guaranteed any Indebtedness of Seller (the "Guaranties"). True and complete copies of all Guaranties have been delivered to Purchaser.


     4.11 Judgments; Litigation.  Except as set forth on Schedule 4.11:


     (a) There is no (i) outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity or arbitrator against Seller that directly relates to the Division or the Division Assets or the Division Business or (ii) Action pending against Seller that directly relates to the Division or the Division Assets or the Division Business. None of the items listed on Schedule 4.11, if decided adversely against Seller, the Division, the Division Assets or the Division Business is reasonably expected to have a Material Adverse Effect.


     (b) To Seller's knowledge, there is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director, employee or agent of Seller relating to or affecting the Division or the Division Business, (B) Action threatened against Seller that directly relates to the Division, the Division Assets or Division Business, (C) Action pending or threatened against Seller's officers, directors, employees or agents that directly relates to the Division or the Division Business or (D) basis for the institution of any Action against Seller or any of its officers, directors, employees, properties or assets which, if decided adversely, is reasonably expected to have a Material Adverse Effect.


     4.12 Income and Other Taxes.  Except as set forth on Schedule 4.12:


     (a) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Division have been duly and timely paid or deposited by Seller, in each case to the extent due and payable. Seller has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and, to the extent due and payable, has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.


     (b) No Tax Return of Seller that includes information about Division Assets or the Division Business has been audited or been the subject of other Action by any Governmental Entity. Seller has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting Seller or its assets or properties, and Seller has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.


     4.13 Questionable Payments. Neither Seller nor any of its directors, officers, agents, employees or other Person associated with or acting on behalf of Seller has, in connection with the Division Business, (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of account of Seller or any of its Subsidiaries, or (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.


     4.14 Employee Benefit Matters.


     (a) Schedule 4.14 contains a complete list of all Plans. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Purchaser: (i) the Plan documents; (ii) a written description of any Plan which is not in writing; (iii) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) the Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Code Section 401 or to be recognized as tax-exempt under Code Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the Plan; and
(x) all documents and correspondence received from or provided to the DOL, IRS, and PBGC during the past two years.


     (b) Each Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable Legal Requirements. No non-exempt prohibited transaction (as defined in Code Section 4975 and ERISA Sections 406 and 408) has occurred with respect to a Plan and no "fiduciary" of a Plan (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject Seller , any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by Seller and any other Person under the terms of each Plan and applicable Legal Requirements have been performed.


     (c) With respect to each Plan, all required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)), the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
Section 4980B have been satisfied in all material respects.


     (d) With respect to each Plan, all contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of Seller and any ERISA Affiliate. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code
Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any Plan exists.


     (e) Neither Seller nor any ERISA Affiliate maintains or has maintained any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code
Section 4980B).


     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

     (g) No event has occurred which could subject Seller or any ERISA Affiliate to any material liability (i) under any Legal Requirement relating to any Plan, or (ii) resulting from any obligation of Seller or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any Plan.


     (h) Each Plan which is intended to be qualified under Code Section 401 has received, within the last five years, a favorable determination letter from the IRS. No event has occurred and no facts or circumstances exist which may cause or result in the loss or revocation of such determination.


     (i) With respect to the Hourly Plan, true and complete copies of each of the following have been previously delivered to Purchaser: (i) the plan document; (ii) the trust document; (iii) the most recent financial statements;
(iv) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; and (v) the most recent estimate of withdrawal liability that would be incurred by Seller and its Affiliates if they were to completely withdraw from the Hourly Plan in 1998. All material obligations required to be performed by Seller and its Affiliates under the terms of the Hourly Plan and applicable Legal Requirements have been performed. Seller and its Affiliates have made all contributions to the Hourly Plan when due.


     4.15 No Undisclosed Liabilities. To Seller's knowledge, except for liabilities or obligations reflected or reserved against in the Division Balance Sheet or the notes thereto or reflected in the Schedules hereto, the Division Business has no material liabilities, whether absolute, accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of the Division, except for (i) liabilities or obligations incurred in the Ordinary Course consistent with past practice since the Division Balance Sheet Date and (ii) liabilities or obligations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.


     4.16 Permits, Licenses, Etc. Seller possesses, and is operating in compliance with, all material franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to be obtained by it to (i) occupy, maintain, operate and use the Real Property as it is currently used, (ii) conduct the Division Business as currently conducted, and (iii) maintain and operate its Plans (collectively, the "Permits"). Schedule 4.16 contains a true and complete list of all Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to Seller's knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. Except as set forth in Schedule 4.16, all Permits may be transferred or assigned by Seller to Purchaser without notice to or approval from any Governmental Entity, and the consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit.


     4.17 Regulatory Filings. Seller has made all material required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Division as currently conducted.
All such material registrations, filings and submissions were in compliance with all Legal Requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such material registrations, filings or submissions, and, to Seller's knowledge, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such material registration, filing or submission.

     4.18 Consents. Except as set forth on Schedule 4.18, all consents, waivers, authorizations and approvals of any Person, or as a result of the consummation of the transactions contemplated hereby, that are necessary for the operations and business of the Division as currently conducted, or for which the failure to obtain the same is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, have been or prior to the Closing Date will be lawfully and validly obtained by Seller.

     4.19 Material Contracts; No Defaults.

     (a) Schedule 4.19(a) contains a true and complete list of all written material contracts, agreements, understandings, arrangements and commitments of Seller that directly relate to the Division Assets or the Division Business or by which the Division or the properties, rights or assets are bound ("Material Contracts"). True and complete copies of such written Material Contracts have been delivered to Purchaser heretofore. For the purposes of subsections (a) and (b) of this Section 4.19, "material" means:

          (i) (A) any agreement with any labor union, (B) any agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of $25,000, (C) any agreement for the employment of any officer, individual employee or other Person on a full time basis or any agreement with any Person for consulting services, (D) any bonus, pension, profit sharing, retirement, deferred compensation, medical, hospitalization or life insurance (other than group medical, hospitalization or insurance plans applicable to all employees of the Division in which benefit levels are not related to compensation) or similar plan, contract or understanding with respect to any or all of the employees of the Division, (E) any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, guaranty, promissory note or other agreement or instrument relating to or evidencing Indebtedness or subjecting any Division Asset or property to any Lien or evidencing any Indebtedness, (F) any lease or agreement under which Seller is lessee of or holds or operates any real property or material personal property, owned by any other Person under which payments to such Person exceed $25,000 per annum, (G) any lease or agreement under which Seller is lessor or permits any Person to hold or operate any property included in the Division Assets, real, personal or mixed, owned or controlled by Seller, (H) any agreement or arrangement of Seller with regard to the Division and any Affiliate or any "associate" (as this term is defined in the Exchange Act) of Seller or any officer, director or shareholder of Seller, (I) any agreement obligating Seller or any of its Affiliates to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, and (J) any covenant not to compete or other agreement or restriction on its ability to conduct a business or engage in any other activity, and

          (ii) any contract, agreement, understanding, arrangement or commitment that (A) involves payments or receipts by Seller in excess of $25,000, (B) involves capital expenditures in excess of $25,000 or (C) otherwise materially affects the Division.


     (b) Except as described in Schedule 4.19 (b):

          (i) each Material Contract is (x) with respect to Seller, legal, valid, binding, enforceable and in full force and effect (assuming that each such Material Contract is legal, valid, binding, enforceable and in full force and effect as to each party thereto other than Seller) and (y) with respect to any other Person, to the knowledge of Seller, legal, valid, binding, enforceable and in full force and effect;

          (ii) no event or condition has occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by Seller or, to Seller's knowledge, any other Person under any Material Contract; and

          (iii) to Seller's knowledge, no party to a Material Contract is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or is reasonably expected to have a Material Adverse Effect.

     4.20 Absence of Certain Changes. Since December 31, 1998, except as disclosed in Schedule 4.20, Seller has not: (i) with respect to the Division, incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien and IRB Indebtedness Liens) upon or otherwise encumbered any of the Division Assets, tangible or intangible;
(iii) with respect to the Division, sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) with respect to the Division, except to the extent required to be set forth in the Division's financial statements, canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right, of material value other than in the Ordinary Course; (v) with respect to the Division, suffered any material physical damage, destruction or loss (whether or not covered by insurance); (vi) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (vii) with respect to the Division, made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted (other than those changes required by Seller's independent auditors in connection with the audit of the Division for the fiscal year ended December 31, 1998); (viii) with respect to the Division, paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (ix) with respect to the Division, paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than in the Ordinary Course; or (x) entered into any agreement or otherwise obligated itself to do any of the foregoing.

     4.21 Employees and Labor Matters.

     (a) Schedule 4.21(a) contains a list of (1) all full and part-time employees of Seller (the "Division Employees") who, as of a date on or about the date of this Agreement, are engaged in the conduct of the Division Business and (2) all consultants to Seller who have been advising Seller in connection with, the conduct of the Division Business. Schedule 4.21(a) sets forth for each Division Employee the following information as of the date hereof: (i) base or hourly compensation, (ii) accrued and unused vacation and sick pay, and
(iii) bonuses paid or accrued with respect to the current year.

     (b) Schedule 4.21(b) contains a true and complete list of all written contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of Seller's property and related matters of Seller with any Division Employee or any former employee of or consultant to the Division, other than Plans disclosed on Schedule 4.14. True and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Purchaser heretofore.

     (c) Schedule 4.21(c) contains a true and complete list of all labor, collective bargaining, union and similar agreements that affect the Division and under or by which Seller or any Affiliate of Seller is obligated, and true and complete copies of all such agreements have been delivered to Purchaser heretofore. Except as set forth in Schedule 4.21(c), the employees of Seller who are engaged in the Division Business are not subject to any collective bargaining agreement, memorandum of understanding or other written document binding on Seller respecting terms and conditions of employment with respect to an identified group of employees. As to the collective bargaining agreements disclosed on Schedule 4.21(c), Seller is not in material default thereunder.

     (d) During the past four (4) years, Seller has not experienced any work stoppage, slow-down, picket, strike, lock-out or other material labor disturbance that affected the Division Business or the premises or products of the Division, nor is any such work stoppage, slow-down, picket, strike, lock-out or other labor disturbance presently occurring or, to the knowledge of Seller, threatened. To Seller's knowledge, (i) there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of Seller who are engaged in the conduct of the Division Business, and (ii) except for the union representation reflected in the collective bargaining agreements disclosed on Schedule 4.21(c), during the last four (4) years, no union or other labor organization has attempted to organize any current or former employees of the Division Business.

     (e) Except as disclosed on Schedule 4.21(e), there are no claims, controversies, labor disturbances, investigations, proceedings or complaints pending or, to Seller's knowledge, threatened, by any Governmental Entity or any of the employees of Seller who are engaged in the conduct of the Division Business or any party or parties representing any of such employees against Seller before any court, arbitrator or other tribunal. There are no unfair labor practice charges, charges of discrimination, or other similar complaints pending against Seller involving employees now or previously employed by Seller who are or were engaged in the conduct of the Division Business.


     (f) No member of the Division's existing or prior work force has been subjected to any occupational health or safety hazard as a result of its service to the Division that has had or is reasonably expected to have a Material Adverse Effect.


     4.22 Affiliations. Except as disclosed on Schedule 4.22, no Affiliate of Seller has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Division or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Division any goods or services or (ii) a beneficial interest in any contract or agreement to which the Division is a party or by which the Division or any of the Division Assets are affected.


     4.23 Compliance with Law. Seller (i) is not in violation of or conducting, and to Seller's knowledge, has not violated or conducted during the last three (3) years, the Division Business or Division operations in violation of, and has not used or occupied Division properties or assets in violation of, any Legal Requirement, (ii) to its knowledge, has not been alleged by any Governmental Entity to be in violation of any Legal Requirement with respect to the Division, and (iii) has not received any notice of any alleged violation of, or any citation for noncompliance with, any Legal Requirement with respect to the Division, except where such violations, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.


     4.24 Product Liability and Product Warranty. Schedule 4.24 hereto contains a true and complete description of the Division's product liability and product warranty experience for the last five (5) years, including without limitation, any product recall or retrieval or similar event, whether or not such recall or event was voluntary, was done in cooperation with the Consumer Products Safety Commission ("CPSC") or was publicly announced, any product seizure by any Governmental Entity with respect to the Division, any claim brought or any enforcement or other regulatory action by the CPSC or any other Governmental Entity, any correspondence with any Governmental Entity related to any product sold by the Division at any time during the last five (5) years, and any product in connection with which Seller received safety or quality-related complaints from consumers who, in the aggregate, purchased 5% or more of the total number of units of such product sold by the Division. To its knowledge, except to the extent disclosed on Schedule 4.15 or Schedule 4.24, Seller has no financial liability or other legal responsibility whether or not fault-based, in respect of the advertising or sale of any product, any product or service warranty offered by the Division, or any claimed or actual product flaw, hazard or defect, including, but not limited to, any claimed or actual design defect or warning defect, and the amount reserved in respect of all of the foregoing on the Division Balance Sheet is in all respects sufficient under GAAP.


     4.25 Books and Records. Seller has made available for inspection by Purchaser all the books of account relating to the Division Business. Such books of account are true, correct and complete and reflect all the transactions and other matters required to be set forth under GAAP.


     4.26 Hazardous Materials. Except as set forth on Schedule 4.26, to the knowledge of Seller, and except where any inaccuracy in or breach of the following representations and warranties, individually or in the aggregate, would not have a material adverse effect on the financial condition or results of operations of the Division:


     (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by Seller in connection with the Division Business or is presently located on or under any Real Property (or any property adjoining any Real Property) except for inventories of Hazardous Materials to be used in, or generated in the course of, the Ordinary Course of the Division, (ii) is presently maintained, used, generated, or permitted to remain in place in respect of any Real Property by Seller in violation of any Environmental Law,
(iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by Seller with respect to the Division or any of the Division Assets, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition with respect to the Division which requires special notification to third parties by Seller under Environmental Law or common law.


     (b) No written notice, citation, summons or order has been received by, and no notice has been given by, Seller and no complaint has been filed, no penalty has been assessed and no claim, investigation or review is pending or threatened by any Governmental Entity, with respect to (i) any alleged violation by Seller of any Environmental Law with respect to the Division Business or any Division Asset or (ii) any alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the Division Business or Division Assets, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of Seller with respect to the Division of any Hazardous Material. Seller has at all times maintained the Division Assets (including the Real Property and all real property previously owned or leased by Seller for use in the conduct of the Division Business) and conducted the Division Business in accordance with all Environmental Laws in all material respects.


     (c) Seller has not received and is not aware of any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" or may otherwise be liable with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material with respect to the Division Business or any Division Asset.


     (d) No above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by Seller and used in connection with the Division Business.


     (e) No written notice has been received by Seller with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by Seller with regard to the Division on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.


     (f) During the last five (5) years, there have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted by Seller in relation to any Real Property.


     (g) Seller has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by Seller that is or was used in connection with the Division Business.


     4.27 Brokers' Fees. Except as provided in Schedule 4.27 attached hereto, no investment banker, broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.


     4.28 Customers and Vendors. Schedule 4.28 is a correct and complete list of the ten (10) largest customers and the ten (10) largest vendors of the Division, in each case by dollar volume, during the fiscal year ended December 31, 1998. Except as set forth on Schedule 4.28, Seller has no written information indicating from any such customer or vendor that any of such customers or vendors of the Division intends to cease doing business with the Division or materially alter the volume, pricing or terms of business that it is presently conducting with the Division.


     4.29 Year 2000 Compliance. Schedule 4.29 summarizes all efforts taken by Seller to ensure that the software and systems used by the Division Business are Year 2000 Compliant. Seller does not represent or warrant to Purchaser that the software and systems used by the Division Business are in any respects Year 2000 Compliant. For purposes of this Agreement, the term "Year 2000 Compliant" means that the software and systems of the Division Business are able to (i) effectively process date information before, during and after January 1, 2000; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operation associated with the advent of the year 2000, the new century or the leap year in 2000,
(iii) respond to two-digit year input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; (iv) process two-digit year information in ways that are similarly unambiguous as to century; and (v) store and provide output of date information in ways that are similarly unambiguous as to century. Seller has previously delivered to Purchaser copies of all written communication provided to Seller from the Division's vendors with respect to Year 2000 Compliance.


     4.30 Disclosure. No representation or warranty of Seller in this Agreement and no information contained in any Schedule or other writing delivered by or on behalf of Seller pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated or to make the statements herein or therein not misleading.


     4.31 Disclaimer. Except, in each case, as expressly set forth in this Agreement or in any document or instrument delivered in connection with the consummation of the transactions contemplated hereby, (i) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHERWISE IN REGARD TO THE ACQUIRED ASSETS; AND (ii) SELLER UNDERTAKES NO LIABILITY FOR ANY DAMAGE, LOSS, EXPENSE OR CLAIM OR ANY OTHER MATTER RELATING TO ANY CAUSE WHATSOEVER ARISING UNDER OR PURSUANT TO THIS AGREEMENT, OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE).


     4.32 Disclosure in Schedules. Any disclosure contained in any Schedule to this Agreement shall, should the disclosure be relevant to any other Schedule to this Agreement, be deemed to be disclosed with respect to that other Schedule to the Agreement where such disclosure and its significance would be reasonably understood by the party to whom the disclosure is made.


                                   ARTICLE 5


                  REPRESENTATIONS AND WARRANTIES OF PURCHASER


     Purchaser hereby represents and warrants to Seller as follows:


     5.1 Organization and Good Standing. Purchaser is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to enter into this Agreement and to consummate the transactions contemplated hereby.


     5.2 Execution and Delivery. Purchaser has full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which it is or will be a party at Closing and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of the agreements contemplated hereby to which it is a party or will be a party at Closing have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements contemplated hereby to which it is a party will be as of the Closing Date, duly executed and delivered by Purchaser, and (assuming due execution and delivery by Seller) this Agreement constitutes, and each of the other agreements contemplated hereby to which it is a party when executed and delivered will constitute, a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.


     5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly approved by all action of the Board and, and no other corporate action is required under Purchaser's Certificate of Incorporation or Bylaws or under any applicable law to enable Purchaser to carry out its obligations under this Agreement, (b) except as set forth on Schedule 5.3, will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any material indenture, mortgage, deed of trust, loan or credit agreement, note agreement, lease, license or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or affected or to which any of the property or assets of Purchaser is bound or affected, (ii) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Purchaser or any Legal Requirement applicable to or binding upon it or any Division Asset, (iii) result in the creation or imposition of any Lien upon any Division Asset, (iv) require any authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Entity, except such as shall have been lawfully and validly obtained prior to the Closing, or (v) otherwise adversely affect any material contractual or other legal rights or privileges of Purchaser. Schedule 5.3 attached hereto sets forth a list of all material agreements requiring the consent, waiver, authorization or approval of any Person to any of the transactions contemplated hereby.


     5.4 Financing. To consummate the acquisition of the Division Business and the other transactions contemplated by this Agreement, Purchaser has advised Seller that it will use commercially reasonable efforts to seek the Required Financing. Subject to changes in financial and credit markets after the date hereof over which Purchaser has no control, Purchaser in good faith believes that it will be able to obtain the Required Financing at or prior to the Closing.


     5.5 Disclaimer. Except as expressly set forth in this Agreement or in any document or instrument delivered in connection with the consummation of the transactions contemplated hereby, PURCHASER UNDERTAKES NO LIABILITY FOR ANY DAMAGE, LOSS, EXPENSE OR CLAIM OR ANY OTHER MATTER RELATING TO ANY CAUSE WHATSOEVER ARISING UNDER OR PURSUANT TO THIS AGREEMENT, OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN

CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE).


                                   ARTICLE 6


                      CONDUCT OF BUSINESS PENDING CLOSING


     During the period commencing on the date hereof and continuing through the Closing Date, Seller covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise expressly consent in writing) that:


     6.1 Ordinary Course. Except as permitted by this Agreement, Seller shall conduct the Division Business in, and only in, the Ordinary Course and, to the extent consistent with such business, shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current managers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. Seller shall maintain the Division Assets in good condition and repair, subject to ordinary wear and tear.


     6.2 Indebtedness or Liens on Division Assets. Outside of the Ordinary Course, Seller shall not incur any Indebtedness (other than the Revolving Credit Facility) secured by Division Assets, in whole or in part, or otherwise subject the Division Assets to any Lien (other than Permitted Liens).


     6.3 Accounting. Seller shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it, to the extent that any such change would affect the books of account or financial statements of the Division (other than those changes required by Seller's independent auditors in connection with the audit of the Division for the fiscal year ended December 31, 1998). Seller shall maintain the Division books, records and accounts in accordance with GAAP applied on a basis consistent with that of prior periods.


     6.4 Compliance with Legal Requirements. Seller shall comply promptly with all material Legal Requirements that applicable law may impose upon it with respect to the Division or the operations of the Division and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser, or upon any of its Affiliates, in connection therewith or herewith.


     6.5 Disposition of Assets. Seller shall not sell, transfer, license, lease or otherwise dispose of any of the Division Assets, tangible or intangible, or any interest therein, except for sales of inventory and other assets in the Ordinary Course.

     6.6 Compensation.  Other than in the Ordinary Course, Seller shall not
(a) with respect to the Division, adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Division Business, except where such action is taken solely in connection with the duties of such officer, director, employee or consultant which are wholly unrelated to the conduct of the Division Business.


     6.7 Modification or Breach of Agreements; New Agreements. Seller shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in a breach or violation by Seller of any term of or (with or without notice or passage of time, or both) constitute a default by Seller under, or otherwise give any Person (other than Seller) a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written, disclosed in this Agreement or any of the Schedules hereto. Seller shall refrain from becoming a party to any contract or commitment applicable to the Division other than in the Ordinary Course.
Seller shall meet all of its material contractual obligations in connection with the Division Business in accordance with their respective terms.


     6.8 Capital Expenditures. Except for capital expenditures or commitments necessary to maintain the Division Assets in good condition and repair and purchases of capital assets for use primarily in the conduct of the Division Business not exceeding $75,000 in the aggregate, Seller shall not purchase or enter into any contract to purchase any capital assets for use in the conduct of the Division Business; provided, however, that Seller shall consult with Purchaser, and give due consideration to Purchaser's plans for the Division Business, prior to making any such capital expenditures which exceed $75,000 in the aggregate.


     6.9 Consents. Seller shall use commercially reasonable efforts to obtain any consent, waiver, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof. Notwithstanding Section 2.1, neither this Agreement nor any other agreement or instrument executed and delivered by Seller hereunder shall constitute a sale or assignment of any Division Asset for which the required consent, waiver, authorization or approval has not been obtained if an attempted sale or assignment without such consent, waiver, authorization or approval would constitute a breach of any agreement or obligation of Seller, unless Purchaser shall have executed and delivered to Seller an indemnification agreement, in form and substance reasonably satisfactory to Seller, with respect to liabilities incurred by Seller arising out of or based upon Seller having breached any contract, license or lease by or as a result of the sale or assignment of a Division Asset to Purchaser without having obtained any requisite consent, waiver, authorization or approval. If any such consent, waiver, authorization or approval cannot be obtained prior to the Closing Date and Purchaser does not agree so to indemnify Seller, Seller shall cooperate with Purchaser, at Seller 's expense, in any reasonable arrangement to provide to Purchaser the benefits of the Division Asset in respect of which the requisite consent, waiver, authorization or approval has not been obtained. Nothing in this Section 6.9 shall be construed as a waiver of any of the conditions set forth in Section 8.1(j).


     6.10 Discharge. Outside of the Ordinary Course, Seller shall not cancel, compromise, release or discharge any claim of Seller that pertains to the Division Business upon or against any Person or waive any right of Seller that pertains to the Division Business and is of material value, and, except as expressly contemplated by this Agreement, not discharge or compromise any material debt or other material obligation of the Division to any person other than Liens, debts or obligations with respect to current liabilities of the Division.


                                   ARTICLE 7


                              ADDITIONAL COVENANTS


     7.1 Covenants of Seller. During the period from the date hereof through the Closing Date, Seller agrees to:


     (a) comply promptly with all Legal Requirements that applicable law may impose upon it with respect to the Division or the operations of the Division and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser or upon any of its Affiliates in connection therewith or herewith;


     (b) use commercially reasonable efforts to obtain any consent, waiver, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof. Notwithstanding Section 2.1, neither this Agreement nor any other agreement or instrument executed and delivered by Seller hereunder shall constitute a sale or assignment of any Division Asset for which the required consent, waiver, authorization or approval has not been obtained if an attempted sale or assignment without such consent, waiver, authorization or approval would constitute a breach of any agreement or obligation of Seller, unless Purchaser shall have executed and delivered to Seller an indemnification agreement, in form and substance reasonably satisfactory to Seller, with respect to liabilities incurred by Seller arising out of or based upon Seller having breached any contract, license or lease by or as a result of the sale or assignment of a Division Asset to Purchaser without having obtained any requisite consent, waiver, authorization or approval. If any such consent, waiver, authorization or approval cannot be obtained prior to the Closing Date and Purchaser does not agree so to indemnify

Seller, Seller shall cooperate with Purchaser, at Seller's expense, in any reasonable arrangement to provided to Purchaser the benefits of the Division Asset in respect of which the requisite consent, waiver, authorization or approval has not been obtained. Nothing in this Section 7.1(b) shall be construed as a waiver of any of the conditions set forth in Section 8.1(j).


     (c) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.1;


     (d) promptly advise Purchaser orally and, within three (3) business days thereafter, in writing of any change in the Division Business or condition that has had or is reasonably expected to have a Material Adverse Effect; and


     (e) from time to time prior to the Closing promptly deliver to Purchaser information concerning events subsequent to the date of this Agreement to and including the Closing Date to supplement or amend the Schedules hereto, as called for by the representations and warranties set forth in Article 4, in order to keep such information therein timely, complete and accurate and any representation or warranty of the Seller, or covenant of Seller contained in
Section 6.4 hereof (but only to the extent that any breach of such covenant is not willful or material), affected thereby shall be deemed to have been amended accordingly for purposes of Article 10; provided, however, that the delivery of such information shall not prevent Purchaser from terminating this Agreement pursuant to Section 9.1(d) at any time at or prior to the Closing.


     7.2 Covenants of Purchaser. During the period from the date hereof to the Closing Date, Purchaser shall:


     (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Seller in connection with any such requirements imposed upon Seller or upon any of Seller's Affiliates in connection therewith or herewith;


     (b) use commercially reasonable efforts to obtain (and to cooperate with Seller in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Purchaser in connection with the transactions contemplated by this Agreement;


     (c) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.2;


     (d) provide Seller with such information about Purchaser as may be required under the Exchange Act for inclusion in the Statement;


     (e) promptly following the Closing, Purchaser shall notify all customers and suppliers of the Division Business in writing of the consummation of the transactions contemplated hereby and request that all such customers and suppliers change their respective billing and invoicing codes as appropriate to reflect the change in ownership of the Division Business;


     (f) Purchaser shall use commercially reasonable efforts to obtain the Required Financing; and


     (g) Purchaser shall release the directors and officers of Seller from any claim Purchaser may have with respect to any matter related to the Division Business. Such release shall be in form and substance reasonably satisfactory to counsel for the Seller and the Purchaser.


     7.3 Access and Information.


     (a) During the period commencing on the date hereof and continuing through the Closing Date and, provided that the Closing occurs, for a period of at least six (6) years after the Closing Date with respect to books and records reasonably deemed necessary in connection with (i) the preparation or examination of Tax returns, (ii) Excluded Liabilities, and (iii) financial reporting purposes, each party shall afford to the other party and to such other party's accountants, counsel and other representatives, reasonable access to all of the Division Assets, books, contracts, commitments, records, facilities, technical information, personnel and, during such period, furnish promptly to such other party all documents and information concerning the Division Business, Division Assets and Division Employees as such other party may reasonably request, including, without limitation for the purpose of conducting employment, consultant and "Phase One" environmental audits; provided that such access does not unreasonably interfere with the normal operations of the Division Business.


     (b) Purchaser acknowledges that all information provided to any of it and its representatives, affiliates and agents by Seller and its representatives, affiliates and agents is subject to the terms of two letter agreements between Seller and Purchaser (one bearing a first page date of August 19, 1997 and the other bearing a first page date of August 27, 1997), the terms of which are hereby incorporated by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreements shall terminate. Purchaser and Seller hereby agree that, after the Closing Date, all information received by each party and its affiliates, agents and representatives from the other party and its agents, affiliates and representatives (except, with respect to Purchaser, information that relates primarily to the Division, the Division Assets or the Division Business), shall, for a period of two (2) years following the disclosure of such confidential information, be kept confidential and shall not, without the prior written consent of the party providing such information, be disclosed to any third party. Purchaser and Seller further agree that each party shall use reasonable efforts to cause its directors, officers, employees, advisers and affiliates to comply with the confidentiality obligations set forth in this
Section 7.3(b). For purposes of the second sentence of this Section 7.3(b), the term "information" shall not include information which (i) is or becomes generally available to the public other than as a result of a breach of this
Section 7.3(b), (ii) is obtained from third parties, provided that disclosure by such third party was not a violation of an obligation of secrecy, (iii) was in a party's possession on a non-confidential basis prior to its disclosure, (iv) is independently acquired or developed by a party without violating any of such party's confidentiality obligations and (v) has been made available on an unrestricted basis by the disclosing party or its advisors.

     (c) With respect to all litigation matters relating to the Division Business, Purchaser and Seller will cooperate with each other in their respective efforts to conduct or resolve such litigation, including by making available to such other party, subject to reimbursement by such other party of the reasonable out-of-pocket expenses of the cooperating party, such documents and witnesses as may be deemed necessary or useful therefor in such other party's sole but reasonable discretion.

     7.4 Expenses. All costs and expenses (including, without limitation, all accounting and legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same. Without limiting the generality of the immediately preceding sentence, (i) Seller shall pay and be liable for any fees, compensation or expenses for or liabilities to counsel, accountants, investment bankers, brokers, finders or agents for Seller with respect to the purchase or sale of the Division Assets or the transactions contemplated by this Agreement, and shall indemnify and hold Purchaser free and harmless in respect thereof, and (ii) Purchaser shall pay and be liable for any fees, compensation or expenses for or liabilities to counsel, accountants, investment bankers, brokers, finders or agents for Purchaser with respect to the purchase or sale of the Division Assets or the transactions contemplated by this Agreement, and shall indemnify and hold Seller free and harmless in respect thereof.

     7.5 Publicity: Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of the other party hereto prior to issuing any press release or other information to the press, employees of Seller with respect to this Agreement or the transactions contemplated hereby, which consent shall not be unreasonably withheld or delayed; provided, however, that no party shall be prohibited from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from making any other disclosure in accordance with any other Legal Requirement.

     7.6 Further Assurances. If at any time after the Closing Date, either party shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other actions or instruments are necessary, to consummate the transactions provided for by this Agreement, or otherwise to carry out the purposes of this Agreement, such other party shall cause its proper officers to execute and deliver, in the name and on behalf of such other party, all such deeds, bills of sale, assignments, and other instruments and do, in the name and on behalf of such other party, all such other necessary actions.

     7.7 Competing Offers; Merger or Liquidation.

     (a) Seller agrees that it will not, directly or indirectly, through any officer, director, employee, accountant, attorney, agent or otherwise, take any action to

     (1) solicit, initiate or encourage

          (i) discussions or negotiations with any person or entity, or

          (ii) the submission of bids, offers or proposals by, any person or entity, or

     (2) commence, continue or participate in discussions or negotiations with, or provide any information to, any person or entity,

with respect to the acquisition in any manner of all or any part of the Division Assets or a joint venture or similar transaction involving all or any part of the Division Business (an "Alternative Proposal"). Subject to Section 7.7(b), Seller will not engage any investment banker, broker, financial advisor or other consultant on a basis which could reasonably be expected to provide such investment banker, broker, financial advisor or consultant with an incentive to initiate or encourage an Alternative Proposal from any person or entity.

     (b) If and so long as Seller has complied in all material respects with its obligations under Section 7.7(a), if it receives an unsolicited Alternative Proposal then (1) Seller may discuss such Alternative Proposal with the party presenting such Alternative Proposal, participate in negotiations with respect to such Alternative Proposal with the party making such proposal and its representatives and provide information with respect to the Division to such party and its representatives, if and to the extent, but only to the extent, that the members of the Board reasonably believe, based upon the written advice of Winthrop, Stimson, Putnam & Roberts, Seller's counsel, that the directors of Seller are under a fiduciary obligation to so cooperate with such party, (2) Seller shall promptly notify Purchaser orally and in writing of the receipt of any such Alternative Proposal and such discussions, negotiations and provision of information, and (3) Seller may engage an investment banking firm or other financial advisor to assist it in connection with such Alternative Proposal discussions and negotiations.

     7.8 Post-Termination Employment.

     (a) Purchaser agrees that it will offer employment to each of the Division employees who is employed by Seller immediately prior to the Closing Date.

     (b) Notwithstanding anything in this Agreement to the contrary, Seller and Purchaser expressly acknowledge and agree that Purchaser is not adopting the collective bargaining agreement presently existing between Seller and the Division's existing bargaining unit. Purchaser will meet with the collective bargaining representative to negotiate a new collective bargaining agreement containing terms and conditions not less favorable than those contained in the collective bargaining agreement presently existing between Seller and the Division's existing bargaining unit, except that Purchaser will substitute a different retirement plan in place of the pension plan presently offered by Seller and/or required by the existing collective bargaining agreement.


     (c) If Purchaser terminates the employment of any Division Employee prior to the first anniversary of the Closing Date, Purchaser shall provide severance benefits no less favorable than the severance benefits currently granted to employees of Purchaser in accordance with Purchaser's internal policies (giving credit to any such terminated Division Employee for his or her time of service with Seller).


     7.9 HSR Filing. To the extent any Person is required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (collectively, the "HSR Act"), the parties shall agree to fully cooperate with such Person to enable such person to promptly make such filing and to respond to any requests for additional information in connection therewith. The filing fee required by the HSR Act shall be borne by Purchaser.


     7.10 Meeting; Approval of Seller's Stockholders.


     (a) Seller shall, in accordance with its charter documents:


          (i) If required by New York law, duly call, give notice of, convene and hold an annual or special meeting (the "Meeting") of its stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement;


          (ii) Subject to its fiduciary duties under applicable law as advised in writing by Seller's counsel in this transaction, include in the Statement the recommendation of its Board that stockholders of Seller vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby; and


          (iii) Use commercially reasonable efforts (x)(1) to obtain and furnish the information required to be included by it in the Statement, (2) to file the Statement with the Commission, (3) to respond promptly to any comments made by the Commission with respect to the Statement and any preliminary version thereof (a "Preliminary Statement") and (4) to cause the final Statement (the "Definitive Statement") to be mailed to its stockholders at the earliest practicable time and (y) subject to its fiduciary duties under applicable law as advised in writing by counsel, to obtain the approval and adoption of this Agreement and the transaction contemplated hereby by its stockholders to the extent required by applicable law in order to consummate the transactions contemplated hereby (the "Stockholder Approval").


     (b) Prior to Seller filing any Preliminary Statement with the Commission it shall consult with Purchaser with respect to such filing and afford Purchaser reasonable opportunity to comment thereon. Purchaser shall provide Seller with any information for inclusion in the Preliminary Statement and the Definitive Statement which may be required under applicable law and which is reasonably requested by Seller. Seller shall promptly notify Purchaser of the receipt of comments from the Commission and of any request from the Commission for amendments or supplements to the Preliminary Statement or the Definitive Statement or for additional information, and will promptly supply Purchaser with copies of all correspondence between Seller or its representatives on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Preliminary Statement, the Definitive Statement or the transactions contemplated hereby. If at any time prior to the Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Definitive Statement, Seller will promptly inform Purchaser. In such case, Seller, with the cooperation of Purchaser, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, Seller shall consult with Purchaser with respect to such amendment or supplement and shall afford Purchaser reasonable opportunity to comment thereon. Seller will notify Purchaser at least twenty-four hours prior to mailing the Definitive Statement, or any amendment or supplement thereto, to the stockholders of Seller.


     (c) Seller shall use commercially reasonable efforts to hold the Meeting no later than June 1, 1999.


     7.11 Seller Retained Liabilities; Collection of Receivables. From and after the Closing Date, Seller shall punctually pay, perform and discharge the Excluded Liabilities. From and after the Closing Date, Seller shall remit to Purchaser on a weekly basis, all amounts representing collections of accounts receivable of the Division Business collected by Seller during the prior week.


     7.12 Audited Financial Statements. Seller shall afford Purchaser and its auditors, Ernst & Young LLP, complete access to the Division's books of account and other records (including the work papers of Seller's accounting firm) with respect thereto and access to Seller's officers and employees and provide Purchaser and its accounting firm all assistance and cooperation reasonably necessary to enable Purchaser to obtain audited financial statements of the Division, reported on by Ernst & Young LLP (or Arthur Andersen LLP in the case of 1996), for each of the three fiscal years ended December 31, 1996, 1997 and 1998. Purchaser shall bear the fees and expenses of Ernst & Young LLP and Arthur Andersen LLP in the performance of such audit, and shall reimburse Seller for any out-of-pocket expenses incurred by Seller in providing such access, assistance and cooperation.


     7.13 Promotional Materials and Customer Information; Use of Name.


     (a) On or as soon as reasonably practicable following the Closing Date, Seller shall use commercially reasonable efforts to deliver or cause to be delivered to Purchaser all existing print materials, promotional materials, point of sales materials and advertising copy used by Seller primarily in connection with the Division Business (collectively, the "Promotional Materials"), and all existing customer and vendor lists and price lists to the extent relating primarily to the Division Business (collectively, the "Customer Information"), in each case to the extent that such Promotional Materials and

Customer Information are in the possession of the Seller and not then in the possession of the Purchaser; provided, however, that any failure of Seller to deliver or cause to be delivered any of the foregoing shall not constitute a breach of any provision of this Agreement, except to the extent that such failure shall be knowing and willful.


     (b) As soon as reasonably practicable following the Closing Date but not later than one year following the Closing Date, Purchaser shall discontinue its use of the names "Wyant Heath Care", "Wyant" and any derivation thereof.


     7.14 Vacation. Purchaser agrees to assume the obligation of Seller and its Affiliates to provide paid vacation time to those Division Employees whom Buyer hires to the extent such vacation time has been earned (and has not been used) by such employees as of the Closing Date.


     7.15 Delivery of Certain Division Assets. Within a reasonable time (but not more than forty-five (45) days) after the Closing Date, Seller shall provide Buyer all records, files and papers relating primarily to the Division Assets, including, without limitation, those records, files and papers referred to in Section 2.1(i), which are not located in California or New Jersey.


     7.16 No Third Party Beneficiaries. No provision of this Article 7 shall create any third-party beneficiary rights in any person or organization, including without limitation any employees or former employees (including any beneficiary or dependent thereof) of Seller, Purchaser or any their respective Affiliates, any unions or other representatives of such employees or former employees, or any trustees, administrators, participants or beneficiaries of any employee benefit plan. No provision of this Article 7 shall create such third-party beneficiary rights in any such person or organization in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement, including the currently existing plans of Purchaser and Seller and the Hourly Plan.


     7.17 ISRA Compliance. Seller shall, at Seller's own expense, use commercially reasonable efforts to complete and obtain ISRA Approval with respect to the Division Owned Real Property in the State of New Jersey, including all required cleanups and post-cleanup sampling required by the NJDEP, on or before the closing date. In no event shall Seller's ISRA Approval involve any engineering or institutional controls, including without limitation capping, a deed notice or restriction, or other use restriction on the Division Owned Real Property in the State of New Jersey. Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and NJDEP, and

Purchaser and Purchaser's representatives shall have the right, without the obligation, to attend and participate in all such meetings.


     7.18 Voting Agreement.  Seller shall promptly request in writing to James
A. Wyant ("Holder") that Holder enter into and deliver to Purchaser an agreement with Purchaser on or before March 13, 1999, substantially in the form of Annex 7.18 (the "Voting Agreement") under which Holder shall, as provided therein, vote not less than a majority of the outstanding voting stock of Seller, in favor of this Agreement, the sale of the Division Assets to Purchaser and the consummation of the other transactions contemplated by this Agreement (subject to Holder's fiduciary duties as described in more detail in the Voting Agreement).

     7.19 Fire Damage Remediation. Seller shall, at Seller's own expense, make those repairs and purchases set forth on Schedule 7.19 hereto ("Remediation Expenses"), which Remediation Expenses are related to damage caused by a fire in September 1998 at the Division's manufacturing facility located at 100 Readington Road, Somerville, New Jersey. If the Remediation Expenses have not been satisfied by the Closing Date, any remaining liability or obligation for Remediation Expenses shall be an Excluded Liability as provided in Section 2.2(g) hereof.


                                   ARTICLE 8


                        CONDITIONS PRECEDENT TO CLOSING


     8.1 Conditions of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to purchase and pay for the Division Assets and assume the Assumed Division Liabilities and to consummate the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:


     (a) No injunction, restraining order or decree of any Governmental Entity shall exist against Purchaser, Seller, the Division or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby;


     (b) The Stockholder Approval shall have been obtained;


     (c) The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (other than representations and warranties qualified as to materiality, which shall be true and correct in all respects) and Seller shall have complied with all covenants and agreements and satisfied all conditions on Seller's part to be performed or satisfied on or prior to the Closing Date; provided, that the failure of a representation and warranty to be true or correct or the non-compliance of a covenant or agreement shall not constitute a failure of the condition contained in this Section
8.1(c) if such failure or non-compliance is not a material breach of such representation and warranty or covenant or agreement, and if such failure or non-compliance, both alone and in conjunction with all other such failures and non-compliances, has not had a Material Adverse Effect;


     (d) Purchaser shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for Seller, a favorable written opinion dated the Closing Date and addressed to Purchaser in substantially the form attached as Annex 8.1(d) hereto;


     (e) Purchaser shall have received from the Chief Executive Officer or Chief Financial Officer of Seller a certificate dated the Closing Date stating that the requirements of subsections (b), (c) and (l) of this Section 8.1 have been satisfied;


     (f) Purchaser shall have received a certificate of the Secretary of Seller as to certain proceedings of the Board and stockholders of Seller;


     (g) Purchaser shall have received aggregate cash proceeds in an amount equal to the Purchase Price from the issuance and sale by Purchaser of its equity or debt securities and/or from borrowings under senior secured or revolving credit facilities, in each case on terms reasonably satisfactory to Purchaser (the "Required Financing");


     (h) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Purchaser and its counsel;


     (i) Purchaser shall have received an ALTA extended coverage Owner's policy of title insurance for the Division Owned Real Property with aggregate liability in the amount of $4.0 million, showing title to the Division Owned Real Property including the Division Improvements vested in Purchaser, together with any endorsements as Purchaser may reasonably request, and subject only to the Permitted Title Matters;


     (j) All consents, waivers, authorizations and approvals from third parties, including from any Governmental Entity, landlord or other Person, set forth on
Schedule 8.1(j) shall have been obtained;


     (k) Seller or any Affiliate of Seller required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension by reason of a request for additional information) shall have expired or terminated;


     (l) No act, event or condition shall have occurred after the date hereof, whether in the Ordinary Course, as a result of changes in general economic conditions or otherwise, which has had or could reasonably be expected to have a Material Adverse Effect;

     (m) Purchaser shall have received a duly executed Covenant Not to Compete of Seller substantially in the form of Annex 8.1(m);

     (n) Purchaser, IFC and Seller, shall have entered into a purchase and supply agreement substantially in accordance with the terms set forth in the term sheet attached hereto as Annex 8.1(n); and

     (o) Seller shall have arranged to have Congress Financial Corporation release its Lien on Division Assets so as to enable Purchaser's lender to substitute itself for Seller's lender in connection with the Purchaser's assumption of the IRB Indebtedness.

     (p) Seller shall have received from NJDEP (i) a No Further Action letter with Covenant not to Sue; (ii) a de minimus quantity exemption; or (iii) unconditional approval of Seller's negative declaration (collectively, "ISRA Approval") or (iv) approval of Seller's remediation agreement or remedial action work plan. Seller shall promptly apply for one of the above, as appropriate, pursuant to the Industrial Sites Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending or successor legislation and regulations ("ISRA").

     8.2 Conditions of Seller.   Notwithstanding any other provision of this
Agreement, and except as set forth below, the obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

     (a) The conditions set forth in subsections (a), (b), (h) (but as to Seller and its counsel) and (n) of Section 8.1 shall have been satisfied;

     (b) The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (other than representations and warranties qualified as to materiality, which shall be true and correct in all respects) and Purchaser shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, except for breaches that would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby;

     (c) Seller shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for Purchaser, a favorable written opinion dated the Closing Date and addressed to Seller in substantially the form attached as Annex 8.2(c) hereto;

     (d) Seller shall have received from the Chief Executive Officer or Chief Financial Officer of Purchaser a certificate dated the Closing Date stating that the requirements of Section 8.2(b) have been satisfied;

     (e) Seller shall have received a certificate of the Secretary of Purchaser as to certain proceedings of the board of directors of Purchaser; and

     (f) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Seller and its counsel;

     (g) Purchaser or any Affiliate of Purchaser required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension by reason of a request for additional information) shall have expired or terminated; and


                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual consent of Purchaser and Seller;

     (b) by Seller or by Purchaser, by written notice to the other, if the sale of Division Assets to Purchaser shall not have been consummated on or before September 30, 1999 (or such later date as Purchaser and Seller may agree in writing); provided, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before this date; provided further, that the passage of such period shall be tolled (and the date for such consummation shall be correspondingly extended) for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting consummation of the sale of the Division Assets and the other transactions contemplated by this Agreement or the calling or holding of the Meeting;

     (c) by Purchaser, by written notice to Seller, if prior to the Meeting or the vote of stockholders at the Meeting, the Board (i) shall withdraw or modify in any manner adverse to Purchaser its approval or recommendation of this Agreement, the sale of the Division Assets to Purchaser or the other transactions contemplated by this Agreement, (ii) shall approve any Alternative Proposal, or (iii) shall resolve to take any of the actions specified in sub-clause (i) or (ii) of this clause (c);

     (d) by Purchaser by written notice to Seller if (i) there has been a material (A) misrepresentation, (B) breach of warranty or (C) breach of covenant by Seller under this Agreement and such breach (to the extent that there shall not be continuing a material breach) shall not have been cured within twenty (20) business days after written notice thereof has been received by Seller or (ii) any of the conditions precedent to Closing set forth in
Section 8.1 has not been met on the Closing Date, and, in each case, Purchaser is not then in material default of its material obligations hereunder;


     (e) by Seller by written notice to Purchaser if (i) there has been a material (A) misrepresentation, (B) breach of warranty or (C) breach of covenant by Purchaser under this Agreement and such breach (to the extent that there shall not be continuing a material breach) shall not have been cured within twenty (20) business days after written notice thereof has been received by Purchaser or (ii) any of the conditions precedent to Closing set forth in
Section 8.2 have not been met on the Closing Date, and Seller is not then in material default of its material obligations hereunder;


     (f) by Seller, by written notice to Purchaser, if the Board, in the good faith exercise of its business judgment (based upon the written advice of Seller's counsel (referred to in Section 11.1)) has determined that the Board continuing to recommend to the stockholders of Seller the approval of this Agreement and the sale of the Division Assets to Purchaser would be a breach of the fiduciary duty of the Board of Seller under New York law;


     (g) by Seller or Purchaser, by written notice to the other, if (i) upon a vote at the Meeting, the Stockholder Approval shall not have been obtained or
(ii) the Meeting shall not have been held by September 15, 1999;


     (h) by either party, by written notice to the other, if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the sale of the Division Assets to Purchaser or the consummation of the other material transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;


     (i) by Purchaser if there shall have been a material breach of
Section 7.7(a); or


     (j) by Purchaser if the Voting Agreement shall not have been executed and delivered to Purchaser by Holder on or prior to March 13, 1999.


     9.2 Effect of Termination.


     (a) In the case of any termination of this Agreement, the applicable provisions of Sections 1.1, 7.3, 7.4, 7.7, 9.2 and 9.3 and Article 11 shall remain in full force and effect.

     (b) Upon termination of this Agreement as provided in Section 9.1, except as stated in subsection (a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective stockholders, directors, officers, employees, agents or other representatives.


     (c) Upon termination of this Agreement, all confidential information received by Purchaser from or on behalf of Seller shall be treated in accordance with the Confidentiality Agreements, which shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Agreement.


     (d) Nothing contained in this Section 9.2 shall release Seller or Purchaser from liability for any breach of this Agreement prior to its termination; provided, however, that in the event this Agreement is terminated pursuant to its terms, or the Closing does not occur for any reason, then the maximum liability of each of Buyer and Seller for one or more breaches of this Agreement prior to such termination shall in no event exceed $350,000.


     9.3 Breakup Fee.


     (a) In the event this Agreement is terminated by Purchaser or Seller, as applicable, pursuant to Sections 9.1(c), (f), (g) or (i) hereof, and Purchaser is not then in material default of its material obligations hereunder, then Seller shall promptly pay to Purchaser in immediately available funds a breakup fee equal to $350,000. The parties acknowledge that the breakup fee payable pursuant to this Section 9.3(a) in the event of a termination solely pursuant to Sections 9.1(c), (g) or (i) hereof constitutes the sole and exclusive remedy of Purchaser for such termination, and, as such, represents Purchaser's liquidated damages as compensation for such termination of this Agreement.


     (b) In the event this Agreement is terminated by Seller pursuant to
Section 9.1(b) hereof as a result of Purchaser's failure to obtain the Required Financing, and Seller is not then in material default of its material obligations hereunder, then Purchaser shall promptly pay to Seller in immediately available funds a breakup fee equal to $350,000. The parties acknowledge that the breakup fee payable pursuant to this Section 9.3(b) in the event of a termination solely pursuant to Section 9.1(b) as a result of Purchaser's failure to obtain the Required Financing constitutes the sole and exclusive remedy of Seller for such termination, and, as such, represents Seller's liquidated damages as compensation for such termination of this Agreement.


     9.4 Amendment. This Agreement may not be amended other than by a written instrument executed by Purchaser and Seller and authorized by their respective boards of directors; provided, that after the Stockholder Approval has been obtained, no amendment may be made that would materially reduce the amount of the Purchase Price or materially and adversely to Seller change the form of payment of the Purchase Price; provided, however, that Seller's officers acting in good faith shall have complete discretion in negotiating the resolution of any dispute over the calculation of the Estimated Purchase Price or the Purchase Price or any Indemnifiable Claim.

     9.5 Waiver. Any term or provision of this Agreement may be waived only in writing by the party entitled to the benefits thereof, by action approved by the board of directors of the waiving party. Any waiver by any party may be given at any time before or after the Stockholder Approval and (i) may extend the time for the performance of any of the obligations or acts of the other party, or (ii) subject to the proviso appearing in Section 9.4, waive compliance with any of the agreements by the other party or with any conditions (other than the condition appearing in Section 8.1(b) or 8.2(a)(but only to the extent that it applies to Section 8.1(b)) to its own obligations. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.


                                   ARTICLE 10


                                INDEMNIFICATION


     10.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the second anniversary of the Closing Date (the "Survival Period"); provided, that the representations and warranties contained in Sections 4.12(a) and 4.14 shall not terminate until the expiration of any applicable statute of limitations; provided, further, that representations and warranties contained in Sections 4.5 and 4.26 shall not terminate until the third anniversary of the Closing Date; provided, further, that representations and warranties contained in Section 4.2(a) shall not terminate but shall continue indefinitely.


     10.2 Indemnification.


     (a) Seller covenants and agrees to defend, indemnify and hold harmless Purchaser, each officer, director, employee, agent and representative of Purchaser and each Person who controls Purchaser within the meaning of the Securities Act from and against any Damages arising out of or resulting from:
(i) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Seller to perform or observe fully any covenant or agreement to be performed or observed by Seller pursuant to this Agreement; or (iii) the failure of Seller to pay, perform and discharge, as and when the same become due, any and all of the Retained Seller Liabilities;


     (b) Purchaser covenants and agrees to defend, indemnify and hold harmless Seller, each officer, director, employee, agent and representative of Seller and each

Person who controls Seller within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Purchaser to perform or observe fully any covenant or agreement to be performed or observed by Purchaser pursuant to this Agreement; or (iii) the failure of Purchaser to pay, perform and discharge, as and when the same become due, any and all of the Assumed Division Liabilities.


     10.3 Third Party Claims.


     (a) If any party entitled to be indemnified pursuant to Section 10.2 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.


     (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at Indemnifying Party's expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party unless the Indemnified Party shall have reasonably concluded that there are defenses or counter or cross claims available to it that may not be available to the Indemnifying Party, in which event the Indemnifying Party shall bear the reasonable fees and expenses (and shall pay the same on a current basis as incurred) of counsel and experts selected by the Indemnified Party, in the pursuit of such defenses or claims, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim as to which the Indemnified Party has a continuing liability without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld or delayed.


     (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall obtain the written consent of the

Indemnifying Party to any compromise or settlement of any such Indemnifiable Claim (which consent may not be unreasonably withheld).


     (d) Anything contained in this Section 10.3 to the contrary notwithstanding, Seller shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for (and shall pay the same on a current basis as incurred) the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Purchaser which Purchaser determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, could adversely affect the business, properties or prospects of Purchaser. So long as the Seller is contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Seller's consent, which consent shall not be unreasonably withheld or delayed.

     10.4 Limitations on Indemnification. Notwithstanding any other provision of this Agreement, the liability of the Indemnifying Party for claims under this Agreement shall be limited by the following:

     (a)  An Indemnified Party shall have no right to indemnification under this
Article 10 unless the aggregate of all such Indemnified Party's losses exceed $185,000 and then the Indemnifying Party shall be liable for all such Indemnified Party's losses in excess of such initial $185,000.

     (b)  An Indemnified Party shall have no right to indemnification under this
Article 10 after all Indemnified Parties in the aggregate have received payment of Damages of $2,000,000 in the aggregate.

     (c)  The limitation set forth in subsections (a) and (b) of this Section
10.4 shall not apply to (i) Damages resulting from conduct constituting fraud, by any party hereto in connection with the transactions contemplated hereby,
(ii) Seller's failure to indemnify and hold Purchaser free and harmless in respect of Damages resulting from Seller's failure to pay, perform and to discharge, as and when they become due, any or all Seller Retained Liabilities or (iii) Purchaser's failure to indemnify and hold Seller free and harmless in respect of Damages resulting from Purchaser's failure to perform and to discharge, when they become due, any or all Assumed Division Liabilities.

     (d)  An Indemnified Party shall have no right to indemnification under this
Article 10 for a claim based upon an inaccuracy or breach of a representation or warranty unless that claim is asserted by the Indemnified Party to whom such representation or warranty was made during the period during which such representation or warranty survives under Section 10.1. A claim shall be deemed to have been asserted for purposes of this clause (d) only if the asserting party provides written notice to the Indemnifying Party within the prescribed period setting forth in reasonable detail (to the extent of its information) the basis of its claim and the amount of the indemnity sought (to the extent then determinable).

     (e) The amount of Damages otherwise recoverable under this Article 10 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Indemnified Party, or any of its respective Affiliates (including in the case of the Purchaser, the Division once the Closing has occurred) is decreased by reason of any Damage in respect of which such Indemnified Party shall be entitled to indemnity under this Agreement, in any event after taking into account any taxes imposed on the receipt of such payment of Damages to the Indemnified Party. Notwithstanding the foregoing, Seller and Purchaser agree that, to the extent permitted by applicable law, any indemnity payments under this Article 10 shall be treated as an adjustment to the Purchase Price.


     (f) No Damages shall be recoverable by an Indemnified Party with respect to any matter which is covered by insurance, to the extent proceeds of such insurance or other third party indemnitor are paid net of any costs incurred in connection with the collection thereof (including, but not limited to present, retrospective, or future premiums, self-insured retention amounts, deductibles, legal and administrative costs and costs of investigations). Each Indemnified Party hereby agrees to file claims with and pursue recovery from all applicable insurers or indemnitors. To the extent such remedies are not exhausted, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against such insurers and third parties.

     (g) Each party hereto acknowledges and agrees that the sole and exclusive remedy with respect to any and all claims arising out of or relating to this Agreement or the transactions contemplated hereby other than with respect to the Voting Agreement, the Covenant Not to Compete of Seller contemplated by
Section 8.1(m), the Escrow Agreement, and Section 2.3 hereof, shall be pursuant to the indemnification provisions contained in this Article 10.

     (h) An Indemnified Party shall have no right to indemnification under this
Article 10 for a claim based upon an inaccuracy or breach of a representation or warranty if such representation or warranty is supplemented or updated between the date hereof and the Closing Date pursuant to Section 7.1(e); provided, that such representation or warranty (i) was true and correct in all material respects as of the date hereof and (ii) after giving effect to such supplement or update, is true and correct in all material respects as of the Closing Date.

     10.5 Deed Indemnification by Purchaser. To the extent that Purchaser asserts any claim or cause of action against Seller under the Deed which results in the Purchaser being entitled to collect from Seller an amount greater than such amount that Purchaser would be entitled to collect pursuant to this Agreement (the "Deed Excess"), Purchaser covenants and agrees to pay such Deed Excess to Seller at the time such Deed Excess is due from Seller, which amount shall be paid by Purchaser by Seller setting off against its obligations under the Deed, Purchaser's obligations hereunder.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by facsimile, upon receipt by facsimile, in each case to the parties at the following addresses or to such other address or facsimile number as shall be specified in writing by the intended recipient of such notice:

     (a) If to the Purchaser, addressed to:

              Paper-Pak Products, Inc.
              1941 White Avenue
              La Verne, California 91750
              Attention: William G. Hopkins,
              President and Chief Executive Officer

              Facsimile:  (909) 392-1726


         With a copy to:


              Paul, Hastings, Janofsky & Walker LLP
              Twenty-Third Floor
              555 South Flower Street
              Los Angeles, California 90071
              Attention:  Alan J. Barton, Esq.

              Facsimile:  (213) 627-0705

     (b) If to Seller:

              Wyant Corporation
              1475 32e Avenue
              Lachine (Quebec) H8T 3J1
              Attention: Donald C. MacMartin,
              Chairman, President and Chief Executive Officer

              Facsimile:  (514) 636-8317

         With a copy to:

              Winthrop, Stimson, Putnam & Roberts
              One Battery Park Plaza

                         New York, New York 10004-1490
                     Attention: Kenneth E. Adelsberg, Esq.


                           Facsimile:  (212) 858-1500


     11.2 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.


     11.3 Entire Agreement. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter. Without limiting the generality of the preceding sentence, the parties agree that this Agreement supersedes and terminates the letter agreement dated as of October 21, 1998 between Purchaser and Seller.


     11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and assigns; provided, however, that neither party shall directly or indirectly transfer or assign any of it rights hereunder in whole or in part without the prior written consent of the other party, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article 10, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns; provided, that in any event Purchaser may assign its rights hereunder to any lender or other provider of financing; provided, further, that Purchaser may assign or transfer its rights hereunder to a successor corporation in the event of merger, consolidation, or transfer or sale of all or substantially all of the assets of Purchaser.


     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.


     11.6 Recitals, Schedules and Annexes. The recitals, schedules and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.


     11.7 Construction and Miscellaneous.

     (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


     (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.


     (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.


     (d) This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provisions hereof.


     (e) For purposes of this Agreement, "including" shall mean "including without limitation."


     (f) References to "$" or "dollars" shall mean lawful currency of the United States.


     (g) References to "Federal" or "federal" shall be to the laws, agencies or other attributes of the United States (and not to any State or locality thereof).


     (h) References to "days" shall mean calendar days; references to "business days" shall mean all days other than Saturday, Sunday and days that are legal holidays in the State of New York.


     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.


     11.9 Submission to Jurisdiction. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan, The City of New York, for any action or proceeding arising out of this Agreement or any Annex or Schedule hereto or any document or instrument delivered at the Closing. Seller and Purchaser each hereby waives, to the fullest extent permitted by law, any claim that any action or proceeding brought in any such court was brought in an inconvenient forum. Seller hereby irrevocably appoints CT Corporation System in The City of New York as its agent to receive, on behalf of Seller, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Purchaser hereby irrevocably appoints CT Corporation System in The City of New York as its agent to receive, on behalf of Seller, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Seller and Purchaser each hereby agrees that any final judgment of the aforesaid Federal court shall be final, binding and conclusive upon it and may be enforced against it (including by levy of a Lien against any of its assets and foreclosure of such Lien) in any other court having jurisdiction over it or its property without any inquiry as to the merits of the claims or facts that have been so adjudicated and hereby waives and agrees not to assert, to the maximum extent permitted by law, any right or claim to challenge such judgment or to question its validity.

     11.10 Disclosure Schedules. Notwithstanding anything in this Agreement to the contrary, in lieu of schedules being attached to this Agreement, Seller shall deliver to Purchaser on the date hereof a disclosure letter (with schedules attached thereto) relating to the appropriate sections of this Agreement.

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


     IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


     PURCHASER:


     PAPER-PAK PRODUCTS, INC.


     By:________________________


     Title:


     Name:


     SELLER:


     WYANT CORPORATION


     By:_______________________


     Name:


     Title:

                                                                         ANNEX B

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of the eleventh day of March, 1999 by and between PAPER-PAK PRODUCTS, INC., a Delaware corporation ("Purchaser"), and JAMES A. WYANT (the "Holder"). For purposes of this Agreement, all capitalized terms shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below) unless otherwise defined herein or the context otherwise requires.

                                   WITNESSETH

     WHEREAS, Purchaser and Wyant Corporation, a New York corporation ("Wyant"), have entered into that certain Asset Purchase Agreement dated February 23, 1999 (the "Purchase Agreement"), pursuant to which Purchaser will purchase (the "Sale Transaction") from Wyant the Division Business and all of the Division Assets, subject to the assumption by Purchaser of the Assumed Division Liabilities;

     WHEREAS, Holder serves as voting trustee pursuant to that certain Voting Trust Agreement dated March 14, 1997 (the "First Voting Trust") by and among Holder, 3323986 Canada, Inc. and McCarthy Tetrault;

     WHEREAS, Holder serves as voting trustee pursuant to that certain Voting Trust Agreement dated March 18, 1997 (the "Second Voting Trust") by and among Holder, Wyant + Company Inc., 3287858 Canada, Inc., Derek Wyant Holdings, Inc. and McCarthy Tetrault;

     WHEREAS, in order to prevent Purchaser from terminating the Purchase Agreement pursuant to Section 9.1(j) thereof, Holder desires to enter into an agreement with respect the voting of the shares of Common Stock, $.01 par value per share (and as the same may be reclassified, split-up or otherwise modified, including any voting securities for which the same is exchanged, "Common Stock"), of Wyant ("Trust Shares") subject to, or which hereafter become subject to, the First Voting Trust or the Second Voting Trust.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1. Voting. Commencing on the date hereof and during the term of this Agreement, Holder agrees to vote, or cause to be voted, as applicable, the Trust Shares (a) to approve and adopt the Purchase Agreement and the transactions contemplated thereby, and (b) to approve and authorize the Sale Transaction; provided, however, that Holder shall have no obligation to vote the Trust Shares in such manner if (A) the Board of Directors of Wyant, in the good faith exercise of its business judgment (based upon the written advice of Winthrop, Stimson, Putnam & Roberts, Wyant's counsel), has determined that continuing to recommend to the stockholders of Wyant (i) the approval and adoption of the Purchase Agreement and the transactions contemplated thereby, and (ii) the approval of the Sale Transaction would be a breach of the fiduciary duty of the Board of Directors of Wyant under New York law, or (B) if Holder in the good faith exercise of his business judgment (based upon the written advice of Holder's counsel to Holder, which shall be a U.S. nationally-recognized law firm) determines that voting the Trust Shares in such a manner would be a breach of Holder's fiduciary obligations as a majority shareholder under New York law.

     2. Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest to occur of (a) the date as of which the parties hereto terminate this Agreement in writing, (b) the Closing Date or
(c) the terminating of the Purchase Agreement in accordance with its terms.

     3. Representations and Warranties. Holder hereby represents and warrants to Purchaser as follows:

          (a) Majority Shares. The Shares represent greater than 50% of the outstanding shares of Common Stock of Wyant.

          (b) Trusts. To the knowledge of Holder, each of the First Voting Trust and the Second Voting Trust remains in full force and effect.

          (c) Voting Trustee. Holder possesses and is entitled to exercise in his sole and absolute discretion all rights to vote and to take part in or consent to any corporate or stockholders' action in respect of and as holder of the Trust Shares.

          (d) Authority. Holder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder, and this Agreement has been duly executed and delivered by Holder.

          (e) Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (f) No Conflicts. The execution, delivery and performance of this Agreement by Holder does not and will not conflict with, or result in the breach by Holder or violation by Holder of, any agreement or obligation to which Holder is a party or by which Holder is bound.

     4.   Covenants. During the term of this Agreement, Holder agrees:

          (a) not to resign, or take any action which could reasonably be expected to result in his removal, as voting trustee under either the First Voting Trust or the Second Voting Trust;

          (b) not to terminate, or take or omit to take any action which could reasonably be expected to result in the termination of, either the First Voting Trust or the Second Voting Trust; and

          (c) not to directly or indirectly sell, transfer, assign or dispose of, or take any action which could reasonably be expected to result in the sale, transfer, assignment or disposition of, any of the Trust Shares.

     5.   Miscellaneous.

          (a) The parties hereto agree that Purchaser would suffer irreparable harm from a breach by Holder of any of the covenants or agreements contained herein. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Purchaser by reason of a failure by Holder to perform any of the obligations under this Agreement and agree that in the event of the actual or threatened breach by Holder of any of the provisions of this Agreement, Purchaser may, in addition and supplementary to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violation of the provisions hereof. If Purchaser institutes any action or proceeding to specifically enforce the provisions hereof, Holder hereby waives the claim or defense therein that Purchaser has an adequate remedy at law, and Holder shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          (b) Notwithstanding anything in this Agreement to the contrary, the maximum liability of Holder to Purchaser for one or more breaches of this Agreement shall be $350,000, less any amounts actually paid by Seller to Purchaser pursuant to Section 9.3(a) of the Purchase Agreement.

          (c) This Agreement, and the rights of the parties hereto, shall be governed by and construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of New York.

          (d) This Agreement may be amended and any term hereof may be waived only by an instrument in writing signed by Purchaser and Holder.

          (e) If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (f) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

          (g) No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

          (h) Holder shall not have any right to assign its voting power under this Agreement.

          (i) Each party hereto irrevocably submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (j) All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally (including by overnight express or messenger), upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (iii) if given by facsimile, upon receipt by facsimile, in each case to the parties at the following addresses or to such other address or facsimile number as shall be specified in writing by the intended recipient of such notice:

          (A)  If to the Purchaser, addressed to:

                   Paper-Pak Products, Inc.
                   1941 White Avenue
                   La Verne, California 91750
                   Attention: William G. Hopkins,
                   President and Chief Executive Officer

                   Facsimile: (909)392-1726

              With a copy to:

                   Paul, Hastings, Janofsky & Walker LLP
                   Twenty-Third Floor
                   555 South Flower Street
                   Los Angeles, California 90071
                   Attention: Alan J. Barton, Esq.

                   Facsimile: (213)627-0705

         (B)  If to Holder:

                   James A. Wyant
                   c/o Wyant Corporation
                   1475 32e Avenue
                   Lachine (Quebec) H8T 3J1

                   Facsimile: (514)636-8317

              With a copy to:

                   Winthrop, Stimson, Putnam & Roberts
                   One Battery Park Plaza
                   New York, New York 10004-1490
                   Attention: Kenneth E. Adelsberg, Esq.

                   Facsimile: (212)858-1500

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PAPER-PAK PRODUCTS INC.

By: _______________________________
         An Authorized Officer



JAMES A. WYANT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PAPER-PAK PRODUCTS INC.

By: _______________________________
         An Authorized Officer



JAMES A. WYANT

                                                                         ANNEX C

                            BUSINESS CORPORATION LAW
                            ARTICLE 6. SHAREHOLDERS

                           NY CLS Bus Corp (Section mark) 623 (1998)

(Section mark) 623.  Procedure to enforce shareholder's right to receive payment for shares

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholder's authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates [fig 1] for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (l) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

    (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

    (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

    (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

    (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

    (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

    (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

    (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates [fig 1] for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                                                         ANNEX D

                                     [LOGO]

                         HOULIHAN LOKEY HOWARD & ZUKIN
                               FINANCIAL ADVISORS


March 16, 1999

To The Board of Directors
Wyant Corporation


Dear Members of the Board:

We understand that Wyant Corporation (the "Company") has entered into an agreement pursuant to which the Company sold its Wyant Health Care Division ("Wyant Health Care") to Paper-Pak Products, Inc. (the "Buyer") for an aggregate consideration (the "Consideration") of approximately $15,600,000. We further understand that the Consideration will consist of: (i) $11,500,000 to be paid at closing; (ii) $550,000 to be maintained in an escrow account for 24 months;
(iii) the assumption of approximately $3,550,000 of indebtedness and (iv) the assumption of certain other liabilities of Wyant Health Care. We also understand that certain liabilities of Wyant Health Care are being retained by the Company. Such transaction and all related transactions are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the fairness of the Consideration, from a financial point of view, to the Company. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Wyant Health Care. Furthermore, at your request, we have not participated in negotiations with regard to the Transaction or advised you with respect to alternatives to it. We understand that the terms and conditions of the Transaction have not been finalized. Our opinion is necessarily based on the latest available information as of the date of this Opinion.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed Wyant Corporation's audited financial statements on Form 10-K for the three fiscal years ended December 31, 1997, and unaudited financial statements on Form 10-Q for the three quarters ended September 30, 1998, which the Company's management has identified as being the most current financial statements available;

     2. reviewed internally-prepared, unaudited financial statements for Wyant Health Care for the three fiscal years ended December 31, 1998, which the Company's management has identified as being the most current financial statements available;











                                  [LETTERHEAD]

To the Board of Directors
Wyant Corporation
March 16, 1999                                                            Page 2



     3.   reviewed copies of the following documents and agreements:

          (i) Asset Purchase Agreement between Paper-Pak Products, Inc. and Wyant Corporation, dated February 23, 1999;

          (ii) Paper-Pak's Acquisition of Wyant Healthcare and Tissue, Status Update, dated February 17, 1999; and

          (iii) Wyant Corporation -- Project Sun, Report to the Board of Directors, dated October 1, 1998;

     4. met with certain members of the senior management of the Company and Wyant Health Care to discuss the operations, financial condition, future prospects and projected operations and performance of Wyant Health Care;

     5. reviewed forecasts and projections prepared by the Company's management, with respect to Wyant Health Care for the fiscal year ending December 31, 1999;

     6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     7. reviewed certain other publicly available financial data for certain companies that we deem comparable to Wyant Health Care, and publicly available prices paid in other transactions that we considered similar to the Transaction; and

     8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Wyant Health Care, and that there has been no material change in the assets, financial condition, business or prospects of Wyant Health Care since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to Wyant Health Care and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Wyant Health Care. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be received by the Company in connection with the Transaction is fair to the Company from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                                                         ANNEX E

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-K/A
                               (AMENDMENT NO. 2)

                       FOR ANNUAL AND TRANSITION REPORTS
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
(MARK ONE)

(X) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the fiscal year ended December 31, 1998

                                       OR

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from _________ to __________

                         Commission file number: 0-8410

                               WYANT CORPORATION
             (Exact name of registrant as specified in its charter)

                New York                             11-2236837
     -------------------------------     -----------------------------------
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)


             100 Readington Road, Somerville, New Jersey      08876
             ------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code 908-707-1800

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12 (g) of the Act:


           Title of Each Class
---------------------------------------
Common Stock, par value $.01 per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes   X      No

================================================================================

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A. ( )

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of May 12, 1999, was $2,436,413.

As of May 12, 1999, there were 2,273,817 shares of common stock of the registrant outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE
                 1.   The Exhibits identified in Item 14 (a) 3.

                               TABLE OF CONTENTS

           Item                                                                                Page
PART I.
            1.  Business..................................................................       1
            2.  Properties................................................................       8
            3.  Legal Proceedings.........................................................       9
            4.  Submission of Matters to a Vote of Security Holders.......................       9

PART II.
            5.  Market for Registrant's Common Equity and Related Stockholder Matters.....       9
            6.  Selected Financial Data...................................................       11
            7.  Management's Discussion and Analysis of Financial Condition and Results of
                Operations................................................................       12
            7A. Quantitative and Qualitative Disclosures about Market Risk................       21
            8.  Financial Statements and Supplementary Data...............................       22
            9.  Changes in and Disagreements with Accountants on Accounting and
                Financial Disclosure......................................................       22

PART III.
            10.  Directors and Executive Officers of the Registrant.......................       22
            11.  Executive Compensation...................................................       24
            12.  Security Ownership of Certain Beneficial Owners and Wyant Management.....       29
            13.  Certain Relationships and Related Transactions...........................       31

PART IV.
            14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K..........       32

                                     PART 1

ITEM 1. BUSINESS

A.   GENERAL

     Wyant Corporation (formerly Hosposable Products, Inc.), a New York corporation incorporated in 1971 (hereinafter "Wyant"), has three wholly-owned subsidiaries, Bridgewater Manufacturing Corp., a New Jersey corporation ("Bridgewater"), IFC Disposables, Inc., a Tennessee corporation ("IFC") and Wood Wyant Inc. (formerly 3290441 Canada Inc.), a Canadian corporation ("Wood Wyant"). Through its Wyant Health Care Division (the "Division" or "Wyant
Health Care Division"), it manufactures and distributes adult incontinent products, including disposable underpads and adult briefs. IFC manufactures and distributes disposable wipers and sanitary paper products and systems. Wyant Health Care and IFC products are sold primarily in domestic markets. Wood Wyant manufactures and distributes sanitation products and systems to commercial and institutional markets in Canada. (The "Company" is used herein to make general references, without distinction among Wyant, Wyant Health Care Division, Bridgewater, IFC and Wood Wyant).

     WYANT HEALTH CARE DIVISION

     The majority of the sales of the Wyant Health Care Division's branded products are to distributors for eventual use by hospitals, nursing homes and other health care institutions, and to government agencies. Disposable underpads and adult briefs are the Division's principal products. Their end-use is for protection against incontinence. A portion of the Division's revenue is derived through the sale of finished products as private label brands for major customers. The Division's airlaid fabrics (AirlayTM) are used as components of wiping products manufactured by IFC, and also are sold in roll good form to converters and manufacturers who produce a wide range of health care, consumer and industrial products.

     In late 1996 the Division purchased a high speed adult brief converting line. Both branded and private label adult briefs were introduced in 1997 to further expand the Division's line of incontinent care products in this growth market.

     The Division's products are manufactured on a number of continuous production lines that automatically assemble the various layers of product materials, bond them with various fixative means, cut the materials to specific lengths and fold, count, stack and bag/box the completed products. During 1998, the Division produced the vast majority of its products with its own equipment, at leased facilities in Fresno, California and at its principal manufacturing facility in Branchburg, New Jersey purchased by Wyant in December 1993. The Division's products are sold by a direct sales organization supported by a customer service department located at the Branchburg facility.

     SALE OF WYANT HEALTH CARE DIVISION

     On February 23, 1999, Wyant's Board of Directors, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of such date, approved the sale of its Wyant Health Care Division to Paper-Pak Products, Inc. ("PaperPak") of LaVerne, California, for total consideration of approximately $15,500,000 including the assumption of certain debt of $3,500,000. The transaction is subject to PaperPak's completion of financing, customary regulatory approvals and the approval of Wyant shareholders and is expected to close during the second quarter of 1999.

     As stated above, the operations of the Division comprise the company-owned facility in Branchburg, New Jersey and the leased facility in Fresno, California and incorporate the adult incontinent products manufacturing activities undertaken directly by Wyant and Bridgewater. All assets related to these operations (including equipment) will be sold to Paper-Pak subject to the terms of the Asset Purchase Agreement. The lease covering the Fresno, California facility will be assigned to Paper-Pak.

     Following completion of the sale, the Company will cease the manufacture of adult incontinent products and the sale of the Division is not expected to materially affect the operations of the Company's other operating units as each is autonomous and separately managed. The Company will be precluded from re-entering the adult incontinent products business for a period of five years following the sale.

     The Division supplies airlaid non-woven fabric and incontinent products to IFC which will be subject to a three-year supply agreement upon completion of the sale. IFC will supply PaperPak with QuickableTM absorbent washcloths at an agreed upon price, which will be renegotiated every twelve months, and at a volume which will be predetermined.

     In reaching its decision to sell the Division , the Board of Directors considered the following principal factors:

1.   Strategic review of business

     During 1998, the Company completed a strategic review of its business. The major conclusion of this review was that the Company was operating in three uncomplementary industry sectors. After evaluating each segment, management found that the industry dynamics and market position and prospects of Wood Wyant and IFC were critical to the future results of Wyant, and that the Division's branded product sales had fallen in recent years. The Board of Directors, in this context, also considered the increase in income from operations in 1998 against cumulative operating losses of approximately $2,000,000 in 1997 and 1996.

2.   Significant capital investment could not be provided.

     The industry in which the Division operates has already experienced significant consolidation. Accordingly, the Division would require significant additional capital investment to experience future growth. Management concluded that the Company would not be able to provide the necessary capital to the Division for it to be successful.

3.   Debt reduction

     The sale of the Division will provide the opportunity to reduce the Company's debt while, at the same time, achieving significant value for the business and assets related to the Division.

4.   Future uncertainties related to the Division

     The Division faces several significant uncertainties in the near term that could have a material affect on the Company if the Division is not sold. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Significant factors and known trends with regard to Discontinued Operations").

5.   Business risks associated with disposition of the Division

     As a result of the sale of the Division, the Company's results of operations will be significantly dependent on, and materially affected by, the results of operations of its two remaining business segments. The Board of Directors viewed these as acceptable risks in light of the anticipated benefits of the sale of the Division, the Company's roots in the janitorial and sanitation business dating back to 1922 and management's strategic review and assessment of the Company's business segments.

6.   Fairness opinion

     The Board of Directors retained the services of outside financial advisors to assist in evaluating the financial elements of the sale of the Division. On March 16, 1999, these advisors provided the Board of Directors with the opinion that the transaction was fair from a financial point of view.

     WOOD WYANT

     Wood Wyant is a manufacturer and national distributor, in Canada, of a broad range of industrial and institutional sanitation products, including paper hand towels, bathroom tissue, related sanitary paper products, janitorial chemicals, waste receptacles and cleaning equipment and systems. Wood Wyant is one of two national distributors of a full line of sanitary paper products, janitorial chemicals and equipment, and sanitation supplies to institutional markets in Canada and is the only distributor focused solely on janitorial and sanitation supply products. Wood Wyant, headquartered in Montreal, employs approximately 440 people and operates a paper converting plant and two chemical manufacturing facilities in Ontario and British Columbia. Wood Wyant services some 20,000 customers through a direct sales organization supported by customer service centers located across Canada.

     Wood Wyant's manufacturing operations include the conversion of base paper and the manufacture of janitorial chemicals. Base paper is converted into paper hand towels and bathroom tissue at a plant owned by Wood Wyant in Pickering, Ontario. Specialized machinery in this plant cuts, folds or winds the paper into finished products that are packaged and placed in shipping containers.

     Wood Wyant develops and manufactures janitorial chemicals from raw materials produced by major base chemical suppliers. The chemicals are blended in large tanks and packed into shipping containers for sale by Wood Wyant's distribution network.

     Wood Wyant's distribution operations are conducted primarily from leased facilities throughout Canada, thereby providing flexibility in meeting market requirements and eliminating the need to make capital expenditures for real estate.

     In 1998, the Company, through Wood Wyant, acquired several businesses engaged in the distribution of sanitation products and manufacture of janitorial chemicals. On April 30, 1998, Wood Wyant acquired all of the issued and outstanding shares of H.A. Perigord Company Limited, a distributor of sanitation products. On June 26, 1998, Wood Wyant acquired all of the issued and outstanding shares of Professional Sanitation Products Ltd., a distributor of sanitation products. The total consideration for these acquisitions amounted to $3,070,806, which was comprised of cash of $2,107,645 and 146,666 Class F Preferred shares of Wood Wyant.

     On June 30, 1998, Wood Wyant acquired all of the issued and outstanding shares of four related businesses based in British Columbia for $2,644,228, comprised of cash of $1,760,696 and 136,445 Class F Preferred shares of Wood Wyant. The companies acquired are Midway Supply Ltd., Purnel Distributors Ltd. and Midway Purnel Sanitary Supply Ltd., all of which are distributors of sanitation products, and Fraser Valley Industrial Chemicals Inc., a manufacturer of janitorial chemicals. For further information with respect to these acquisitions, please see Note 3 to the Company's consolidated financial statements.

     IFC

     IFC's operations are conducted at a newly established location in Brownsville, Tennessee. IFC's manufacturing operations include the conversion of various materials into wiping products. Specialized machinery cuts, folds or winds various materials into finished products which are packaged and placed into shipping containers. IFC's products are sold to some 683 distributors and brokers located in 44 states by a direct sales organization and independent brokers supported by customer service located at the Brownsville facility.

B.   INDUSTRY SEGMENTS

     The Company operates in three industry segments, including the health care products segment. The assets, revenues and income before taxes of the two continuing segments are shown in the "Notes to Consolidated Financial Statements" (Part IV, Item 14).

C.   SUPPLY OF RAW MATERIALS

     The Company purchases raw materials necessary for the manufacture of its products from several unaffiliated suppliers. These raw materials are readily available from numerous sources. The Company is not dependent upon any one major source of supply, and is not limited by any supply contracts.

     As of January 1, 1999, the Company signed a five-year supply agreement to purchase a minimum of 16,200 short tons of paper towelling and tissue annually at market prices. This supplier provides 100% of the Company's requirements for these products.

D.   MARKETING AND SALES

     WOOD WYANT

     Wood Wyant's products are sold by a field sales organization of approximately 110. Sales (other than inter-company transactions with IFC) are made primarily to end users, with a minor percentage made to distributors.

     STRATEGY AND MARKETING

     Wood Wyant's marketing strategy was established in the fall of 1994 following an extensive study of its sales organization by Wood Wyant and Tandem Consulting Group, Canada's leading sales and marketing consulting group. This study, which was undertaken over a period of several months, led to the corporate strategy of building a business with superior return based upon a consultative approach of developing comprehensive cost effective solutions to customers' sanitation needs. In pursuing this strategy, Wood Wyant's primary focus was on washroom and floor care programs within the health care, education, industrial and office channels of distribution. This strategy has required increased investment in sales training activities to increase product knowledge and improve sales and account management capabilities. In addition, a broad cross-section of managers participated under the direction of a task force in the development of a strategic sales plan designed to ensure growth consistent with Wood Wyant's objective.

     Wood Wyant's direction in marketing calls for profitable growth based upon a consultative selling approach where skilled and highly trained account managers provide customers with cost effective solutions to sanitation problems. Wood Wyant's marketing activities are consolidated in Montreal and have been strengthened by the appointment of a Director of Marketing reporting to the Vice President, Sales and Marketing and by the appointment of Product Line Managers responsible for the planning and profitability of Wood Wyant's product lines. The marketing group of Wood Wyant is responsible for the strategic direction and growth and development of Wyant's various product lines.

     SERVICE AND LOGISTICS

     Wood Wyant operates fourteen full service customer service centers located strategically across Canada in Dartmouth (Halifax), Lachine (Montreal), Hull (Ottawa), Pickering (Toronto), Sudbury, Sault Ste-Marie, Thunder Bay, Winnipeg, Edmonton, Castlegar, Kelowna and Vancouver (3). Responsibility for logistics is centralized to provide greater control over essential operations of the business in the areas of forecasting, production planning, inventory control and management and purchasing. Service level standards are established and performance is monitored on a continuous basis. Wood Wyant maintains a policy of next day delivery of all core stocking products from its major service centers. Such deliveries are made via courier companies, transportation companies, local cartage or company - operated vehicles in selected locations. As a result of these service levels and short lead times for replenishment, there are no material backlogs.

     Wood Wyant's principal customer channels are in the health care and education (including schools, universities and colleges) segments, but also include industrial entities and distributors. Most of its customers are located in Canada, with customers in the United States accounting for less than 8% of sales, including sales to IFC. Wood Wyant has no single customer that accounts for more than 1% of sales, except for IFC, which accounts for 6.5% of sales.

     WYANT HEALTH CARE DIVISION

     The Division's products are sold by 13 salaried sales and marketing personnel and by several independent sales organizations that work on a commission basis.

     Most of the Division's sales (other than inter-company transactions with IFC) are made to distributors that, in turn, sell the Company's products to institutional users such as hospitals and nursing homes, and to industrial users. Other sales are made to private labellers that sell to retail individual/chain stores. The retail chains usually sell the products under private label.

     The following table shows, for the years indicated, percentage information in respect of the Division's net sales.

                                                1996       1997       1998
                                                ----       ----       ----
     Major Distributors...................      10.5       12.4       11.1
     Other Distributors...................      34.7       19.9       21.0
     Government Agencies..................       1.0        1.1        0.8
     Private Label........................      18.4       28.9       28.7
     Converters (airlaid/nonwoven fabrics)       7.0   *    5.2   *    7.7      *
     Industrial Wiping Products (IFC).....      28.4       32.5       30.7

[FN]
* Does not include inter-company sales of $2,474,815, $2,498,939 and $1,542,772, in 1998, 1997 and 1996, respectively, to IFC.

     At December 31, 1998 the Division had a backlog of firm orders of approximately $2,120,000, compared to $1,460,000 at December 31, 1997. These firm orders will be filled during the first quarter of 1999.

     IFC

     IFC's products are sold by 8 salaried sales personnel and by several independent sales organizations that are paid on a commission basis.

     IFC sales are comprised of wiping products (60%) and sanitary paper products (40%). All wiper products sold by IFC are manufactured in its Brownsville, Tennessee facility. All of IFC's sanitary paper products and systems are supplied by Wood Wyant with IFC acting as Wood Wyant's master distributor in the continental United States market.

     IFC's sales are made primarily to distributors that resell IFC's products to institutional users such as manufacturers, utilities, nursing homes and restaurants.

E.   COMPETITION

     WOOD WYANT

     Wood Wyant competes in the sanitary paper and janitorial product markets across Canada. The Canadian market for sanitary paper and sanitation products is fragmented and is served by over 200 distribution companies that compete directly with Wood Wyant on a regional basis and that tend to be small to medium sized. Only two companies compete on a national basis, with Wood Wyant being the only national full line distributor focused solely on the institutional sanitation market. Recently, the North American sanitation distribution industry has been experiencing a period of consolidation. Wood Wyant participated in this consolidation process through the acquisition of four distributors in Canada during the second quarter of 1998. Wood Wyant will continue to seek out acquisition opportunities which meet its investment criteria.

     Wood Wyant's distribution capabilities are enhanced by its vertical integration as a converter of paper products and a manufacturer of a complete line of sanitation chemicals. Wood Wyant's size also permits it to take full advantage of the benefits of bulk pricing and volume discounts offered by its suppliers. However, Wood Wyant's ability to compete successfully is dependent upon its ability to make timely delivery of quality products at competitive prices. With respect to sanitary paper products, Wood Wyant is not fully integrated and competes with fully integrated sanitary paper producers that have substantial financial resources and significant market share relative to Wood Wyant; therefore, Wood Wyant's results of operations could be adversely affected if such fully integrated producers attempt to significantly increase market share.

     WYANT HEALTH CARE DIVISION

     The industry in which the Division competes is highly competitive. Among the competitors are such firms as Kendall, PaperPak (the proposed buyer of the Division) and others with substantially greater resources than the Company's, as well as many firms comparable to the Division in size and the primary businesses of which are directly competitive. Although the Division is a leading manufacturer of underpads, it is not a significant factor in the overall adult incontinent market.

     The Division's ability to compete successfully is dependent upon its ability to make timely deliveries of value added products of a quality similar to or higher than that of its competitors and at competitive prices.

     IFC

     IFC competes with major paper mills and smaller converters of towel, tissue and disposable wiping products. The major mill category of competition includes such companies as Kimberly Clark, Fort James and Wisconsin Tissue. The smaller converters are multiple in number and are more regional in their market approach.

     In order to compete successfully, IFC must supply its customers with quality products at competitive prices. Customer service and sales support programs are necessary to insure that IFC is regarded as a valuable partner by its customers.

F.   EMPLOYEES/UNION CONTRACTS

     WOOD WYANT

     Wood Wyant currently has approximately 440 employees, including approximately 320 salaried employees and 120 hourly employees. Wood Wyant's hourly workers are covered under four separate collective bargaining agreements, the largest of which covers 80 workers at Wood Wyant's Pickering plant and expires on October 25, 1999. Wood Wyant has never had a work stoppage in its history, nor has it had any other material labor problems.

     WYANT HEALTH CARE DIVISION

     The Division has 187 employees, of whom 145 are employed in New Jersey, and 42 are employed in Fresno, California.

     The Division is party to collective bargaining agreements with the International Production Service & Sales Employees Union that serves its New Jersey factory-labor employees. The agreements expire in 2001. The Division considers its relations with its employees to be satisfactory, and no labor disputes are anticipated, nor have any affected operations negatively to date.

     IFC

     IFC employs 62 personnel at its facility in Brownsville, Tennessee. Employees are not unionized.

G.   PATENTS AND TRADEMARKS

     The Company is the owner of 36 patents and 167 trademarks.

     Of the patents, 35 apply to the Sanitation Products segment and relate to dispensers used with the Company's paper and chemicals products. The remaining patent is for "Tuckables(R)" underpads manufactured by the Health Care Products segment. The Company is not able to assess any economic advantage particularly attributable to any of the above patents.

     The trademarks relate primarily to the Sanitation Products segment (134 trademarks), with 19 applicable to the Health Care Products segment and 14 to the Wiping Products segment. These trademarks are used to protect the identification of individual products, but the Company is unable to assess any economic advantage particularly attributable to any of them. Moreover, there is no assurance that trademark rights are enforceable as a mere consequence of trademark registration.

H.   ENVIRONMENTAL

     The Company has been participating with the New Jersey Department of Environmental Protection ("DEP") in the investigation and potential clean-up of the Company's former site of operation located at 5 and 6 Easy Street, Bridgewater, New Jersey. As a tenant, the Company is potentially responsible to the DEP for environmental contamination based solely upon it having been a tenant at the site where there is contamination. Similarly, the Company is potentially jointly and severally liable with the landlord for both the investigation and clean-up costs. To date, the investigation has established that, in addition to on-site contamination, some of the contamination on the site is or has come from off site. The Company disputes it caused any such contamination and maintains that on-site contamination was a result of prior tenants' acts.

     Nevertheless, the Company has fully cooperated with the DEP and has presently been directed by the DEP to delineate the ground water contaminant plume, which may result in establishing that the contamination is a regional problem rather than one specific to the former site that the Company leased.

     The Company has entered into a flat fee contract with its environmental consultants for $11,750 for the delineation investigation. Upon determination of the contaminant plume, the Company will petition the DEP for a classification exception area where the remedial action will be natural attenuation.

     After the investigation is completed, the DEP could require clean-up or remediation of the contamination on site, the cost of which could potentially be in the range of $100,000 to $150,000. However, present technology is such that no remedial action plan could bring the site in conformity with the present DEP regulations, regardless of the funds spent.

     The Company is unaware of any other environmental or similar matters that would have a material effect on the capital expenditures, earnings or competitive position of the Company.

Item 2. PROPERTIES

     WOOD WYANT

     Wood Wyant's manufacturing operations include the conversion of base paper and the manufacturing of janitorial chemicals. Base paper is converted into paper hand towels and bathroom tissue at a plant owned by Wood Wyant in Pickering (Toronto), Ontario. Specialized machinery in this plant cuts, folds or winds the paper into finished products that are packaged and placed in shipping containers. The Pickering plant occupies approximately 149,500 square feet. For the year ended December 31, 1998, production at Pickering totalled approximately 1,808,000 cases, which represents approximately 66% of capacity.

     Wood Wyant develops and blends janitorial chemicals from raw materials produced by major base chemical suppliers. The chemicals are blended in large tanks and packed into shipping containers for sale by the Wood Wyant distribution network. Wood Wyant operates two chemical plants which are located in rented facilities in Scarborough (Toronto), Ontario and Abbotsford (Vancouver), British Columbia. For the year ended December 31, 1998, total production at these plants reached approximately 2,857,000 liters (49% of capacity).

     Wood Wyant's distribution operations are conducted through leased facilities throughout Canada, thereby providing flexibility in meeting market requirements and eliminating the need to make capital expenditures for real estate. The location of the leased facilities, including square footage and lease expiration dates, are as follows:

                                         AREA IN           YEAR OF
                                       SQUARE FEET        EXPIRATION
                                       -----------        ----------
Manufacturing
Pickering (Toronto), Ontario (1)......    78,200              --
Scarborough (Toronto), Ontario........    22,700             2001
Abbotsford, B.C.......................     4,500        month to month
Distribution
Dartmouth (Halifax), Nova Scotia......    12,100             2003
Lachine (Montreal), Quebec............    91,700             2004
Hull (Ottawa), Quebec (2).............     7,800        month to month
Pickering (Toronto), Ontario (1)......    71,300              --
Sudbury, Ontario......................    12,000             2003
Sault Ste-Marie, Ontario..............     8,100             2003
Thunder Bay, Ontario..................     4,200             2003
Winnipeg, Manitoba....................    12,000             2001
Edmonton, Alberta.....................    14,000             2000
Burnaby (Vancouver), B.C..............    10,400             2000
Coquitlam (Vancouver), B.C............    25,000             2000
Vancouver, B.C........................     8,000             2000


(1)  Wood Wyant owns this 149,500 sq. ft. facility.
(2)  A new lease for a term of 5 years is currently being finalized.

     WYANT HEALTH CARE DIVISION

     Since May 31, 1994 the Division has conducted all New Jersey operations at its Branchburg, New Jersey location. This facility accommodates manufacturing operations, warehousing and administrative activities in a 111,640 square foot building. This facility will be sold to PaperPak pursuant to the Asset Purchase Agreement if the transaction is consummated.

     The Division leases approximately 80,000 square feet, used for manufacturing and warehousing, in a building at 95 Santa Fe Avenue, Fresno, California, from Len-Sid Realty Co. Leonard Schramm, a former President of the Company is a partner in Len-Sid Realty Co. The terms of the lease agreement, including $110,116 as annual rent, are comparable to terms that might be obtainable from an unaffiliated lessor of like property in the immediate vicinity of the Fresno warehouse. The lease term is for six months, but terminable on 90 days' notice (essentially, because the landowner, The Atchison, Topeka and Santa Fe Railroad, has the right to terminate Len-Sid Realty Co.'s "possession" on 90 days' notice). This lease will be assigned to PaperPak upon completion of the sale of the Division. See "Business - General - Sale of Wyant Health Care Division."

     IFC

     During November 1997, IFC relocated its manufacturing operations from leased premises in Jackson, Tennessee to a leased facility in Brownsville, Tennessee. The lease for this 100,000 square foot facility will expire on December 31, 2004. IFC has the option to extend the term by three years to December 31, 2007.

Item 3. LEGAL PROCEEDINGS

     From time to time, the Company may be a party to legal proceedings incidental to its business. At present, there are no legal proceedings that are material to the Company.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No event that would be described in response to this item has occurred.

                                    PART II

Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Common Stock is traded on The Nasdaq SmallCap Market under the symbol "WYNT". The listing of the Common Stock was transferred to The Nasdaq SmallCap Market from the Nasdaq National Market System, effective with the open of business on April 5, 1999. Wyant has been informed by the Nasdaq Stock Market that it currently satisfies the continued listing requirements of The Nasdaq SmallCap Market. The continued listing of the Common Stock on The Nasdaq SmallCap Market is subject to customary administrative requirements of the Nasdaq Stock Market relating to the listing.

     On May 21, 1998, the Company effected a four-for-three stock split of the Common Stock (the "Stock Split") in the form of a stock dividend to holders of record on April 28, 1998. The following table sets forth the quarterly high and low prices per share for the Common Stock for the periods indicated, as reported by the Nasdaq National Market System. The prices for the period prior to May 21, 1998 have been retroactively adjusted to reflect the Stock Split. These prices represent prices by dealers, do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.

                        HIGH       LOW
                       -----      -----
1997

1st Quarter            4.312      3.375
2nd Quarter            3.937      3.187
3rd Quarter            4.875      2.625
4th Quarter            5.250      4.125

1998
1st Quarter            7.406      4.594
2nd Quarter            6.750      5.188
3rd Quarter            5.750      3.250
4th Quarter            4.500      3.250


     As of May 12, 1999, there were 2,273,817 shares of Common Stock outstanding and approximately 700 record holders of Common Stock.

     Wyant has never paid a cash dividend on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Wyant's ability to pay dividends is subject to Wyant's income, receipt of cash flow from subsidiaries in the form of dividends or similar distributions, financial condition, capital needs and restrictions contained in various credit agreements.

ITEM 6. SELECTED FINANCIAL DATA

                                                                           YEAR ENDED DECEMBER 31
                                                --------------------------------------------------------------------------
                                                   1998            1997            1996            1995             1994
                                                ---------       ---------       ---------        ---------        ---------
                                                                                                                  Unaudited
                                                                 (In thousands, except per share amounts)
STATEMENT OF OPERATIONS DATA:
Sales.....................................      $  67,124       $  63,560       $  62,591        $  60,539        $  59,456
Cost of sales.............................         43,218          39,691          38,152           37,035           38,167
                                                ---------       ---------       ---------        ---------        ---------
Gross profit..............................         23,906          23,869          24,439           23,504           21,289
Selling, general and administration
  expenses................................         21,358          21,125          21,325           20,814           22,125
Amortization..............................            508             429             505              584              653
Non-recurring items.......................             --              --             550            1,808               61
Interest expense..........................          1,158             745             511              742              724
Other income (expense)....................           (244)           (230)           (185)             191              265
                                                ---------       ---------       ---------        ---------        ---------
                                                   22,780          22,069          22,706           24,139           23,828
Income (loss) from continuing
  operations before income taxes
  and extraordinary gain..................          1,126           1,800           1,733             (635)          (2,539)
Income tax expense (benefit)..............            572             801             796             (460)            (625)
                                                ---------       ---------       ---------        ---------        ---------
Income (loss) from continuing operations
  before extraordinary gain...............            554             999             937             (175)          (1,914)
Income (loss) from discontinued
  operations, net of income taxes.........          1,021            (581)           (793)             269            1,210
                                                ---------       ---------       ---------        ---------        ---------
Income (loss) before extraordinary gain...          1,575             418             144               94             (704)
Extraordinary gain, net of income taxes...             --              92              --               --               --
                                                ---------       ---------       ---------        ---------        ---------
Net income (loss).........................          1,575             510             144               94             (704)
Dividends and accretion of mandatorily
  redeemable preferred shares.............            360             191              --               --               --
                                                ---------       ---------       ---------        ---------        ---------
Net income (loss) attributable to
  common shares...........................      $   1,215       $     319       $     144        $      94        $    (704)
                                                =========       =========       =========        =========        =========
Per common share
Basic
  Income (loss) from continuing operations
    before extraordinary gain.............      $    0.06       $    0.22       $    0.26        $   (0.05)       $   (0.53)
  Discontinued operations.................      $    0.28       $   (0.16)      $   (0.22)       $    0.08        $    0.33
  Net income (loss).......................      $    0.34       $    0.09       $    0.04        $    0.03        $   (0.20)

Diluted
  Income (loss) from continuing operations
    before extraordinary gain.............      $    0.06       $    0.22       $    0.26        $   (0.05)       $   (0.53)
  Discontinued operations.................      $    0.27       $   (0.16)      $   (0.22)       $    0.08        $    0.33
  Net income (loss).......................      $    0.33       $    0.09       $    0.04        $    0.03        $   (0.20)
Weighted average number of common
  shares outstanding......................      3,606,247       3,597,125       3,589,884        3,589,884        3,589,124

                                                                               AT DECEMBER 31
                                                ---------------------------------------------------------------------------

                                                   1998            1997            1996            1995             1994
                                                ---------       ---------       ---------        ---------        ---------
                                                                                                 Unaudited        Unaudited
BALANCE SHEET DATA:
Working capital of continuing operations..      $   1,822       $      82       $   3,217        $   8,410        $   6,783
Total assets..............................         42,540          37,156          37,593           38,441           39,586
Long-term obligations (excluding
  current maturities).....................          3,888           1,998           6,259            5,945            7,718
Redeemable preferred shares...............          5,990           4,930           2,268            2,268            2,268
Cash Dividends declared per common share..             --              --              --               --               --

NOTE: Data for the years 1994 to 1997 inclusive have been restated to reflect the discontinued operations presentation and the stock split which occurred in 1998.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements and accompanying notes. (See Item 14). As discussed under "Business - General - Sale of Wyant Health Care Division", pursuant to the Asset Purchase Agreement, Wyant has agreed to sell the Division and substantially all of its operating assets to PaperPak. Accordingly, such consolidated financial statements, as well as the discussion below and analysis of financial condition and operations, reflect the consummation of this transaction by showing the health care business as "discontinued operations" for income statement purposes and as "assets held for divestiture" for balance sheet purposes.

     The following information and the information included under "Business" includes forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve a number of risks and uncertainties that may influence the financial performance and earnings of the Company, and may cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, factors such as the ability of the Company to successfully integrate the business and personnel of various acquired businesses into its operations, the ability to implement its business strategy assuming consummation of the PaperPak transaction, the ability to adequately address Year 2000-related issues, the ability to maintain existing customer relationships and to secure new customers on satisfactory terms, whether by contract or otherwise, unforeseen price pressure on the Company's products or significant cost increases that cannot be recovered through price increases or productivity improvements, the ability to obtain any necessary financing on reasonably satisfactory terms, the effect of exchange rate fluctuations and the effect of competitive, capital market and general economic conditions. Such forward-looking statements, which reflect the Company's current views with respect to certain future events and financial performance, should be considered in light of such factors.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     SALES: Sales of continuing operations for the year ended December 31, 1998 increased by $3,564,434 or 5.6% to $67,124,137 from the total of $63,559,703 in the year ended December 31, 1997, after eliminating inter-segment sales of $4,083,590 in 1998 and of $4,074,080 in 1997.

     Sales of the sanitation products segment were $54,490,900 in 1998, up by $1,956,172 or 3.7% over the 1997 sales of $52,534,728. This increase resulted from additional sales from the businesses acquired in the second quarter of 1998, which more than offset a reduction in selling prices of paper products and the adverse effect of a weaker Canadian dollar translation rate.

     Sales of the wiping products segment increased by $1,617,772 or 10.7% to $16,716,827 in 1998, from $15,099,055 in 1997. The increase resulted primarily from higher sales of paper products and systems.

     COST OF SALES AND GROSS PROFIT: Gross profit of the sanitation products segment for 1998 was $21,041,150 or 38.6% of sales, compared with $21,169,065 or 40.3% of sales in 1997. The lower margin primarily reflected the continuing competitive pricing environment for paper products, together with slightly reduced margins for chemicals and sanitation products.

     Gross profit of the wiping products segment in 1998 amounted to $2,864,521 or 17.1% of sales, compared with $2,699,437 or 17.9% of sales in 1997. The reduced margin resulted from increased sales of paper products, which generate relatively lower margins than most of the segment's other product lines.

     SELLING EXPENSES: Selling expenses for 1998 amounted to $12,658,838, an increase of $727,358 or 6.1% over the 1997 level of $11,931,480. Expenses of the sanitation products segment in 1998 at $10,438,946 were $573,953 or 5.8% higher than the 1997 amount of $9,864,993. The increase resulted primarily from the added expenses of the acquired businesses, which more than offset the favorable impact of the weaker Canadian dollar translation rate. In the wiping products segment, selling expenses in 1998 were $2,219,892, an increase of $153,405 or 7.4% over the 1997 total of $2,066,487, due principally to higher outward freight costs resulting from the higher level of sales ($119,934).

     GENERAL AND ADMINISTRATION EXPENSES: General and administration expenses for 1998 were $8,699,535, a reduction of $494,408 or 5.4% compared with the 1997 expenses of $9,193,943. Expenses of the sanitation products segment for 1998 were $7,811,599, compared with $8,288,049 in 1997. The decrease of $476,450 or
5.7% from 1997 resulted from savings derived primarily from lower staffing levels and the consolidation of warehousing activities at a Company-owned facility which, together with the favorable impact of the weaker Canadian dollar translation rate, more than offset the expenses added from the businesses acquired during the second quarter of 1998 and the special charge of $464,286 incurred in the third quarter of the year for the rationalization of Wood Wyant's operations following the acquisition of those businesses.

     Expenses of the wiping products segment for 1998 were $572,936, an increase of $114,542 or 25.0% over the 1997 level of $458,394. This resulted primarily from a $50,000 increase to the allowance for doubtful accounts which was required due to slower collection of accounts receivable, together with higher staffing costs. Corporate charges in 1998 were $315,000, a decrease of $132,500 compared with the total of $447,500 in 1997, which included $206,500 of professional fees associated with the purchase of the Canadian sanitation products business in March 1997.

     AMORTIZATION: Amortization amounted to $507,540 in 1998, an increase of $78,729 over the 1997 level of $428,811, due to the additional amortization from the acquired businesses and from the goodwill resulting from their purchase.

     INTEREST EXPENSE: Interest expense amounted to $1,158,249 in 1998, an increase of $413,160 over the 1997 expense of $745,089. The increase resulted from higher borrowing costs in the United States ($290,450), together with an increase in Canada of $122,710 which resulted from the financing of the businesses acquired during 1998. Interest expense in the United States for 1998 includes approximately $632,000 of interest on the loan from Congress Financial Corporation. This loan will be repaid from the proceeds from the sale of the discontinued health care operations and consequently the interest expense will be reduced accordingly from the time of the transaction.

     OTHER INCOME: Other income amounted to $244,067 in 1998, up from $230,790 in 1997.

     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EXTRAORDINARY
GAIN: Income from continuing operations before income taxes and extraordinary gain amounted to $1,125,576 in 1998, a reduction of $674,393 from the 1997 level of $1,799,969. The sanitation products and wiping products segments decreased by $414,468 and $149,059 respectively, while corporate expenses were $110,866 higher in 1998. The results for 1998 include the special charge of $464,286 incurred in the third quarter for the rationalization of Wood Wyant's operations following the acquisitions in the second quarter of the year.

     INCOME TAXES: Income tax expense at $572,000 was $228,597 lower in 1998 than the expense of $800,597 in 1997, reflecting the reduced level of pre-tax income in 1998.

     DISCONTINUED OPERATIONS: The discontinued health care operations generated after-tax income from operations of $1,021,602 or $0.28 per common share in 1998, compared with an after-tax loss of $580,874 or ($0.16) per common share in 1997. The improvement in 1998 was primarily a result of a 16.4% increase in sales, due to the higher sales of Symphony(R) and private label adult incontinent briefs, which were introduced during the first half of 1997 and of higher margins, at 20% of sales compared with 16% of sales in 1997, due to manufacturing efficiencies and increased sales activity. In addition, general and administration expenses were lower than in 1997, when a non-recurring charge of $427,000 for severance costs and professional fees was incurred.

     EXTRAORDINARY GAIN: An extraordinary gain of $91,958 or $0.03 per common share, net of tax of $47,372, was realized in 1997 on the refinancing of certain term debt.

     NET INCOME: Net income for 1998 amounted to $1,575,178, an improvement of $1,064,722 over the 1997 income of $510,456. After deducting dividends and accretion relating to the mandatorily redeemable preferred shares, the earnings amounted to $0.34 per common share in 1998, compared with $0.09 per common share in 1997.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     SALES: Sales of continuing operations for the year ended December 31, 1997 increased by $968,996 or 1.55% to $63,559,703 from the level of $62,590,707 in the year 1996, after eliminating inter-segment sales, which increased to $4,074,080 in 1997 from $2,299,634 in 1996.

     Sales of the sanitation products segment were $52,534,728 in 1997, down by $351,618 or 0.7% from the 1996 sales of $52,886,346. This reduction resulted from the negative impact of a weaker Canadian dollar translation rate and lower selling prices for paper products, partially offset by higher sales volume of paper products and increased sales of sanitation products and equipment.

     Sales of the wiping products segment increased by $3,095,060 or 25.8% to $15,099,055 in 1997, from $12,003,995 in 1996. This improvement was the result of significantly higher sales of paper products and systems.

     COST OF SALES AND GROSS PROFIT: The sanitation products segment realized gross profit of $21,169,065 or 40.3% of sales in 1997, compared with $21,991,889 or 41.6% of sales in 1996. The margin reduction was primarily caused by the competitive pricing environment for paper products in 1997.

     Gross profit of the wiping products segment was $2,699,437 or 17.9% of sales in 1997. In 1996 gross profit amounted to $2,447,344 or 20.4% of sales. The lower margin was the result of the significant increase in sales of paper products, which generate lower margins than the segment's other product lines.

     SELLING EXPENSES: Selling expenses for 1997 totalled $11,931,480, a reduction of $84,284 from the 1996 level of $12,015,764. Expenses of the sanitation products segment for 1997 at $9,864,993 were $468,691 lower than the 1996 amount of $10,333,684. The reduction was due primarily to lower staffing levels in 1997 and the favorable impact of the weaker Canadian dollar translation rate, together with lower marketing and promotion expenses than in 1996, when a new product catalogue was produced. In the wiping products segment, 1997 expenses were $2,066,487, an increase of $384,407 or 22.9% over the 1996 expenses of $1,682,080. This increase resulted primarily from higher outward freight costs associated with the increased sales activity ($180,660) and related selling expense increases.

     GENERAL AND ADMINISTRATION EXPENSES: General and administration expenses for 1997 at $9,193,943 were $114,895 lower than the 1996 total of $9,308,838.
In the sanitation products segment, expenses declined by $463,916 in 1997 to $8,288,049, compared with $8,751,965 in 1996 The reduction resulted primarily from lower staffing levels in 1997 and the favorable impact of the weaker Canadian dollar translation rate During 1997, the Company transferred its Ontario Distribution Center from a leased facility in Scarborough, Ontario to the company-owned facility at Pickering, Ontario The Company provided approximately $238,000 at December 31, 1997 for future costs related to the sublease of the Scarborough facility In the wiping products segment, 1997 expenses amounted to $458,394, an increase of $33,521 over the 1996 expenses of $424,873, due primarily to higher staffing costs Corporate charges were $447,500 in 1997, compared with $132,000 in 1996 The increase of $315,500 was primarily a result of professional fees of $206,500 related to the Wood Wyant acquisition in March 1997, together with increased insurance costs.

     AMORTIZATION: Amortization amounted to $428,811 in 1997, a reduction of $76,534 from the 1996 level due to the relatively low level of capital spending in 1997.

     NON-RECURRING ITEMS: A charge of $549,805 was recorded in 1996 for expenses incurred in relation to the Wood Wyant acquisition.

     INTEREST EXPENSE: Interest expense totalled $745,089 for 1997, an increase of $233,836 over the 1996 expense of $511,253, as the additional interest costs related to the debt used to finance the Wood Wyant acquisition more than offset the favorable impact of lower interest rates in 1997.

     OTHER INCOME: Other income for 1997 of $230,790 was $46,154 higher than in 1996 The increase resulted from foreign exchange gains in Canada.

     INCOME FROM CONTINUING OPERATIONS BEFORE INCOMES TAXES AND EXTRAORDINARY
GAIN: Income from continuing operations before tax and extraordinary gain totalled $1,799,969 in 1997, an improvement of $67,105 over the 1996 amount of $1,732,864 The sanitation products segment improved by $326,224, while the wiping products segment declined by $171,424 Corporate expenses increased by $86,695 in 1997.

     INCOME TAXES: Income tax expense increased by $4,604 in 1997 to $800,597, reflecting primarily the higher pre-tax income in 1997.

     DISCONTINUED OPERATIONS: The discontinued health care operations incurred an after-tax loss from operations of $580,874 or $(0.16) per common share in 1997, compared with an after-tax loss of $792,481 or $(0.22) per common share in 1996 The reduction in after-tax loss resulted from higher margins in 1997 due to cost reductions and improved operating efficiencies, together with general and administration expenses which were lower in 1997 as a result of cost reduction programs, despite the inclusion of a non-recurring charge of $427,000 in 1997 for severance costs and professional fees.

     EXTRAORDINARY GAIN: An extraordinary gain of $91,958 or $0.03 per common share, net of tax of $47,372, was realized in 1997 on the refinancing of certain term debt.

     NET INCOME: Net income for 1997 amounted to $510,456, an improvement of $366,066 over the 1996 income of $144,390 After deducting dividends and accretion relating to the mandatorily redeemable preferred shares, the earnings amounted to $0.09 per common share in 1997, compared with $0.04 per common share in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity and capital resources of the Company's United States operations (IFC Disposables) and Canadian operations (Wood Wyant) are discussed separately, as each is self-financing and has separate banking facilities.

     CANADIAN OPERATIONS

     Cash utilized during 1998 amounted to $941,045. Cash generated from operations, net of a working capital increase of $167,032, amounted to $1,912,769. The higher working capital resulted primarily from decreases in accounts payable ($428,079) and income taxes payable ($595,130) which, together with an increase in prepaid expenses ($176,753), more than offset a reduction in accounts receivable of $1,098,925. The lower receivables resulted from the return to more normal levels following a postal strike in Canada in late - 1997, together with the impact of a weaker Canadian dollar translation rate. The reduction in payables was primarily due to the weaker Canadian dollar translation rate. The decrease in income taxes payable resulted from the payment of 1997 income tax liabilities and a higher level of instalment payments in 1998. Capital expenditures amounted to $679,331 in 1998.
Repayments of long-term debt during the year totalled $1,001,944, while an amount of $197,671 was borrowed from an existing facility to finance certain of the capital expenditures. In addition, $550,122 of outstanding Class A Preferred shares were redeemed in January 1998 and dividends of $190,955 have been paid on the Class A and Class B Preferred shares.

     During the second quarter of 1998, Wood Wyant acquired four businesses for total consideration of $5,715,034. These acquisitions were financed by term bank loans, under which an amount of $3,525,440 was drawn down, and by the issue of 283,111 Class F Preferred shares of Wood Wyant with a fair value of $1,861,876.

     The Class F Preferred shares of Wood Wyant were issued to the former owners of the businesses acquired during the second quarter of 1998. The significant conditions of the Class F Preferred shares of Wood Wyant are:

     Prior to July 1, 2000 and subject to the priorities of the other classes of preferred stock of Wood Wyant Inc., the shares:

     1. are exchangeable for Wyant Corporation common stock on a share for share basis and are entitled to dividends equivalent on a per share basis, to any dividends paid on Wyant Corporation common stock; and

     2. have a liquidation preference per share of one share of Wyant Corporation common stock.

     Holders of the shares have an option, which may be exercised between July 1, 2000 and July 31, 2000, to cause Wood Wyant Inc. to redeem the shares in five equal annual instalments at a price of Cdn $11.250028 ($7.3371) per share plus any accrued and unpaid dividends. If the redemption option is exercised, dividends of 3.5% per annum will be payable commencing July 1, 2000.

     On June 25, 1998 the Company increased its secured revolving line of credit from Cdn. $6,000,000 to Cdn. $7,500,000 ($4,891,411) and on March 10,
1999 increased it by an additional Cdn. $2,000,000 to Cdn. $9,500,000 ($6,195,787). These increases were required to assist in refinancing the operating cash requirements of the newly-acquired companies and to meet increased working capital requirements. At December 31, 1998, approximately $1,190,000 was available under the Cdn. $7,500,000 facility. In addition, approximately $721,000 was available to finance future capital expenditures under a revolving credit facility of $1,956,564 (Cdn. $3,000,000).

     All borrowings of the Canadian Operations are with the Bank of Nova Scotia. Long-term debt outstanding at December 31, 1998 amounted to $4,948,925, including $1,061,332 due within one year. All of the loans were at the commercial prime rate in Canada (6.75% at December 31, 1998) plus 0.75%. The secured revolving line of credit bears interest at the prime rate in Canada. Under the terms of the loan agreements, covenants exist which require Wood Wyant to meet certain ratios relating to debt to tangible net worth, current assets to current liabilities and cash flow to debt service, as well as maintaining a minimum level of tangible net worth. Also, borrowings under the revolving credit facility must not exceed a given proportion of accounts receivable. The Company was in compliance with all of the covenants at December 31, 1998.

     The Company has no commitments for material capital expenditures and has no plans for major capital expenditures for existing businesses during the next five years. Payments on long-term debt obligations existing at December 31, 1998 average less than $1,000,000 over the next five years with a maximum of $1,496,000 in 2000. Amounts required to redeem Class A and Class B Preferred shares approximate $550,000 per annum during that period, while redemption of the Class F Preferred shares in the event that the option to redeem is exercised by the holders of those shares would require an additional annual amount of approximately $425,000 for five years commencing in 2000.

     Management believes that operating cash flows from the continuing businesses and amounts available under existing credit facilities will be sufficient to meet ongoing operating cash requirements and amounts required for capital asset additions, as well as meet the cash requirements for debt and Preferred shares redemptions discussed above.

     U.S. OPERATIONS

     Cash of $2,524,213 was utilized by continuing operations in the United States during 1998. Working capital increased $344,847, primarily due to higher inventories ($509,741) and lower payables ($234,987), partially offset by an increase of $347,435 in income taxes payable. The higher inventory levels were at IFC and resulted primarily from a build-up of inventories to counter temporary raw material supply shortages. Capital expenditures of continuing operations in 1998 amounted to $174,361. A total of $1,642,028 of the committed revolving credit facility with Congress Financial Corporation was repaid during 1998.

     Borrowings of the U.S. Operations consist of a committed revolving credit facility of $13,000,000 with Congress Financial Corporation which bears interest at commercial prime rate plus 1% (prime at December 31, 1998 was 7.75%). Unused availability was approximately $2,841,000 at December 31, 1998. Maximum borrowing under the facility is determined by certain advance formulas applicable to the level of accounts receivable and inventories and the value of property, plant and equipment, net of guarantees.

     Management believes that future operating cash flows and the unused balance available under the existing credit facility will be sufficient to enable the Company to meet its ongoing operating cash requirements and to finance capital asset additions until the sale of the Wyant Health Care Division and to meet its ongoing cash requirements if the sale of the Wyant Health Care Division is not consummated. Thereafter, following the repayment of the balance outstanding under the secured line of credit with Congress Financial Corporation, management believes that future operating cash flows and excess cash on hand will be sufficient to meet operating cash requirements and to finance capital asset additions.

     DISCONTINUED OPERATIONS

     On February 23, 1999, the Board of Directors approved the sale of the Company's Wyant Health Care Division, subject to completion of buyer financing, customary regulatory approvals and the approval of the Company's shareholders, for cash on closing of $11,500,000 and $550,000 which will be held in escrow for twenty-four months. These cash proceeds are subject to adjustment on closing, which is expected to occur in the second quarter of 1999. Results of operations between the measurement date of December 17, 1998 and the closing date are expected to contribute positively to the Company's overall results.

     Cash received on closing will be utilized to pay off the balance under the secured line of credit with Congress Financial Corporation ($4,238,720 as at December 31, 1998), and to pay the withdrawal liability and income taxes generated by the transaction. The Company is in the process of evaluating possible alternative uses of the balance of the net cash proceeds from the sale, including the acquisition of assets or businesses in North America that are consistent with its overall strategy of growing as a North American janitorial and sanitation products manufacturer and distributor. Although the Company is evaluating several opportunities, currently, there are no significant acquisitions of assets or businesses that would be considered probable. To the extent that it acquires any such assets or businesses, whether related to its overall strategy or otherwise, there can be no assurance that such acquisitions will be successfully integrated with its operations or that such acquisitions will ultimately be profitable for the Company. Pending the application of such proceeds, the Company intends to use such proceeds to repay certain short-term debt of its subsidiaries.

     Following completion of the sale, the Company will cease the manufacture of adult incontinent products and the sale of the Division is not expected to materially affect the operations of the Company's other operating units as each is autonomous and separately managed. The Company will be precluded from re-entering the adult incontinent products business for a period of five years following the sale.

     The Division supplies airlaid non-woven fabric and incontinent products to IFC which will be subject to a three-year supply agreement upon completion of the sale. IFC will supply PaperPak with Quickable(TM) absorbent washcloths at an agreed upon price, which will be renegotiated every twelve months, and at a volume which will be predetermined.

     For more information with respect to the sale of the Division, including the principal factors considered by the Board of Directors in approving the sale, see "Business - General - Sale of the Wyant Health Care Division."

SIGNIFICANT FACTORS AND KNOWN TRENDS WITH REGARD TO DISCONTINUED OPERATIONS

     PENSION PLAN

     Certain employees of the Wyant Health Care Division are members of a multi-employer defined benefit Pension Plan (the "Plan" or "Pension Plan"). The Company was informed by the Pension Plan administrators that the Plan had failed to meet minimum legal funding requirements and that the Company's pro-rata share of the minimum funding deficiency was $370,000. The Plan has applied to the IRS for a waiver from the minimum funding requirements and awaits a response. If the waiver is obtained, the employers contributing to the Plan would be required to fund and charge to earnings the funding deficiency, and corresponding interest charges, over a 15 year period. If the waiver is not obtained, an excise tax may be imposed on the Plan and such excise tax could be as much as 100% of the funding deficiency.

     The sale of the Wyant Health Care Division will trigger a withdrawal liability as PaperPak, the acquirer of the Division, will not assume the Company's obligation under the Plan. This withdrawal liability will be funded through the proceeds from the sale of the Division. In addition to the withdrawal liability, the Plan may also seek to collect the Division's pro-rata share of the funding deficiency discussed above. After taking into account these Pension Plan liabilities, the Company estimates that it will realize a gain on the sale of the Division.

     AIRLAY II MACHINE

     In 1992, the Division purchased a machine ("Airlay II") for the production of airlaid products. During 1993, the machine was redesigned for commercial use. Although Airlay II was installed in the Branchburg, New Jersey manufacturing facility in the fourth quarter of 1994, only a small quantity of commercially acceptable product has been manufactured to date. During the second quarter of 1998, a complete engineering evaluation of the machine was performed.

     The Division implemented the majority of the recommended changes included in the engineering evaluation. In December 1998 the Division developed a business plan that included, as an objective, full commercial operation of Airlay II by the end of 1999.

     Airlay II is part of the assets of the Division that Wyant has agreed to sell to PaperPak. As of December 31, 1998 the net book value of Airlay II was approximately $2.2 million. In the event that the sale of the Division is not consummated, there can be no assurance that Airlay II will achieve full commercial operation or produce saleable product for the Division. Accordingly, failure to achieve full commercial operation in the near future could result in a significant write-down of the Company's investment in Airlay II, which write-down would have a material adverse effect on the results of operations of the Company.

     ENVIRONMENTAL

     The Company has been participating with the New Jersey Department of Environmental Protection ("DEP") in the investigation and potential clean-up of the Company's former site of operation located at 5 and 6 Easy Street, Bridgewater, New Jersey. As a tenant, the Company is potentially responsible to the DEP for environmental contamination based solely upon it having been a tenant at the site where there is contamination. Similarly, the Company is potentially jointly and severally liable with the landlord for both the investigation and clean-up costs. To date, the investigation has established that, in addition to on-site contamination, some of the contamination on the site is or has come from off site. The Company disputes it caused any such contamination and maintains that on-site contamination was a result of prior tenants' acts.

     Nevertheless, the Company has fully cooperated with the DEP and has presently been directed by the DEP to delineate the ground water contaminant plume, which may result in establishing that the contamination is a regional problem rather than one specific to the former site that the Company leased. The Company has entered into a flat fee contract with its environmental consultants for $11,750 for the delineation investigation. Upon determination of the contaminant plume, the Company will petition the DEP for a classification exception area where the remedial action will be natural attenuation.

     After the investigation is completed, the DEP could require clean-up or remediation of the contamination on site, the cost of which could potentially be in the range of $100,000 to $150,000. However, present technology is such that no remedial action plan could bring the site in conformity with the present DEP regulations, regardless of the funds spent.

     The Company is unaware of any other environmental or similar matters that would have a material effect on the capital expenditures, earnings or competitive position of the Company.

     BACKLOG, IMPACT OF INFLATION, SEASONALITY

     The Company attempts to maintain sufficient inventory levels for all products to allow shipment against most orders for wiping products within a one week period and next day for core stocking items of the Company's sanitation products. To some extent, however, certain components must be inventoried further in advance of actual orders to ensure availability. For the most part, purchases are based upon quarterly requirements as projected after calculating sales indications from the sales and marketing departments.

     The Company's products are not subject to significant seasonal influences.

     Because its products are sold primarily to distributors throughout the United States and to distributors and end-users in Canada, the Company is affected by general economic conditions. Accordingly, any adverse change in the economic climate may have an adverse impact on the Company's sales and financial condition.

YEAR 2000

     The Year 2000 problem arises because many computer systems and software products currently in use are coded to accept only two digit entries in the date code field. Four digit entries will be required to identify 21st century dates. Consequently, the use of software and computer systems that are not Year 2000 compliant could result in the disruption of operations. As a result, many companies' computer systems and software may need to be upgraded or replaced to conform with Year 2000 requirements.

     In order to properly address the Year 2000 Issue, the Company has appointed the Vice President, Information Technology of Wood Wyant as Year 2000 Project Director to direct a project team which will coordinate the implementation of a Year 2000 Plan by identifying Year 2000 issues and coordinating solutions. The project team is currently being assembled. Its role will be to conduct Year 2000 readiness assessment audits at all of the Company's facilities, encompassing all equipment and processes deemed important to the facility's operation.

     Wood Wyant has installed new applications software for which it has obtained written confirmation from the vendor that it is Year 2000 compliant. This software has become operational in the first quarter of 1999. The software currently in use at IFC is not Year 2000 compliant and will be replaced by hardware and applications software which will be Year 2000 compliant by mid-1999. As an additional precaution, the technical infrastructure of all the Company's businesses will be audited and tested to ensure Year 2000 compliance under normal business conditions.

     The total cost of purchasing and installing the new Wood Wyant software is estimated to be $1,957,000 (Cdn. $3,000,000), and is being financed through lease facilities established with the Bank of Nova Scotia. The cost to replace computer hardware and applications software at IFC has not yet been determined but is not expected to be material.

     The Company is also preparing to issue Year 2000 compliance letters requesting confirmation of suppliers' readiness and follow-up discussions will take place for all business-critical suppliers. Major customers will also be contacted to confirm their Year 2000 readiness.

     To date, the Company has not incurred significant incremental costs in order to comply with Year 2000 requirements and does not believe it will incur significant incremental costs in the foreseeable future. However, there can be no assurance that Year 2000 errors or defects will not be discovered in the Company's software systems and, if errors or defects are discovered, there is no assurance that this would not result in a material financial risk to the Company.

     In addition, the Company purchases goods and services from third party vendors that may not be Year 2000 compliant. While the Company intends to obtain confirmation of vendors' state of readiness during the second quarter of 1999, their failure to operate properly with regard to Year 2000 requirements could require the Company to incur material expenses to rectify the impact on the Company of such failure. However, all of the Company's raw materials are widely available and the Company is not dependent on any one supplier or group of suppliers.

     The Company does not know the state of preparedness for Year 2000 issues of all of its customers. However, no single customer exceeds 2% of consolidated sales and therefore the risk the Company faces is broad based if many customers are unable to use information systems necessary to place orders for Company products.

     The Company's Year 2000 Issue involves significant risks. There can be no assurance that the Company will succeed in implementing its Year 2000 Plan. The following describes the Company's most reasonably likely worst-case scenario, given current uncertainties.

     If the Company's replaced internal information technology systems fail the Company will experience significant difficulties in supplying customers and such a failure could hamper the Company's ability to manage the orderly replenishment of inventories.

     If the Company's vendors or suppliers of its required power, telecommunications, transportation and financial services, fail to provide the Company with products and services, it will be unable to provide services to its customers.

     If any of these uncertainties were to occur, the Company's business, financial condition and results of operations would be adversely affected. The Company is unable to assess the likelihood of such events occurring or the extent of the effect on the Company.

     Although the Company has not yet developed a comprehensive contingency plan to address situations that may result if the Company or any of the third parties upon which the Company is dependent is unable to achieve Year 2000 readiness, the Company's Year 2000 compliance program is ongoing and its ultimate scope, as well as the consideration of contingency plans, will continue to be evaluated as new information becomes available.

     The Company plans to achieve Year 2000 compliance by mid-1999.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is subject to market risk principally in two areas, interest rate risk and foreign currency exchange rate risk.

     INTEREST RATE RISK

     The Company's lines of credit and long-term debt are all at rates of interest which fluctuate with changes to bank prime rates in either the United States or Canada. Consequently, increases in interest rates could have an adverse effect on the Company's future results.

     FOREIGN CURRENCY EXCHANGE RATE RISK

     The Company's results of operations are significantly dependent on, and materially affected by, the results of operations of Wood Wyant and the attendant business risks that are associated with the operation of Wood Wyant as a going concern. These material risks include the following:

     - A significant portion of the Company's earnings, on a consolidated basis, will come from Wood Wyant, a Canadian corporation. As a result, the Company's results of operations and earnings may be adversely affected by the fluctuation in the currency exchange rate between US and Canadian dollars.

     - Since Wood Wyant conducts its business using Canadian dollars as its operational currency, to the extent the Canadian dollar strengthens against the US dollar, United States competitors in the institutional sanitation business may become more active in the Canadian market. As a result, the Company's results of operations and earnings may be adversely affected in light of potential greater competition in times of a stronger Canadian dollar.

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Item 14.

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On April 21, 1997, the firm of Arthur Andersen LLP (the "Former Auditors") was notified that it was being dismissed as Wyant's independent certified public accountants as of such date and that the firm of Ernst & Young LLP (the "Auditors") had been engaged as of such date as Wyant's independent certified public accountants. The decision to dismiss the Former Auditors and to engage the Auditors was approved by the Board of Directors at the time.

     The Former Auditors served as independent certified public accountants for Wyant since 1990. The Report of Independent Public Accountants of the Former Auditors on the consolidated financial statements of Wyant and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 expressed an unqualified opinion. There were no reportable events (as defined in Commission Regulation S-K, Item 304(a)(1)(v)) or disagreements with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that were not resolved to the satisfaction of the Former Auditors during the 1995 and 1996 fiscal years and through April 21, 1997.

                                    PART III

Item 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DIRECTORS

     ROBERT E. BRIGGS, AGE 54, a director since 1997, has been President of the Division since May 1997. He joined Wyant as Vice President of Operations in August 1996. Prior to that, Mr. Briggs was the Director of Operations for American White Cross from 1993 to 1996. He started his career with Johnson & Johnson, spending 26 years in increasingly important roles and held a number of positions including Director of Operations for the Johnson & Johnson Film and Finishing Operations.

     RICHARD J. CHARLES, AGE 68, a director since 1997, was a director of Wyant & Company, an affiliate of Wyant, from 1995 to March 1997. He has been Vice President - Customer Service and Subsidiaries of the Paper Converting Machine Company of Green Bay, Wisconsin for 17 years.

     THOMAS R.M. DAVIS, AGE 51, a director since 1996, was counsel to Wyant & Company from 1987 to March 1997 and to Wood Wyant, Wyant's wholly owned Canadian subsidiary, since March 1997 and has been a partner in the Canadian law firm of McCarthy T#trault since 1980.

     NICHOLAS A. GALLOPO, AGE 66, a director since 1996, is a consultant and Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He also served as a director of Neuman Drug Company in 1995 and 1996.

     DONALD C. MACMARTIN, AGE 56, a director since 1995, was President of Wyant & Company from 1994 until March 1997 and became Chairman, President and Chief Executive Officer of Wood Wyant in March 1997. Prior to that, he was President of Canstar Sports Inc. of Montreal, Quebec from 1992 to 1994 and President of Corby Distilleries Ltd. of Montreal, Quebec from 1989 to 1992. Since 1996, Mr. MacMartin has served as Wyant's Chief Executive Officer and the Chairman of the Board of Directors and, in addition since 1997, as its President.

     JOHN B. WIGHT, AGE 73, a director since 1995, is a Canadian Chartered Accountant. He was a director of Wyant & Company from 1988 until March 1997.

     JAMES A. WYANT, AGE 46, a director since 1990, has served as Vice Chairman of the Board of Directors since 1995 and was appointed Corporate Secretary of Wyant in March 1997. He was President and a director of Wyant & Company from 1986 until 1994, subsequently served as Vice Chairman of the Board of Directors until March 1997 and became President and Secretary of Wyant & Company in March 1997. Mr. Wyant has also been a director and Vice Chairman of the Board of Directors of Wood Wyant since March 1997.

     Each director of the Company is elected yearly to serve by the shareholders of the Company at its annual meeting.

EXECUTIVE OFFICERS

     MARC A. D'AMOUR, AGE 41, was Vice President, Finance and Chief Financial Officer of Wyant & Company from 1994 until March 1997 and became Vice President, Finance and Chief Financial Officer of Wood Wyant in March 1997. Mr. D'Amour has served as Vice President, Chief Financial Officer and Treasurer of Wyant since March 1997. Prior to joining Wyant & Company, Mr. D'Amour held senior financial positions with Domtar Inc. after an eleven-year career with Price Waterhouse.

     The business experience, current position and related disclosure with respect to Wyant's other executive officers, each of whom is also a director of Wyant, is set forth above under "--Directors."

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file within prescribed periods initial statements of beneficial ownership and statements of changes in beneficial ownership of their shares of Common Stock with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Such persons are also required to furnish Wyant with copies of all such statements that they file. Based on its review of the copies of such statements received by it, except as described in the next paragraph, Wyant believes that, during 1998, all such filing requirements applicable to such persons were duly complied with.

     Thomas R.M. Davis and Nicholas A. Gallopo each failed to report his initial statement of beneficial ownership and the subsequent acquisition of options to purchase 16,002 shares of Common Stock that were issued to each of them pursuant to the 1997 Stock Incentive Plan on three separate dates between 1996 and 1998. This failure to report was corrected by each of Mr. Davis and Mr. Gallopo by the filing of a Form 3 and 4 with the Commission in March 1999.

Item 11. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLES

     The following table summarizes compensation earned in 1998, 1997 and 1996 by the Chief Executive Officer and the only other executive officers whose 1998 salary and bonus exceeded $100,000 (the "named officers").

                                    TABLE  I

                        1998 SUMMARY COMPENSATION TABLE

                                                                   Number
                                                                  of Shares
                                                                   Covered
Name and                                                           by Stock
Principal Positions          Year       Salary       Bonus       Options (1)
-------------------          ----       ------       -----       -----------
Donald C. MacMartin (2)
Chairman, President          1998     $269,633         -0-           -0-
and Chief Executive          1997      245,582      $56,484         73,334
Officer                      1996        -0-           -0-          62,667

James A. Wyant (2)           1998      147,219         -0-           -0-
Vice-Chairman and            1997      155,295       19,024          -0-
Corporate Secretary          1996        -0-           -0-           -0-

Robert E. Briggs             1998      190,000       45,600          -0-
President, Wyant             1997      158,461       25,000         33,335
Health Care Division         1996       47,767       12,500         13,334

Marc A. D'Amour (2)          1998      124,705         -0-           -0-
Vice-President, Chief        1997      122,791       22,265         33,335
Financial Officer and        1996        -0-           -0-          13,334
Treasurer


(1)  The number of shares referred to in Table I reflect the Stock Split.

(2) Compensation payments to Messrs. Donald C. MacMartin, James A. Wyant and Marc A. D'Amour were made in Canadian dollars and, accordingly, such payments have been converted to United States dollars using an average of the exchange rates in effect during 1998 and 1997 of U.S. $1.00 = Cdn. $1.4835 and U.S. $1.00 = Cdn. $1.3844, respectively.

     On September 23, 1997, the Board of Directors, acting on the recommendation of a Special Subcommittee of the Compensation Committee of the Board of Directors, unanimously approved a Cdn. $300,000 loan from Wood Wyant to Donald C. MacMartin, the Corporation's Chairman, President and Chief Executive Officer. Mr. MacMartin absented himself from the meeting. Interest is payable annually based on Wood Wyant's cost of funds, which is at prevailing commercial market rates (at December 31, 1998, such rate was 6.75%); principal is payable at the rate of $15,000 annually, over a ten year period, with the balance payable at the end of such 10 year period.
     As of April 22, 1999, there is Cdn. $285,000 outstanding with respect to the loan.

                                    TABLE 2

                            1998 STOCK OPTIONS TABLE

                            NUMBER OF SHARES COVERED BY               VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS
NAME                           DECEMBER 31, 1998 (1)                AT DECEMBER 31, 1998 (2)
------------------        --------------------------------       --------------------------------
                          EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                                                                       $                 $
Donald C. MacMartin         140,001              6,667               -0-                -0-
Robert E. Briggs             40,001              6,668              2,500               834
Marc A. D'Amour              41,668              5,001               -0-                -0-

____________
(1)  The number of shares referred to in Table 2 reflect the Stock Split.

(2) Based on the price of $3.25 per share, the closing price of the shares on the Nasdaq National Market System on December 31, 1998.

REPORT OF THE COMPENSATION COMMITTEE

     Wyant's executive compensation program is based upon creating shareholder value. All executive activities including Wyant strategic planning, management initiatives and overall financial performance are focused on increasing shareholder value. The Compensation Committee of the Board of Directors has established a program to:

     (1) Reward executives for long-term strategic management and the enhancement of shareholder value.

     (2) Integrate compensation programs with Wyant's annual and long-term strategic planning.

     (3) Support a performance-oriented environment that rewards performance not only with respect to Wyant goals but also Wyant performance as compared to industry performance levels.

     The total compensation program consists of both cash and equity-based compensation. The Compensation Committee determines the level of salary and bonuses, if any, for key executive officers based upon competitive norms. Actual salary changes are based upon performance.

     Long-term incentives are provided through the issuance of stock options, pursuant to Wyant's 1991 Stock Option Plan and 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan also permits the granting of other types of stock-based awards. The Board of Directors has the power, subject to the provisions of these plans, and utilizing recommendations received from the Stock Option Committee, to determine the persons to whom and the dates on which awards will be granted, the number of shares subject to each award and the term and other conditions applicable to each award.

                             Compensation Committee
                             James A. Wyant (Chair)
                               Richard J. Charles
                               Thomas R.M. Davis
                              Donald C. MacMartin
                                 John B. Wight

EMPLOYMENT AND RELATED AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Pursuant to an employment agreement with Wood Wyant, James A. Wyant serves as Vice-Chairman of Wood Wyant and receives a base salary (Cdn. $218,400 in 1998 [U.S. $147,219]), subject to annual increases based on the increase, if any, in the Consumer Price Index of Canada, bonus compensation based upon a specified formula and certain other benefits. Unless it is terminated earlier pursuant to its terms, such employment agreement will expire on December 31, 2001, subject to extension on a year-to-year basis thereafter. Mr. Wyant also serves as Vice-Chairman and Corporate Secretary of Wyant.

     Effective January 1, 1999, Donald C. MacMartin and Marc D'Amour entered into employment agreements with Wood Wyant and will receive a base salary of Cdn. $410,000 and Cdn. $195,000, respectively. The agreements also provide for bonus compensation at the discretion of the Board of Directors of Wood Wyant and for certain other benefits. Mr. MacMartin serves as Chairman, President and Chief Executive Officer of Wood Wyant and Mr. D'Amour as Vice-President, Finance and Chief Financial Officer. Unless terminated earlier pursuant to their terms, the employment agreements will expire on December 31, 2001, subject to extension on a year-to-year basis thereafter. Mr. MacMartin also serves as Chairman, President and Chief Executive Officer of Wyant and Mr. D'Amour serves as Wyant's Vice-President, Chief Financial Officer and Treasurer.

     Pursuant to a retirement arrangement agreement dated June 27, 1994, as amended, between Mr. MacMartin and Wood Wyant, Wood Wyant agreed to provide Mr. MacMartin, on retirement or death, with supplementary retirement benefits to the extent that the benefits provided under such retirement arrangement exceed the benefits provided pursuant to Wood Wyant's defined benefit final average pension plan.

     Pursuant to a severance agreement dated August 14, 1997 between Wyant and Robert E. Briggs, Mr. Briggs will receive one year's salary from Wyant if either (1) within three months after the sale of all or substantially all of the assets of the Division, Mr. Briggs is terminated without cause by the buyer thereof or (2) at the time of such sale, Mr. Briggs declines any offer of employment made by the buyer of the Division. In either situation, the payment to Mr. Briggs of one year's salary will be made on the final date of employment with the buyer or the Division, as the case may be, based on his salary then in effect. Notwithstanding this agreement, no payment will be made to Mr. Briggs should he resign following his acceptance of any such offer of employment from the buyer of the Division. This severance agreement would be applicable to Mr. Briggs if the Paper-Pak Transaction is consummated. Mr. Briggs serves as President of the Division.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing cumulative total shareholder return, over five years, upon an investment in the Common Stock with (artificially aggregated) an equivalent investment in (a) Nasdaq Stock Market companies (U.S.), and (b) those in the Paper and Allied Products index of the Nasdaq Stock Market:



                                     GRAPH

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               WYANT CORPORATION

Prepared by the Center for Research in Security Prices

Produced on 03/11/99 including data to 12/31/1998

                                      LOGO

                                     LEGEND

SYMBOL    CRSP TOTAL RETURNS INDEX FOR:                 12/1993      12/1994      12/1995       12/1996       12/1997      12/1998
------    -----------------------------                 -------      -------      --------      -------       -------      -------
          Wyant Corporation                              100.0        116.0         110.0         74.0         104.0          69.3

          Nasdaq Stock Market (US Companies)             100.0         97.8         138.3        170.0         208.3         293.5

          NASDAQ Stocks (SIC 2600-2699 US Companies)
          Paper and allied products                      100.0        107.7         117.5        151.9         202.8         164.9

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D.  The index level for all series was set to 100.0 on 12/31/93.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS, COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has no Nominating Committee, but the Board of Directors as a whole nominates director candidates.

     The Board of Directors met twelve times in 1998 to review financial information, corporate business strategies and general matters in respect of Wyant's business.

     The Executive Committee, comprised of Donald C. MacMartin, Thomas R.M. Davis, Nicholas A. Gallopo and James A. Wyant, met once in 1998 to review a strategic business issue.

     The Audit Committee, comprised of Richard J. Charles, Nicholas A. Gallopo, John B. Wight and James A. Wyant, met three times during 1998 to review financial reporting matters and to discuss audit, internal control, information technology and other matters.

     The Compensation Committee, comprised of Richard J. Charles, Thomas R.M. Davis, Donald C. MacMartin, John B. Wight and James A. Wyant, met seven times during 1998 to consider compensation principles and practices and the amounts to be paid to officers and senior employees.

     The Stock Option Committee, comprised of Richard J. Charles, Thomas R.M. Davis and Nicholas A. Gallopo, met once during 1998 to consider the grants of options to employees of Wyant and its subsidiaries.

     Donald C. MacMartin and James A. Wyant serve on the Compensation Committee and are also executive officers of Wyant. John B. Wight also serves on the Compensation Committee and is an employee of Wood Wyant. Mr. MacMartin does not participate in any decisions of the Compensation Committee concerning his own compensation. The Compensation Committee does not consider the compensation of Mr. Wyant or Mr. Wight.

     During 1998 all directors of Wyant attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

COMPENSATION OF DIRECTORS

     During 1998, each director of Wyant who was not an employee of the Company received an annual director's fee of $8,000 paid in equal quarterly installments. In addition, under Wyant's 1997 Stock Incentive Plan, options to purchase Common Stock at $5.8125 per share were awarded during 1998 to the following directors: Richard J. Charles (1,334 shares), Thomas R.M. Davis (1,334 shares) and Nicholas A. Gallopo (1,334 shares). Under this plan, each new non-employee director of Wyant receives an option to purchase 13,334 shares of Common Stock upon joining Wyant's Board of Directors and each continuing non-employee director receives an option to purchase 1,334 shares of Common Stock for each year of service on the Board of Directors. The exercise price of each such option is equal to the fair market value of the covered shares at the time the option is granted. Lastly, effective May 28, 1998, Mr. Davis and Mr. Gallopo each received a special fee of $1,000 payable in quarterly installments in respect of their services as chairmen of the Stock Option Committee and the Audit Committee, respectively.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND WYANT MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of April 22, 1999 by (1) all of those known by Wyant to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; (2) each director of Wyant, (3) each of the executive officers named in Table I - 1998 Summary Compensation Table under "Executive Compensation # Summary Compensation Tables;" and (4) all executive officers and directors of Wyant as a group.


                                                        NUMBER
                                                      OF SHARES
NAME AND ADDRESS                                     BENEFICIALLY        PERCENT
OF BENEFICIAL OWNER                                  OWNED (1)(2)        OF CLASS
-------------------                                  ------------        --------
The Wyant Voting Trusts                             1,250,252 (3)         55.0%
c/o Wyant & Company Inc.
1475, 32nd Avenue
Lachine, Quebec

Wyant & Company Inc.                                1,333,333 (4)         37.0%
1475, 32nd Avenue
Lachine, Quebec

First Wilshire Securities Management, Inc.            194,841              8.6%
600 South Lake Street
Pasadena, California

Wilen Management Company, Inc.                        214,149              9.4%
2360 West Joppa Road
Lutherville, Maryland

Donald C. MacMartin
(Chairman of the Board, President & Chief             178,001 (5)          7.4%
Executive Officer)

James A. Wyant                                              0 (3)(4)       0.0%
(Vice Chairman of the Board &
  Corporate Secretary)

Marc A. D'Amour                                        45,335 (6)          2.0%
(Vice-President, Chief Financial Officer &
Treasurer)

Robert E. Briggs                                       44,001 (7)          1.9%
(A Director)

Richard J. Charles                                     14,668 (8)          0.6%
(A Director)

Thomas R.M. Davis                                      17,002 (9)          0.7%
(A Director)

Nicholas A. Gallopo                                    16,002 (10)         0.7%
(A Director)

John B. Wight                                          32,001 (11)         1.4%
(A Director)

All Directors and Officers as a Group               2,708,373 (12)        73.5%
(8 Persons)

1. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), a person is deemed to be the beneficial owner, for the purposes of this table, of any shares of Wyant if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership of any shares of Wyant within 60 days of the Record Date. For purposes of calculating the percentage of outstanding shares held by each person included in the table above, any shares which such person has the right to acquire within 60 days of the Record Date are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the persons as to whom the information is provided have sole voting and investment power over the shares of Wyant shown as beneficially owned.

2. These shares of Common Stock include fractional shares issued pursuant to the Stock Split, rounded to the nearest whole number.

3. These shares of Common Stock are held pursuant to certain trust agreements for the benefit of certain Canadian corporations owned by members of the Wyant family as follows: (i) 420,920 shares held for the benefit of Wyant & Company Inc., a Canadian corporation owned by members of the Wyant family ("Wyant & Company"); (ii) 317,333 shares held for the benefit of 3287858 Canada Inc., a Canadian corporation wholly owned by Lynne Emond ("Lynneco"); (iii) 317,333 shares held for the benefit of Derek Wyant Holdings Inc., a Canadian corporation wholly owned by John Derek Wyant, M.D. ("Derekco"); and (iv) 194,666 shares held for the benefit of 3323986 Canada Inc., a Canadian corporation wholly owned by the Estate of the late Gerald W. Wyant ("Geraldco"). The shares held for the benefit of Wyant & Company, Lynneco and Derekco are subject to a voting trust (the "First Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote and dispose of such shares. After March 18, 2003, Wyant & Company, Lynneco and Derekco shall each have the right to have up to ten percent of their respective shares released from the First Voting Trust each year. The First Voting Trust will terminate as of March 18, 2012, unless terminated earlier pursuant to its terms. The shares held for the benefit of Geraldco are subject to the terms of a separate voting trust (the "Second Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote such shares. The terms of the Second Voting Trust limit the power of James A. Wyant and Geraldco to dispose of the shares directly or indirectly, but provide James A. Wyant with an option to purchase the shares pursuant to terms established thereunder. The Second Voting Trust will terminate as of March 31, 2007, unless terminated earlier pursuant to its terms. James A. Wyant, in his capacity as voting trustee, may be deemed to be the beneficial owner of all the shares held in the First and Second Voting Trusts but he disclaims beneficial ownership of such shares, other than the shares held in the First Voting Trust for the benefit of Wyant & Company.

4. These shares of Common Stock represent record ownership by Wyant & Company of 1,333,333 shares of Class E Exchangeable Preferred Stock of Wood Wyant Inc. ("Wood Wyant"), a wholly owned Canadian subsidiary of Wyant (the "Class E Preferred Stock"), which are exchangeable, on demand and without additional consideration, for shares of Common Stock of Wyant on a one-for-one basis. Although Wyant & Company is the record owner of the Class E Preferred Stock, under the terms of a written agreement among Wyant & Company and certain of its shareholders, and by virtue of Lynneco's and Derekco's respective interests in Wyant & Company, each of Lynneco and Derekco is entitled to cause Wyant & Company to (i) exchange up to 111,111 shares of the Class E Preferred Stock for an equal number of shares of Common Stock and (ii) immediately thereafter, sell such shares of Common Stock and deliver to Derekco and Lynneco the net after-tax proceeds resulting from such sale. Accordingly, Wyant & Company disclaims beneficial ownership of the Class E Preferred Stock with respect to which Lynneco and Derekco retain investment control.

5. Includes 73,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 66,667 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

6. Includes 13,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 30,001 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

7. Includes 13,334 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 26,667 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

8. Includes 14,668 shares subject to the Non-Employee Director Options granted to Mr. Charles under Wyant's 1997 Stock Incentive Plan.

9. Includes 16,002 shares subject to the Non-Employee Director Options granted to Mr. Davis under Wyant's 1997 Stock Incentive Plan.

10. Includes 16,002 shares subject to the Non-Employee Director Options granted to Mr. Gallopo under Wyant's 1997 Stock Incentive Plan.

11. Includes 10,667 shares subject to stock options granted under Wyant's 1991 Stock Option Plan and 17,334 shares subject to stock options granted under Wyant's 1997 Stock Incentive Plan.

12. Includes 1,250,252 shares beneficially owned by the Wyant Voting Trusts, 1,111,111 shares of the Class E Preferred Stock beneficially owned by Wyant & Company and 298,010 shares subject to options held by the directors and executive officers of Wyant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, the law firm of McCarthy Tetrault provided legal services to Wyant and Wood Wyant. Thomas R.M. Davis, a director of Wyant, is a member of the law firm of McCarthy Tetrault. In 1998, the fees paid by Wyant and Wood Wyant to McCarthy Tetrault were approximately Cdn. $263,000 (US $177,000). These fees are comparable to the fees that Wyant and Wood Wyant would have paid to an unaffiliated law firm based on the legal services that were provided.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)1.     The following Financial Statements are included in Item 8.

          Reports of Independent Auditors                        F-1

          Consolidated Balance Sheet as at December 31, 1998
          and 1997                                               F-3

          Consolidated Statement of Operations for the years
          ended December 31, 1998, 1997 and 1996                 F-4

          Consolidated Statement of Stockholders' Equity for
          the  years ended December 31,1998, 1997 and 1996       F-5

          Consolidated Statement of Cash Flows for the years
          ended December 31, 1998, 1997 and 1996                 F-7

          Notes to Consolidated Financial Statements             F-9

   2.     Financial Statement Schedules.

          Schedule II - Valuation and Qualifying Accounts.       F-32

          All other schedules are omitted because they are not applicable or not required, or the applicable information is shown in the Consolidated Financial Statements or in notes thereto.

   3.     Exhibits

          The following exhibits have been previously filed or incorporated by reference as indicated. Exhibit numbers refer to Item 601 of Regulation S-K.

  EXHIBIT NO.                       DESCRIPTION OF EXHIBIT

     2.1 Asset Purchase Agreement dated as of February 23, 1999 between Wyant Corporation and Paper-Pak Products, Inc. (incorporated by reference from the Company's Current Report on Form 8-K dated February 23, 1999).

     3.1 Certificate of Incorporation and Amendments thereof (with the exception of Exhibits 3.2 and 3.3 below) and By-Laws are incorporated by reference. They were filed as exhibits with the Company's February 2, 1984 and January 7, 1987 Registration Statements and the Registrant's Proxy Statement filed May 30, 1990.

     3.2 Certificate of Amendment of the Certificate of Incorporation dated March 18, 1997 (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

     3.3 Certificate of Amendment of the Certificate of Incorporation dated June 3, 1998 (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1998).

  EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

     9.1 Voting Trust Agreement dated March 14, 1997 among McCarthy Tetrault, as depository, James A. Wyant, as voting trustee, and 3323986 Canada Inc. (incorporated by reference to Exhibit D of Amendment No. 13 to Schedule 13D filed March 18, 1997).

     9.2 Voting Trust Agreement dated March 18, 1997 among Wyant & Company Inc., McCarthy Tetrault, as depository, James A. Wyant, as voting trustee, 3287858 Canada Inc., and Derek Wyant Holdings Inc. (f/k/a 1186020 Ontario Limited) (incorporated by reference to Exhibit C of Amendment No. 12 to Schedule 13D dated December 3, 1996 and filed on December 13, 1996).

     10.1 The 1991 Stock Option Plan filed with the Company's 1994 Proxy Statement is incorporated by reference thereto.

     10.2 The 1997 Stock Incentive Plan filed with the Company's Form S-8 on March 19, 1997 is incorporated by reference thereto.

     10.3 Loan and Security Agreement between Congress Financial Corporation and Wyant Corporation, IFC Disposables, Inc. and Bridgewater Manufacturing Corp. dated November 18, 1997 (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

     10.4 Credit facilities agreement between the Bank of Nova Scotia and Wood Wyant Inc. dated June 22, 1998, together with amendments thereto dated February 19, 1999 and March 10, 1999 (previously filed).

     10.5 Employment Agreement dated November 11, 1996 between James A. Wyant and Wood Wyant Inc. (successor to G.H. Wood + Wyant Inc.), as amended (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

     10.6 Addendum dated March 10, 1998 to the Employment Agreement dated November 11, 1996, as amended, between James A. Wyant and Wood Wyant Inc. (previously filed).

     10.7 Retirement Arrangement Agreement dated June 27, 1994 between Wood Wyant Inc. (successor to G.H. Wood + Wyant Inc.) and Donald C. MacMartin (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

     10.8 Employment Agreement dated January 1, 1999 between Donald C. MacMartin and Wood Wyant Inc. (previously filed).

     10.9 Employment Agreement dated January 1, 1999 between Marc D'Amour and Wood Wyant Inc. (previously filed).

     10.10 Letter of Agreement dated August 14, 1997 between Wyant Corporation and Robert E. Briggs (previously filed).

     10.11 Indemnification Agreement dated March 11, 1999 between Wyant Corporation and James A. Wyant (previously filed).

     16.1 Letters from Arthur Andersen LLP regarding change of certifying independent accountants (incorporated by reference from the Company's Current Report on Form 8-K dated April 21, 1997).

  EXHIBIT NO.                DESCRIPTION OF EXHIBIT

     21.1      Subsidiaries (previously filed).

(b)  Reports on Form 8-K

     No current reports on Form 8-K have been filed during the quarter ended December 31, 1998.

     Shareholders may obtain a copy of any exhibit not filed herewith by writing to Wyant Corporation, P.O. Box 8609, Somerville, New Jersey 08876.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   WYANT CORPORATION



                                    By:      /s/M.A. D'Amour
                                        --------------------------
                                        M.A. D'Amour
                                        Vice President,
                                        Chief Financial Officer and Treasurer
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                    Date: May 13, 1999


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Wyant Corporation [formerly Hosposable Products, Inc.]

     We have audited the accompanying consolidated balance sheet of Wyant Corporation [formerly Hosposable Products, Inc.] as at December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two years then ended. Our audit also included the financial statement schedule listed in the Index at 14(a). These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wyant Corporation at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We previously audited and reported on the consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows of The Canadian Operations of G.H. Wood + Wyant Inc. and Subsidiaries for the year ended December 31, 1996, prior to their restatement for the 1997 transaction more fully described in Note 3. The contribution of G.H. Wood + Wyant Inc. and Subsidiaries to total assets, revenues and expenses represented 46.9%, 68.8% and 57.1% of the respective restated totals for 1996. Financial statements of the other pooled company included in the 1996 restated consolidated statements were audited and reported on separately by other auditors. We also have audited, as to combination only, the accompanying consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, after restatement for the 1997 pooling of interests; in our opinion, such consolidated financial statements have been properly combined on the basis described in Note 3 to the consolidated financial statements.





Montreal, Canada,
February 16, 1999, except for Note 2
which is as at February 23, 1999.                              Ernst & Young LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hosposable Products, Inc.

     We have audited the accompanying consolidated balance sheets of Hosposable Products, Inc. (a New York corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hosposable Products, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.






New York, New York                                           Arthur Andersen LLP
February 11, 1997 (except with respect
to matters discussed in Note 13 as to
which the date is March 18, 1997)

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                           CONSOLIDATED BALANCE SHEET

                                                                           As at December 31
                                                                        ------------------------
                                                                           1998          1997
                                                                             $             $
                                                                        ----------     ---------
                                                                                      [Restated]
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                   59,985       156,131
Receivables [note 4]                                                    10,215,812     9,298,779
Inventories [note 5]                                                     8,576,960     6,161,254
Net assets held for divestiture [note 2]                                 9,203,356     9,981,183
Other                                                                    1,393,270     1,683,097
                                                                        ----------    ----------
TOTAL CURRENT ASSETS                                                    29,449,383    27,280,444
                                                                        ----------    ---------
Property, plant and equipment, net of accumulated depreciation and
 amortization of $11,474,155 [1997- $10,651,878] [notes 6 & 8            8,593,460     8,798,204
Other assets [note 7]                                                    4,496,821     1,077,229
                                                                        ----------    ----------
TOTAL ASSETS                                                            42,539,664    37,155,877
                                                                        ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving line of credit [note 8]                                        4,092,128     2,204,719
Committed revolving credit facility [note 8]                             4,238,720     5,880,748
Accounts payable                                                         4,856,657     4,951,071
Accrued expenses                                                         3,228,412     1,988,842
Income taxes payable                                                       433,288     1,252,988
Current portion of long-term debt [note 8]                               1,061,332       389,035
Current portion of preferred stock of subsidiary [note 3]                  513,204       550,084
                                                                        ----------    ----------
TOTAL CURRENT LIABILITIES                                               18,423,741    17,217,487
                                                                        ----------    ----------
Long-term debt, excluding current portion [note 8]                       3,887,593     1,998,152
Preferred stock of subsidiary [note 3]                                   5,477,072     4,379,527
Deferred income taxes [note 9]                                           2,076,416     1,780,726

Commitments [note 14]

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share, authorized 6,000,000
 shares; issued and issuable 3,607,150 {3,604,817 in 1997}                  27,053        27,037
Additional paid-in capital                                               6,821,825     6,806,867
Retained earnings                                                        6,326,679     5,112,006
Cumulative translation adjustment                                         (500,715)     (165,925)
                                                                        ----------    ----------
TOTAL STOCKHOLDERS' EQUITY                                              12,674,842    11,779,985
                                                                        ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              42,539,664    37,155,877
                                                                        ==========    ==========

                             See accompanying notes

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]




                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  Year ended December 31

                                                            1998            1997            1996
                                                              $               $               $
                                                                         [Restated]      [Restated]
NET SALES                                                 67,124,137      63,559,703      62,590,707
COST OF SALES                                             43,218,466      39,691,201      38,151,474
                                                          ----------      ----------      ----------
GROSS PROFIT                                              23,905,671      23,868,502      24,439,233
                                                          ----------      ----------      ----------
EXPENSES
Selling                                                   12,658,838      11,931,480      12,015,764
General and administration                                 8,699,535       9,193,943       9,308,838
Amortization                                                 507,540         428,811         505,345
Non-recurring items [note 11]                                     --              --         549,805
Interest expense                                           1,158,249         745,089         511,253
Other income [note 12]                                      (244,067)       (230,790)       (184,636)
                                                          ----------      ----------      ----------
                                                          22,780,095      22,068,533      22,706,369
                                                          ----------      ----------      ----------
Income from continuing operations before income
 taxes and extraordinary gain                              1,125,576       1,799,969       1,732,864
Income tax expense [note 9]                                  572,000         800,597         795,993
                                                          ----------      ----------      ----------
Income from continuing operations before
 extraordinary gain                                          553,576         999,372         936,871
Discontinued operations [note 2] --
Income (loss) from operations (net of income taxes
 (recoveries) of $545,000, ($289,610) and ($448,358),
 respectively)                                             1,021,602        (580,874)       (792,481)
                                                          ----------      ----------      ----------
Income before extraordinary gain                           1,575,178         418,498         144,390
Extraordinary gain, net of income taxes [note 13]                 --          91,958              --
                                                          ----------      ----------      ----------
NET INCOME                                                 1,575,178         510,456         144,390
Dividends and accretion of mandatorily
 redeemable preferred stock                                  360,505         191,746              --
                                                          ----------      ----------      ----------
NET INCOME ATTRIBUTABLE TO COMMON SHARES                   1,214,673         318,710         144,390
                                                          ==========      ==========      ==========
Per common share [note 15]
 BASIC
 Income from continuing operations before
   extraordinary gain                                           0.06            0.22            0.26
 Discontinued operations                                        0.28           (0.16)          (0.22)
 Extraordinary gain                                               --            0.03              --
 Net income                                                     0.34            0.09            0.04

 DILUTED
 Income from continuing operations before
   extraordinary gain                                           0.06            0.22            0.26
 Discontinued operations                                        0.27           (0.16)          (0.22)
 Extraordinary gain                                               --            0.03              --
 Net income                                                     0.33            0.09            0.04


                             See accompanying notes

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                           CONSOLIDATED STATEMENT OF
                              STOCKHOLDERS' EQUITY


                                                                Year ended December 31
                                                    ------------------------------------------
                                                       1998            1997            1996
                                                            $               $               $
                                                    ----------      ----------     -----------
                                                                     [Restated]      [Restated]
COMMON STOCK AT PAR VALUE
Balance at beginning of year                            27,037          27,037          27,037
Stock issued for options exercised                          16              --              --
                                                    ----------      ----------     -----------
BALANCE AT END OF YEAR                                  27,053          27,037          27,037
                                                    ----------      ----------     -----------
ADDITIONAL PAID-IN CAPITAL
Balance at beginning of year                         6,806,867       6,789,397       6,789,397
Stock issued for options exercised                      14,958              --              --
Gain on sale of treasury stock                              --          17,470              --
                                                    ----------      ----------      ----------
BALANCE AT END OF YEAR                               6,821,825       6,806,867       6,789,397
                                                    ----------      ----------      ----------
RETAINED EARNINGS
Balance at beginning of year                         5,112,006       4,999,823       5,390,064
Net income                                           1,575,178         510,456         144,390
Dividends declared by subsidiary                      (190,955)       (125,746)             --
Accretion on preferred shares of subsidiary           (169,550)        (66,000)             --
Distribution to minority shareholders                      --         (206,527)       (534,631)
                                                    ----------      ----------      ----------
BALANCE AT END OF YEAR                               6,326,679       5,112,006       4,999,823
                                                    ----------      ----------      ----------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance at beginning of year                          (165,925)         26,955          72,146
Foreign currency translation adjustments              (334,790)       (192,880)        (45,191)
                                                    ----------      ----------      ----------
BALANCE AT END OF YEAR                                (500,715)       (165,925)         26,955
                                                    ----------      ----------      ----------
TREASURY STOCK
Balance at beginning of year                                --         (31,530)        (31,530)
Treasury stock sold, at cost                                --          31,530              --
                                                    ----------      ----------      ----------
BALANCE AT END OF YEAR                                      --              --         (31,530)
                                                    ----------      ----------      ----------
TOTAL STOCKHOLDERS' EQUITY                          12,674,842      11,779,985      11,811,682
                                                    ==========      ==========      ==========
COMPREHENSIVE INCOME
Net income                                           1,575,178         510,456         144,390
Other - foreign currency translation adjustments      (334,790)       (192,880)        (45,191)
                                                    ----------      ----------      ----------
COMPREHENSIVE INCOME FOR YEAR                        1,240,388         317,576          99,199
                                                    ----------      ----------      ----------

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                           CONSOLIDATED STATEMENT OF
                         STOCKHOLDERS' EQUITY [CONT'D]


                                                               Year ended December 31
                                                    -----------------------------------------
                                                       1998            1997            1996
                                                           $               $               $
                                                    ---------       ---------       ---------
                                                                    [Restated]      [Restated]

COMMON SHARES
Number issued at beginning of year                  2,271,484       2,271,484       2,271,484
Shares issued for options exercised                     2,333              --              --
NUMBER ISSUED AT END OF YEAR                        2,273,817       2,271,484       2,271,484
                                                    ---------       ---------       ---------
TREASURY STOCK
Held at beginning of year                                  --         (14,933)        (14,933)
Sold during the year                                       --          14,933              --
                                                    ---------       ---------        --------
HELD AT END OF YEAR                                        --              --         (14,933)
                                                    ---------       ---------        --------
COMMON SHARES ISSUED AND OUTSTANDING                2,273,817       2,271,484       2,256,551

COMMON SHARES ISSUABLE UPON CONVERSION OF
 EXCHANGEABLE SHARES [NOTE 3]                       1,333,333       1,333,333       1,333,333
                                                    ---------       ---------       ---------
COMMON SHARES ISSUED, ISSUABLE AND OUTSTANDING      3,607,150       3,604,817       3,589,884
                                                    =========       =========       =========

                             See accompanying notes

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                     Year ended December 31
                                                         ---------------------------------------------
                                                             1998            1997            1996
                                                              $               $               $
                                                         -----------     -----------      -----------
                                                                          [Restated]       [Restated]

CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations                       553,576       1,091,330           936,871
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES
Depreciation and amortization                             1,137,698         990,013         1,060,687
Loss (gain) on sale of fixed assets                          11,792         (28,470)         (122,810)
Deferred income tax expense (benefit)                        72,000         (25,823)          814,027
Deferred pension costs                                     (107,014)        (92,177)          (13,200)
Increase in deferred charges                                (49,480)       (320,234)               --
Decrease (increase) in working capital                     (511,879)        752,956           (73,888)
Decrease in other liabilities                                    --              --          (100,000)
Cash provided by (used for) discontinued
  operations                                              2,727,120      (1,994,643)          (57,400)
                                                         ----------      ----------        ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                 3,833,813         372,952         2,444,287
                                                         ----------      ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of businesses, net of cash
  acquired [note 3]                                      (3,853,158)             --                --

Capital expenditures                                       (853,692)     (1,313,246)         (970,985)
Cash proceeds from sale of fixed assets                      15,850          35,628           236,188
Sale of marketable securities                                    --         446,812         1,488,783
Purchase of marketable securities                                --              --          (573,362)
Decrease in other assets                                     83,278              --                --
Cash used for discontinued operations                      (234,590)       (564,933)       (2,969,853)
                                                         ----------      ----------        ----------
NET CASH USED IN INVESTING ACTIVITIES                    (4,842,312)     (1,395,739)       (2,789,229)
                                                         ----------      ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in committed revolving
  credit facility                                        (1,642,028)       5,880,748               --
Repayment of long-term debt                              (1,001,944)      (7,820,959)      (2,066,431)
Increase in long-term debt                                3,723,111        5,122,507        2,233,353
Distribution to minority shareholders                            --         (206,527)        (534,631)
Issue of common shares                                       14,974               --               --
Redemption of preferred shares                             (550,122)              --               --
Sale of treasury stock                                           --           49,000               --
Dividends paid by subsidiary                               (190,955)        (125,746)              --
Increase (decrease) in bank indebtedness                  1,376,683          911,368         (481,598)
Distribution to G.H. Wood + Wyant Inc.
  shareholders [note 3]                                          --       (3,667,033)              --
Cash used for discontinued operations                      (500,101)        (349,428)         (98,327)
                                                         ----------       ----------       ----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       1,229,618         (206,070)        (947,634)
                                                         ----------       ----------       ----------
Effect of exchange rate changes on cash                    (317,265)        (185,637)         (56,268)
                                                         ----------       ----------       ----------
Net decrease in cash and cash equivalents                   (96,146)      (1,414,494)      (1,348,844)
Cash and cash equivalents, beginning of year                156,131        1,570,625        2,919,469
                                                         ----------       ----------       ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                       59,985          156,131        1,570,625
                                                         ==========       ==========       ==========

                                      F-7

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                 CONSOLIDATED STATEMENT OF CASH FLOWS [CONT'D]

                                                                    Year ended December 31
                                                         -------------------------------------------
                                                            1998             1997            1996
                                                             $                $               $
                                                         ---------        ---------        ---------
                                                                          [Restated]       [Restated]
DECREASE (INCREASE) IN WORKING CAPITAL
Decrease in accounts receivable                            976,667          338,451          376,263
Decrease (increase) in inventories                        (575,736)         852,005          732,898
Decrease (increase) in other current assets                593,683           29,537         (139,879)
Decrease in accounts payable and accrued liabilities      (663,066)      (1,439,298)      (1,323,897)
Increase (decrease) in income taxes payable               (843,427)         972,261          280,727
                                                         ---------       ----------       ----------
                                                          (511,879)         752,956          (73,888)
                                                         =========       ==========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid (received) during the year for
   Interest                                              1,002,946          530,153          495,767
   Income taxes                                          1,061,716         (216,376)        (300,690)
                                                        ----------       ----------       ----------

                             See accompanying notes

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Wyant Corporation [formerly Hosposable Products, Inc.], a New York corporation incorporated in 1971 [the "Corporation"], operates the following wholly owned subsidiaries: IFC Disposables, Inc., a Tennessee corporation ["IFC"] and Wood Wyant Inc., a Canadian corporation ["Wood Wyant]. IFC manufactures and distributes disposable wipers and sanitary paper products and systems which are sold primarily in domestic markets. Wood Wyant manufactures and distributes sanitation products and systems to commercial and institutional markets in Canada.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries, IFC and Wood Wyant [collectively, the "Company"]. All significant intercompany balances and transactions have been eliminated in consolidation.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

     UTILIZATION OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     EARNINGS PER SHARE

     Basic earnings per share are calculated using the weighted average number of shares outstanding during the period. Contingently issuable shares are considered outstanding common shares and included in the calculation of basic earnings per share only when there is no circumstance under which these shares would not be issued.

     Diluted earnings per share are calculated taking into consideration the effect of the potential exercise of stock options and of the exchangeable Class F preferred shares.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONT'D]

     INVENTORIES

     Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization of property, plant and equipment in the Wiping Products segment is provided utilizing the straight-line method over the estimated useful lives of the respective assets ranging from 5 to 30 years; in the Sanitation Products segment, the declining balance method is used, with rates ranging from 5% to 20% per year. Leasehold improvements are amortized on a straight-line basis over the term of the related leases or the estimated useful life, whichever is shorter. Patents and trademarks are amortized on a straight-line basis over periods from 5 to 17 years.

     GOODWILL

     Goodwill is amortized on a straight-line basis over periods not exceeding 40 years. The Company periodically reviews goodwill for possible impairment, which would be recognized if a permanent decline in value has occurred.

     STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards ["SFAS"] No.123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation awards to employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion ["APB"] No.25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options awarded to employees and directors is measured as the excess, if any, of the quoted market price of the Corporation's stock at the date of grant over the amount an employee or director must pay to acquire the stock.

     As required, the Company has adopted SFAS No.123 to account for stock-based compensation awards to outside consultants and affiliates. Accordingly, compensation costs for stock option awards to outside consultants and affiliates are measured at the date of grant based on the fair value of the award using the Black-Scholes option pricing model.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONT'D]

     INCOME TAXES

     The Company files a consolidated federal income tax return for its United States companies. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Deferred income taxes result primarily from differences between financial and tax reporting of depreciation.

     FOREIGN CURRENCY TRANSLATION

     The Corporation translates the accounts of its foreign subsidiary, Wood Wyant, such that the assets and liabilities of the subsidiary are translated into U.S. dollars at rates of exchange prevailing at the year-end. Exchange gains and losses arising from these translations are deferred and included as a separate component of stockholders' equity on the consolidated balance sheet ["Cumulative Translation Adjustment"]. Revenue and expense items are translated at average rates of exchange prevailing during the year.

     ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires all derivatives to be recorded on the balance sheet at fair value and provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company is studying the application of this new standard but has not yet determined its impact. As required, the Company will adopt this statement upon its applicable effective date in fiscal 2000.

2.   DISCONTINUED OPERATIONS

     On December 17, 1998, the Board of Directors authorized management to pursue the sale of the Company's Wyant Health Care Division ("Division"). On February 23, 1999 the Board approved the sale of the Division, subject to completion of buyer financing, customary regulatory approvals and the
     approval of the Company's shareholders.   Consequently, the results of the
     Division have been reported in these financial statements as discontinued operations.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


2.   DISCONTINUED OPERATIONS [CONT'D]

     The Company will receive cash of $11,500,000 on closing and $550,000 will be held in escrow for twenty four months, subject to adjustment on closing.

     The operating results of the Division are as follows:

                                                     1998         1997         1996
                                                       $            $           $
                                                  ----------   ----------   ---------
     Net sales                                    36,462,815   31,324,702   31,829,712
     Income (loss) before income taxes             1,566,602     (870,484)  (1,240,839)
                                                  ----------   ----------   ----------

     The net assets of the Division are as follows:

                                                     1998         1997
                                                      $            $
                                                  ----------   ----------

     Current assets                                5,785,245    6,146,234
     Property, plant and equipment                 9,787,618   10,520,611
     Other assets                                    215,928      332,913
     Current liabilities                          (3,428,034)  (3,468,706)
     Long-term liabilities                        (3,157,401)  (3,549,869)
                                                  ----------   ----------
     Net assets of discontinued operations         9,203,356    9,981,183
                                                  ==========   ==========

     The Company expects the sale of the Division to close in the second quarter of 1999. At the date of disposal, the Company expects to record a small gain. Included in the Company's estimated gain are the estimated costs to satisfy the Division's obligation with respect to a defined benefit multi-employer pension plan which covers certain of the Division's employees.

3.   ACQUISITIONS

     [a] On April 30, 1998, the Company, through its wholly-owned Canadian subsidiary, Wood Wyant Inc., acquired all of the issued and outstanding shares of H.A. Perigord Company Limited, a distributor of sanitation products. On June 26, 1998, Wood Wyant Inc. acquired all of the issued and outstanding shares of Professional Sanitation Products Ltd., a distributor of sanitation products. The total consideration for these acquisitions amounted to $3,070,806, which was comprised of cash of $2,107,645 and 146,666 Class F Preferred shares of Wood Wyant Inc.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


3.   ACQUISITIONS [CONT'D]

     On June 30, 1998, Wood Wyant acquired all of the issued and outstanding shares of four related businesses based in British Columbia for $2,644,228, comprised of cash of $1,760,696 and 136,445 Class F Preferred shares of Wood Wyant Inc. The companies acquired are Midway Supply Ltd., Purnel Distributors Ltd. and Midway Purnel Sanitary Supply Ltd., all of which are distributors of sanitation products, and Fraser Valley Industrial Chemicals Inc., a manufacturer of janitorial chemicals.

     The significant conditions of the Class F Preferred shares of Wood Wyant Inc. are:

     Prior to July 1, 2000 and subject to the priorities of the other classes of preferred stock of Wood Wyant Inc., the shares:

     1) are exchangeable for Wyant Corporation common stock on a share for share basis and are entitled to dividends equivalent on a per share basis, to any dividends paid on Wyant Corporation common stock; and

     2) have a liquidation preference per share of one share of Wyant Corporation common stock.

     Holders of the shares have an option, which may be exercised between July 1, 2000 and July 31, 2000, to cause Wood Wyant Inc. to redeem the shares in five equal annual instalments at a price of Cdn $11.250028 ($7.3371) per share plus any accrued and unpaid dividends. If the redemption option is exercised, dividends of 3.5% per annum will be payable commencing July 1, 2000.

     Each of the above acquisitions has been accounted for under the purchase method and the results of operations accordingly are included in the consolidated statement of operations from the respective dates of acquisition. The purchase prices have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisitions, as follows:


     Working capital, other than cash      $1,618,307
     Property, plant and equipment            386,518
     Other assets                              60,975
     Goodwill                               3,831,153
     Long-term liabilities                   (177,491)
     Deferred income taxes                     (4,428)

     The excess of purchase price over the fair values of the net assets acquired was $3,831,153 and has been recorded as goodwill, which is being amortized on a straight-line basis over 40 years.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

3.   ACQUISITIONS [CONT'D]

     The following unaudited pro forma information gives effect to the transactions as if they had occurred at January 1, 1998. This pro forma information does not necessarily reflect the results of operations that would have been achieved if the acquisitions had been consummated as of that time.


                                                      1998
                                                        $
                                                   ----------
     Net sales                                     73,391,486
     Income from continuing operations                529,740
     Net income                                     1,551,342

     Per common share
     Income from continuing operations                   0.03
     Net income                                          0.31


     [b] On March 18, 1997 the Corporation, through a wholly owned subsidiary, Wood Wyant Inc., purchased the Canadian operations of G.H. Wood + Wyant Inc. for [i] cash consideration of Cdn $5,000,000 [US$3,667,033], [ii] a promissory note ["the Note"] in the amount of Cdn $4,068,951 [US $2,961,606] having a fair value of US $2,798,794, [iii] 3,800,000 shares of
     Class B Preferred Stock of Wood Wyant Inc. having a liquidation preference of Cdn $3,800,000 [US $2,765,849] and a fair value of US $2,267,900, and
     [iv] 1,333,333 shares of Class E Preferred Stock of Wood Wyant Inc. having a liquidation preference per share of one share of Wyant Corporation Common Stock. The fair value of Class E Preferred shares at March 18, 1997 was US $5,000,000. These Class E Preferred shares are recorded at par value of $10,000 in Wyant Corporation Common Stock and $4,990,000 in additional paid-in capital. Each Class E Preferred share is exchangeable by the holder at any time for one share of Wyant Corporation Common Stock. Other than having a liquidation preference to obtain payment of any accrued but unpaid dividends in cash, the liquidation preference of each Class E Preferred share is equal to that of a share of Wyant Corporation
     Common Stock.

     The transaction represents a combination of entities under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, the comparative figures in these financial statements have been restated to retroactively reflect the financial information of the combined entities. The excess of the fair value of the consideration paid of US $13,733,727 over the book value of the net assets acquired of US $8,638,875 [Cdn $11,868,951] is considered a deemed dividend for accounting purposes, which reduces the additional paid-in capital by US $5,094,852. The Note, which yielded interest at 6% per annum, was exchanged on August 29, 1997 for shares of Class A Preferred Stock of Wood Wyant Inc. on the basis of one share for each Cdn $1.00 of unpaid principal amount of the Note.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

3.   ACQUISITIONS [CONT'D]

     The Class A and B Preferred shares entitle holders to fixed cumulative preferential dividends at the rate of 4% and 3.999999%, respectively, of their redemption price of $1.00 Cdn per share and are mandatorily redeemable in ten consecutive annual tranches, each equal to 10% of their combined redemption value, commencing on January 3, 1998. No Class B Preferred shares shall be redeemed until all Class A Preferred shares have been redeemed. The Class E Preferred shares entitle holders to receive dividends on a pro-rata basis equivalent to dividends declared to the Corporation's common stockholders.

     Included in the consolidated statement of operations for the three years ended December 31, 1998 are the following results of the previously separate companies for periods prior to the transaction date.

                                         CANADIAN
                                       OPERATIONS OF
                                        G.H. WOOD +         HOSPOSABLE
                                        WYANT INC.        PRODUCTS, INC.     CONSOLIDATED
                                            $                   $                 $
                                        ----------         -----------       -----------
     UNAUDITED
     1997
     Revenue from external customers    12,287,019           9,842,579        22,129,598
     Inter Company revenues                726,293             116,675           842,968
     Net income (loss)                     474,869            (651,354)         (176,485)
                                        ----------         -----------       -----------

     UNAUDITED
     1996
     Revenue from external customers    50,835,445          42,009,735        92,845,180
     Inter Company revenues              2,050,901             283,898         2,334,799
     Net income (loss)                   1,199,580          (1,055,190)          144,390
                                        ----------         -----------       -----------



4.   RECEIVABLES

                                                              1998              1997
                                                                $                 $
                                                           -----------       -----------
     Trade                                                   9,882,672         8,838,881
     Less allowance for doubtful accounts                      405,424           323,759
                                                           -----------       -----------
                                                             9,477,248         8,515,122
     Other                                                     738,564           783,657
                                                           -----------       -----------
                                                            10,215,812         9,298,779
                                                           ===========       ===========

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


5.   INVENTORIES

                                        1998           1997
                                          $             $
                                      ---------      ---------

     Raw materials                    2,065,073      1,716,534
     Finished goods                   6,511,887      4,444,720
                                      ---------      ---------
                                      8,576,960      6,161,254
                                      =========      =========

6.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31 consisted of the following:

                                                           ACCUMULATED
                                                           DEPRECIATION        NET BOOK
                                            COST         AND AMORTIZATION        VALUE
                                             $                  $                  $
                                         ----------     -----------------     ----------

     1998
     Land                                   584,410                 --         584,410
     Buildings and improvements           3,232,031          1,248,044       1,983,987
     Machinery and equipment              9,522,060          5,421,294       4,100,766
     Computer equipment                   1,901,811          1,651,201         250,610
     Furniture, fixtures and equipment    2,896,169          2,323,532         572,637
     Leasehold improvements                 876,931            493,494         383,437
     Patents and trademarks               1,054,203            336,590         717,613
                                         ----------         ----------       ---------
                                         20,067,615         11,474,155       8,593,460
                                         ==========         ==========       =========
     1997
     Land                                   626,408                 --         626,408
     Buildings and improvements           3,358,486          1,231,300       2,127,186
     Machinery and equipment              9,654,271          5,392,597       4,261,674
     Computer equipment                   1,567,487          1,385,706         181,781
     Furniture, fixtures and equipment    2,301,585          1,960,191         341,394
     Leasehold improvements                 871,973            387,910         484,063
     Patents and trademarks               1,069,872            294,174         775,698
                                         ----------         ----------       ---------
                                         19,450,082         10,651,878       8,798,204
                                         ==========         ==========       =========

     Depreciation and amortization expense amounted to $851,873, $785,093 and $942,688 in 1998, 1997 and 1996, respectively.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998
7.   OTHER ASSETS


                                                                1998           1997
                                                                  $              $
                                                              ---------      ---------

     Goodwill, at cost                                        4,481,761        916,925
     Accumulated amortization                                   785,168        654,946
                                                              ---------      ---------
     Net book value                                           3,696,593        261,979

     Deferred pension costs                                     551,882        484,586
     Deferred financing charges                                 248,346        330,664
                                                              ---------      ---------
                                                              4,496,821      1,077,229
                                                              =========      =========

     Amortization expense amounted to $179,978, $135,351 and $137,416 in 1998, 1997 and 1996, respectively.

8.   LONG-TERM DEBT

     Long-term debt at December 31 consisted of the following:

                                                                 1998           1997
                                                                   $             $
                                                              ---------      ---------
WOOD WYANT INC.
     Term loan repayable in monthly instalments of
     Cdn $20,476 plus interest at the prime rate in Canada
     plus 0.75% [prime at December 31, 1998 - 6.75%]
     maturing October 1, 2001. Principal amount
     Cdn $1,692,856 [December 31, 1997 - Cdn. $1,938,571]     1,104,060       1,355,170

     Revolving credit facility - Cdn. $1,401,125
     [December 31, 1997 - Cdn $1,476,300]                       913,797       1,032,017

     Term loan repayable in monthly instalments of
     Cdn $35,000 plus interest at the prime rate in Canada
     plus 0.75%, maturing April 30, 2003 [principal
     amount Cdn. $1,820,000]                                  1,186,982              --

     Term loan repayable in monthly instalments of
     Cdn $49,523 plus interest at the prime rate in
     Canada plus 0.75%, maturing June 30, 2003
     [principal amount Cdn $2,674,207]                        1,744,086              --
                                                              ---------       ---------
                                                              4,948,925       2,387,187
     Current port                                             1,061,332         389,035
                                                              ---------       ---------
                                                              3,887,593       1,998,152
                                                              =========       =========

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

8.   LONG-TERM DEBT [CONT'D]

     The exchange rate used at December 31, 1998 to translate the long-term debt denominated in Canadian dollars was Cdn $1.5333 = US $1.00 [December 31, 1997 - Cdn $1.4305 = US $1.00].

     Principal payments of long-term debt over the next five years are as follows:

                                                              $
                                                          ---------
     1999                                                 1,061,332
     2000                                                 1,495,965
     2001                                                 1,445,056
     2002                                                   661,499
     2003                                                   285,073
                                                          ---------

     In September 1997, Wood Wyant obtained a collateralized revolving credit facility in the amount of Cdn $3,000,000 with the Bank of Nova Scotia which expires on September 30, 2000 and bears interest at prime plus 0.75%. This facility was utilized on September 30, 1997 to repay two existing term loans totalling Cdn $1,554,000 and in March 1998 to finance equipment purchases of Cdn $282,749. These amounts are being repaid by monthly instalments of Cdn $30,612. The balance is available to finance future equipment purchases. Maximum availability under the facility reduces monthly by Cdn $50,000. Unused availability at December 31, 1998 was
     Cdn $848,876.

     LINES OF CREDIT

     On November 18, 1997, the Corporation obtained a committed revolving credit facility with Congress Financial Corporation ["Congress"] in the amount of $13,000,000 which expires on November 18, 2000 and bears interest at prime plus 1% [prime rate at December 31, 1998 - 7.75%].

     The maximum amount that the Corporation may borrow at any time is determined by the sum of:

     i. Amounts based on advance formulas applicable to the book value of accounts receivable and inventories of the Corporation and IFC ["Tranche A"]

          and

     ii. Advance formulas applicable to the November 1997 appraised values of property, plant and equipment to a maximum of $5,500,000 less the amounts required to guarantee amounts outstanding under New Jersey Economic Development Authority bonds ($3,560,000 at December 31,
          1998), which are included under "Net Assets Held for Divestiture' ["Tranche B"].

     Maximum availability under Tranche B reduces monthly by $76,388.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

8.   LONG-TERM DEBT [CONT'D]

     The facility is collateralized by substantially all of the assets of the Corporation and IFC, tangible and intangible, except for the Corporation's investment in the shares of Wood Wyant. Unused availability at December 31, 1998 was approximately $2,841,000. Amounts outstanding under the line of credit are classified as a current liability due to the inclusion in the loan agreement of a subjective acceleration clause and a lock box arrangement. The agreement also contains a minimum adjusted net worth requirement.

     Wood Wyant has available a collateralized revolving line of credit in Canada in the amount of Cdn $7,500,000 with the Bank of Nova Scotia which is subject to periodic review and which bears interest at the prime rate [6.75% at December 31, 1998]. This line of credit and the term loans of Wood Wyant are collateralized by a general assignment of book debts of Wood Wyant, a pledge of inventory under Section 427 of the Bank Act, a hypothec in the amount of Cdn $30,000,000 on all movable property and a general security agreement.

9.   INCOME TAXES

     Details of the income tax provision are as follows:

                                 1998           1997           1996
                                -------        -------        -------
                                  $              $              $
     CURRENT
     Federal                   (324,132)      (210,559)      (179,144)
     State                       46,132         10,291          3,929
     Foreign                    778,000        945,482        223,673
                                -------        -------        -------
                                500,000        745,214         48,458
                                =======        =======        =======
     DEFERRED
     Federal                    (45,000)       (26,413)       110,775
     State                           --             --        (95,098)
     Foreign                    117,000         81,796        731,858
                                -------        -------        -------
                                 72,000         55,383        747,535
                                -------        -------        -------
     INCOME TAX PROVISION       572,000        800,597        795,993
                                =======        =======        =======


                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

9.   INCOME TAXES [CONT'D]

     The reported income tax provision differs from the amount computed by applying the Federal tax rate to income before income taxes. The reasons for this difference and the related tax effects are as follows:

                                          1998         1997         1996
                                           $             $            $
                                         -------      -------      -------
     Expected Federal tax rate             34.0%        34.0%        34.0%
     Expected tax provision              382,696      611,990      589,174
     State income tax                     46,132       18,219        3,996
     Foreign tax rate differences        146,403       66,408       84,464
     Non-deductible expenses              65,000       25,377       46,110
     Other                               (68,231)      78,603       72,249
                                        --------      -------      -------
     REPORTED INCOME TAX PROVISION       572,000      800,597      795,993
                                        ========      =======      =======


     Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and tax reporting purposes. Significant components of the Company's deferred tax assets and liabilities as at December 31, 1998 and December 31, 1997 are as follows:

                                                    1998                1997
                                                      $                   $
                                                 ---------           ---------
     Deferred tax assets
       Reserves and allowances                     272,760             236,000
       Goodwill                                    151,784             137,474
       Other                                       177,839             151,821
                                                 ---------           ---------
     TOTAL DEFERRED TAX ASSETS                     602,383             525,295

     Deferred tax liabilities
       Book and tax differences on property,
         plant and equipment                     1,855,109           1,572,601
       Pension                                     221,307             194,689
       Other                                              --              13,436
                                                 ---------           ---------
     TOTAL DEFERRED TAX LIABILITIES              2,076,416           1,780,726
                                                 ---------           ---------
     NET DEFERRED INCOME TAX LIABILITY           1,474,033           1,255,431
                                                 =========           =========

     Income before taxes attributable to all foreign operations was $2,066,867, $2,481,335 and $2,155,111 in each of fiscal 1998, 1997 and 1996, respectively.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

10.  STOCK-BASED COMPENSATION PLANS

     The Corporation has two stock option plans, the 1997 Stock Incentive Plan [the "1997 Plan"] and the 1991 Stock Option Plan [the "1991 Plan"]. The Company accounts for options granted to employees and directors under these plans using APB No.25, under which no compensation cost has been recognized for stock options granted. Had compensation cost for these stock options been determined consistent with SFAS No.123, the Company's pro forma earnings per share would have been as follows:

                                                                1998           1997           1996
                                                                  $              $              $
                                                             ----------      ---------      ---------
     Net income (loss) available to common stockholders
         As reported                                         1,214,673        318,710        144,390
         Pro forma                                             745,270       (248,852)      (273,691)
     Earnings (loss) per share
       Basic
         As reported                                              0.34           0.09           0.04
         Pro forma                                                0.21          (0.07)         (0.08)
       Diluted
         As reported                                              0.33           0.09           0.04
         Pro forma                                                0.21          (0.07)         (0.08)
                                                             ----------      ---------      ---------

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. Additional awards in future years are anticipated.

     During 1997 and 1991, the stockholders of the Company approved the adoption of the 1997 Plan and the 1991 Plan, respectively. Each plan authorizes the granting of stock options [either non-qualified stock options or incentive stock options], the exercise of which would allow up to an aggregate of 400,000 shares of the Company's common stock under the 1997 Plan and 333,333 shares under the 1991 Plan, to be acquired by the holders of the stock options. The 1997 Plan also permits the granting of other types of stock-based awards.

     Under the 1997 and 1991 Plans, non-qualified stock options have been granted to directors, employees and consultants for terms of up to ten years at exercise prices of not less than 100% of the fair market value of the shares at the date of grant, exercisable in whole or in part at stated times from the date of grant to up to two years thereafter. At December 31, 1998, options to purchase 319,351 shares and 165,340 shares of common stock were exercisable with respect to the 1997 Plan and the 1991 Plan, respectively. Option activity during 1998, 1997 and 1996 is summarized as follows:

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998

10.  STOCK-BASED COMPENSATION PLANS [CONT'D]

                                                                         WEIGHTED
                                                                         AVERAGE
                                                                         EXERCISE
                                                           SHARES         PRICE
                                                                             $
                                                           -------       --------
     1998
     OUTSTANDING, BEGINNING OF YEAR                        592,048          4.53
     Granted                                                25,335          5.29
     Exercised                                              (2,333)         4.19
     Expired                                               (33,334)         4.50
     Canceled / surrendered                                (44,340)         4.79
                                                           -------          ----
     OUTSTANDING, END OF YEAR                              537,376          4.55
                                                           -------          ----
     EXERCISABLE, END OF YEAR                              484,691          4.57
                                                           =======          ====

     Weighted average fair value of options granted                         2.34

     1997
     OUTSTANDING, BEGINNING OF YEAR                        332,048          5.41
     Granted                                               416,000          4.01
     Canceled / surrendered                               (156,000)         5.00
                                                           -------          ----
     OUTSTANDING, END OF YEAR                              592,048          4.53
                                                           -------          ----
     EXERCISABLE, END OF YEAR                              342,667          4.66
                                                           =======          ====

     Weighted average fair value of options granted                         1.69

     1996
     OUTSTANDING, BEGINNING OF YEAR                        141,381          5.28
     Granted                                               250,667          5.59
     Expired                                               (21,333)         4.33
     Canceled / surrendered                                (38,667)         5.44
                                                           -------          ----
     OUTSTANDING, END OF YEAR                              332,048          5.41
                                                           -------          ----
     EXERCISABLE, END OF YEAR                              216,000          5.32
                                                           =======          ====

     Weighted average fair value of options granted                         2.51


                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


10.  STOCK-BASED COMPENSATION PLANS [CONT'D]

     The fair value of options at date of grant was estimated using the Black-Scholes pricing model with the following weighted average assumptions.

                                     1998         1997
                                      %            %
                                    -----        -----
     Expected life [years]           5.00         5.00
     Risk-free interest rates        5.15         6.22
     Volatility                     41.20        37.60
     Dividend yield                  0.00         0.00


     The following table summarizes information with respect to stock options outstanding at December 31, 1998:


                             OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
      ----------------------------------------------------------------   -------------------------------
                           NUMBER         WEIGHTED                          NUMBER
                         OUTSTANDING       AVERAGE                        EXERCISABLE
          RANGE              AT           REMAINING       WEIGHTED            AT             WEIGHTED
      OF EXERCISE       DECEMBER 31,    CONTRACTUAL       AVERAGE         DECEMBER 31,        AVERAGE
         PRICES             1998            LIFE       EXERCISE PRICE        1998          EXERCISE PRICE
      -----------       -----------     ------------   --------------    -------------     ---------------
     $3.00 - $4.50        346,701         8.32 years        $4.01           304,683            $3.99
     $4.51 - $5.81        190,675         7.12 years        $5.52           180,008            $5.54
     -------------       ---------      ------------     -----------       ---------        ----------


     All comparative data have been restated to reflect the four-for-three stock split effected in the form of a stock dividend, which was announced on March 27, 1998 and paid on May 21, 1998.

11.  NON-RECURRING ITEMS


                                   1998             1997               1996
                                     $                $                 $
                                  ------           ------              -------
     Acquisition costs                --                --             549,805
                                  ------           -------             -------
                                      --                --             549,805
                                  ======           =======             =======

      ACQUISITION COSTS

     During 1996, the Company incurred $549,805 for professional services in connection with the acquisition described in note 3.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


12.  OTHER INCOME

                                        1998         1997         1996
                                          $            $            $
                                       -------      -------      -------

     Interest income                     2,492        7,323       11,553
     Gain on disposal of assets             --       28,470      122,810
     Cash discounts and other          241,575      194,997       50,273
                                       -------      -------      -------
                                       244,067      230,790      184,636
                                       =======      =======      =======

13.  EXTRAORDINARY GAIN

     In 1997, the Company realized a net gain of $139,330 [$91,958 net of income tax] as a result of the refinancing of certain term debt.

14.  COMMITMENTS

     The Company occupies manufacturing, warehousing and office facilities under operating leases which expire at various dates to December 31, 2004.
     Future minimum rental commitments relating to continuing operations are as follows:

                                               $
                                           ---------

     1999                                  1,137,841
     2000                                  1,007,522
     2001                                    696,673
     2002                                    599,775
     2003                                    542,239
     Thereafter                              209,523
                                           ---------

     Aggregate rental expense of continuing operations amounted to $1,078,283 [net of sublease income of $177,821] $1,480,409 [net of sublease income of $124,893] and $1,242,186 [net of sublease income of $140,000 and $100,000 previously provided for [note 11]] for the years ended December 31, 1998, 1997 and 1996, respectively.

     As of January 1, 1999, the Company signed a five-year supply agreement to purchase a minimum of 16,200 short tons of paper towelling and tissue annually at market prices. This supplier provides 100% of the Company's requirements for these products.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


14.  COMMITMENTS [CONT'D]

     In September 1997, the Company entered into a lease agreement for a maximum amount of Cdn $2,000,000 for computer equipment. The equipment leases under this agreement will be for a maximum term of five years and will be based on either a floating rate of bank prime plus 0.75%, or a fixed rate of the leasing company's base rate at the commencement date of each lease plus 1.75%. As at December 31, 1998, an amount of Cdn $1,716,732 had been committed under this agreement.

     A financial institution has registered a second-ranking lien in the amount of $650,000 on the Company's book debts as collateral for letters of guarantee that it may issue from time to time in favour of customers to guarantee the Company's performance under certain contracts. As at December 31, 1998 there were no letters of guarantee outstanding.

15.  EARNINGS PER SHARE

                                                                 1998         1997        1996
                                                                  $            $           $
                                                              ---------    ---------     -------
     Numerator
       Income from continuing operations before
         extraordinary gain                                     553,576      999,372     936,871
       Preferred stock dividends and accretion                  360,505      191,746          --
                                                              ---------    ---------     -------
       Numerator for basic earnings per share --
         income from continuing operations available to
         common stockholders before extraordinary gain          193,071      807,626     936,871
       Accretion on convertible preferred shares                 61,542           --          --
                                                              ---------     --------    --------
       Numerator for diluted earnings per share --
         income from continuing operations
         available to common stockholders before
         extraordinary gain                                     254,613      807,626     936,871
                                                              ---------    ---------    --------
     Denominator
       Denominator for basic earnings per share --
         Weighted-average shares issued, issuable and
         outstanding                                          3,606,247    3,597,125   3,589,884
       Effect of dilutive securities
         Convertible preferred shares                           165,147           --          --
         Stock options                                           62,867        6,668       4,080
                                                              ---------    ---------    --------
     Denominator for diluted earnings per share --
       adjusted weighted-average shares                       3,834,261    3,603,793   3,593,964
                                                              =========    =========   =========
     Basic earnings per share from continuing operations
       before extraordinary gain                                   0.06         0.22        0.26
                                                              =========    =========   =========
     Diluted earnings per share from continuing operations
       before extraordinary gain                                   0.06(1)      0.22        0.26
                                                              =========    =========   =========

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


15.  EARNINGS PER SHARE [CONT'D]

     (1) For purposes of calculating diluted earnings per share from continuing operations before extraordinary gain for 1998, the effect of the convertible preferred shares has not been considered, as its effect is anti-dilutive.

     Options to purchase 209,000 shares of common stock at exercise prices ranging from $5.06 to $5.81 per share were outstanding during 1998 but were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common stock and, therefore, the effect would be anti-dilutive.

     The number of shares and earnings per share for 1997 and 1996 have been restated to reflect a four-for-three stock split effected in the form of a stock dividend, which was announced on March 27, 1998 and paid on May 21, 1998.

16.  PENSION PLANS

     The Company maintains a defined benefit final average pension plan which covers certain of its Canadian employees. The periodic cost of pension benefits is determined using the projected benefit method prorated on service. The pension plan is administered by a major Canadian financial institution. At December 31, 1998, the Company had made or accrued for all required contributions.

     Net periodic pension expense (income) in 1998, 1997 and 1996 included the following components:

                                                            1998               1997               1996
                                                              $                  $                  $
                                                          ---------          ---------          ---------
     Current service cost                                  170,745            161,731            182,605
     Interest cost on projected benefit obligations        270,711            272,176            274,861
     Expected return on plan assets                       (457,566)          (442,936)          (409,358)
     Net amortization and deferral                         (87,024)           (84,875)           (61,308)
                                                          ---------          ---------          ---------
     Net periodic pension expense (income)                (103,134)           (93,904)           (13,200)
                                                          =========          =========          =========


     The assumptions used in the Company's plan at December 31, 1998, 1997 and 1996 are as follows:

                                                            1998               1997               1996
                                                              %                  %                  %
                                                          ---------          ---------          ---------
     Weighted average discount rate                          7.5                7.5                7.5
     Expected long-term rate of return on assets             7.5                7.5                7.5
                                                          =========          =========          =========


                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


16.  PENSION PLANS [CONT'D]

     The changes to the projected benefit obligation and the amount of pension assets were as follows:

                                                     1998          1997
                                                      $              $
                                                  ----------    ---------
     BENEFIT OBLIGATION
     Balance at January 1                          3,649,283     3,532,540
     Current service cost                            262,959       262,135
     Interest cost                                   270,711       272,176
     Benefit payments                               (345,062)     (260,835)
     Foreign currency exchange rate component       (250,791)     (156,733)
                                                  ----------    ----------
     BALANCE AT DECEMBER 31                        3,587,100     3,649,283
                                                  ==========    ==========
     PENSION PLAN ASSETS
     Balance at January 1                          6,417,616     6,088,428
     Contributions                                    92,214       100,405
     Return on pension plan assets                   525,177       764,013
     Benefit payments                               (345,062)     (260,835)
     Foreign currency exchange rate component       (439,113)     (274,395)
                                                  ----------    ----------
     BALANCE AT DECEMBER 31                        6,250,832     6,417,616
                                                  ==========    ==========

     The following table sets forth the funded status of the Company's defined benefit plan at December 31, 1998 and 1997:

                                                     1998          1997
                                                       $             $
                                                  ----------    ----------

     Actuarial present value of
       Vested benefit obligation                   2,626,296     2,648,165
       Non-vested benefit obligation                      --            --
                                                  ----------    ----------
     Accumulated benefit obligation                2,626,296     2,648,165
     Additional benefits based on
       salary projection                             960,804     1,001,118
                                                  ----------    ----------
     Projected benefit obligation                  3,587,100     3,649,283
     Plan assets at fair market value
       [primarily listed stocks and bonds]         6,250,832     6,417,616
                                                  ----------    ----------
     Plan assets in excess of projected
       benefit obligation                          2,663,732     2,768,333
     Unrecognized net asset at transition            (39,457)      (46,976)
     Unrecognized net gain                        (2,431,814)   (2,647,746)
     Unrecognized prior service cost                 359,421       410,975
                                                  ----------    ----------
     PENSION ASSET INCLUDED IN THE CONSOLIDATED
       BALANCE SHEET                                 551,882       484,586
                                                  ==========    ==========


                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


16.  PENSION PLANS [CONT'D]

     The Company has a pension plan under Section 401(k) of the INTERNAL REVENUE CODE for certain of its US employees. Under the terms of the 401(k) plan, the Company makes a matching contribution of up to 6% of each eligible employee's earned wages, to a maximum of $1,000 per employee per year. Under this plan employees may also contribute up to 15% of their earned wages. The Company makes monthly contributions to the plan whereby $18,998 was paid in 1998, $25,139 in 1997 and $21,968 in 1996.

     The Company has a non-contributory defined contribution pension plan for certain of its Canadian employees. Under the terms of the plan, the Company contributed 3% of each eligible employee's earned wages. The Company made monthly contributions to the plan whereby $15,061 was paid in 1997 and $62,527 was paid in 1996. In March 1997 the Company ceased to contribute to this plan and instead contributed the 3% of each eligible employee's earned wages to a group retirement savings plan. The monthly contributions made to this plan in 1998 amounted to $66,851 [1997 - $54,993].

17.  FINANCIAL INSTRUMENTS

     OFF-BALANCE-SHEET RISK

     The Company's policy with respect to foreign currency exposure is to manage its financial exposure to certain foreign exchange fluctuations with the objective of neutralizing some of the impact of foreign currency exchange movements. To achieve this objective, the Company enters into foreign exchange forward contracts to hedge certain non-local-currency payables. The Company enters into foreign exchange forward contracts with a major Canadian chartered bank, and therefore does not anticipate non-performance by its counterparty. The amount of the exposure on account of any non-performance is restricted to the unrealized gains in such contracts. As at December 31, 1998, the Company had no significant foreign exchange forward contracts outstanding.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and other accrued charges, the carrying amounts approximate the fair value due to their short maturities. The carrying value of long-term debt and preferred stock approximates the fair value.

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


18.  SEGMENT INFORMATION FROM CONTINUING OPERATIONS

     The Company's reportable segments are strategic business units that offer different products. They are managed separately because each business requires different technology and marketing services and has a different customer base.

     The Company conducts business in two operating segments: Sanitation Products and Wiping Products. The Sanitation Products segment manufactures and distributes sanitary paper products, cleaning and maintenance chemicals, sanitation products, electro-mechanical and maintenance systems. The Wiping Products segment manufactures and distributes disposable wiping products and sanitary paper products and systems.

     The Company evaluates performance based on profit or loss from operations before income taxes not including non-recurring gains and losses.

     The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

                                              SANITATION        WIPING
                                               PRODUCTS        PRODUCTS        CORPORATE         TOTAL
     SEGMENT INFORMATION                           $              $                $               $
                                              ----------      ----------      ----------       ----------
     1998
     Revenues from external customers         50,787,121      16,337,016                       67,124,137
     Intersegment revenues                     3,703,779         379,811                        4,083,590
     Interest revenue                              2,343             149                            2,492
     Interest expense                            478,799          47,084        632,366         1,158,249
     Depreciation and amortization of
       property, plant and equipment and
       goodwill                                  833,287         196,984                        1,030,271
     Segment income (loss) before taxes        2,066,867           6,075       (947,366)        1,125,576
     Segment assets [1]                       28,239,472       6,948,348      1,906,218        33,336,308
     Expenditures for segment property,
       plant and equipment and goodwill        4,510,484         127,361                        4,637,845
                                              ----------      ----------      ---------        ----------

                               WYANT CORPORATION
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


18.  SEGMENT INFORMATION FROM CONTINUING OPERATIONS [CONT'D]

                                           SANITATION     WIPING
                                            PRODUCTS     PRODUCTS    CORPORATE       TOTAL
     SEGMENT INFORMATION                       $             $           $             $
     -------------------                   ----------    --------    ---------       -----

     1997
     Revenues from external customers      48,847,534   14,712,169                63,559,703
     Intersegment revenues                  3,687,194      386,886                 4,074,080
     Interest revenue                              --        7,323                     7,323
     Interest expense                         356,089           --     389,000       745,089
     Depreciation and amortization of
       property, plant and equipment and
       goodwill                               748,985      190,876                   939,861
     Segment income (loss) before taxes     2,481,335      155,134    (836,500)    1,799,969
     Segment assets [1]                    21,884,327    6,289,975   2,009,049    27,174,694
     Expenditures for segment
       property, plant and equipment and
       goodwill                               991,126      273,834                 1,264,960
                                           ----------   ----------   ---------    ----------
     1996
     Revenues from external customers      50,835,445   11,755,262                62,590,707
     Intersegment revenues                  2,050,901      248,733                 2,299,634
     Interest revenue                              --       11,553                    11,553
     Interest expense                         444,253           --      67,000       511,253
     Depreciation and amortization of
       property, plant and equipment and
       goodwill                               856,990      180,863                 1,037,853
     Segment income (loss) before taxes     2,155,111      326,558    (748,805)    1,732,864
     Expenditures for segment
       property, plant and equipment and
       goodwill                               894,743       40,251                   934,994
                                           ----------   ----------   ---------    ----------


                               Wyant Corporation
                      [formerly Hosposable Products, Inc.]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998


18. SEGMENT INFORMATION FROM CONTINUING OPERATIONS [CONT'D]

                                                           PROPERTY, PLANT
                                                            AND EQUIPMENT
    GEOGRAPHIC INFORMATION               REVENUES[2]         AND GOODWILL
                                           $        %              $
    -------------------------         ----------------       ------------

    1998
    United States                     16,397,707   24.4         1,017,172
    Canada                            50,092,840   74.6        11,272,881
    Other foreign countries              633,590    1.0                --
                                      ----------  -----        ----------
                                      67,124,137  100.0        12,290,053
                                      ==========  =====        ==========
    1997
    United States                     14,598,461   23.0         1,039,795
    Canada                            48,521,689   76.3         8,020,388
    Other foreign countries              439,553    0.7                --
                                      ----------  -----        ----------
                                      63,559,703  100.0         9,060,183
                                      ==========  =====        ==========
    1996
    United States                     11,878,609   19.0           956,837
    Canada                            50,615,592   80.9         8,146,876
    Other foreign countries               96,506    0.1                --
                                      ----------  -----        ----------
                                      62,590,707  100.0         9,103,713
                                      ==========  =====        ==========

    Notes

    [1] Inter segment eliminations at December 31 were $3,757,730 and $3,008,657 in 1998 and 1997 respectively.

    [2]  Revenues are attributed to countries based on location of customers.

                       WYANT CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996


                                  BALANCE AT        CHARGED TO                                             BALANCE
                                  BEGINNING          COSTS AND                           COMPANIES          AT END
     DESCRIPTION                   OF YEAR           EXPENSES         DEDUCTIONS (1)      ACQUIRED         OF YEAR
     -----------                  ----------        ----------        --------------     ---------         -------
     ALLOWANCE FOR
   DOUBTFUL ACCOUNTS:
Year ended December 31 -
         1998                      $323,759          $119,788            $ 64,335         $26,212         $405,424
         1997                      $325,276          $116,923            $118,440              --         $323,759
         1996                      $594,489          $(66,826)           $202,387              --         $325,276

________________________________________________________________
(1) Represents amounts written off, net of recoveries

                                                                         ANNEX F

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-Q
(MARK ONE)

( X ) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 1999
                               -------------------------------------------------

                                       OR

(   )   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the transition period from                   to
                               ----------------     ----------------------------

Commission file number              0-8410
                               -------------------------------------------------

                               WYANT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                                      11-2236837
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

100 Readington Road             Somerville, New Jersey      08876
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code       908-707-1800

                                      NONE
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report.)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirement for the past 90 days.

Yes      X             No
    ----------            ---------

                     APPLICABLE ONLY TO CORPORATE ISSUERS:

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the latest practicable date.


        Class                                   Outstanding at May 12, 1999
---------------------------------------------------------------------------

Common  stock, $.01 par value                            2,273,817

                       WYANT CORPORATION AND SUBSIDIARIES

                                   FORM 10-Q

                          QUARTER ENDED MARCH 31, 1999

                         PART I - FINANCIAL INFORMATION


ITEM 1.   FINANCIAL STATEMENTS

The attached unaudited consolidated financial statements of Wyant Corporation and Subsidiaries reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the operating results for the interim periods.

            Consolidated balance sheet                              3

            Consolidated statement of operations                    4

            Consolidated statement of cash flows                    5

            Consolidated statement of stockholders' equity          6

            Notes to consolidated financial statements              7-11


ITEM 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

PART 1.   FINANCIAL INFORMATION

ITEM 1.   FINANCIAL STATEMENTS

                               WYANT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                 March 31       December 31
                                                    1999           1998
                                                    ----           ----

ASSETS
CURRENT
Cash and cash equivalents                       $       --       $    59,985
Accounts receivable                              11,791,279       10,215,812
Inventories (note 3)                              8,519,215        8,576,960
Net assets held for divestiture (note 2)          9,462,241        9,203,356
Other                                               740,347        1,393,270
                                                -----------      -----------
TOTAL CURRENT ASSETS                             30,513,082       29,449,383

Property, plant and equipment, net of
  accumulated amortization of $11,888,229
  (December 31, 1998 - $11,474,155)              10,320,143        8,593,460
Other assets                                      4,511,653        4,496,821
                                                -----------      -----------
TOTAL ASSETS                                    $45,344,878      $42,539,664
                                                ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Revolving line of credit                       $  6,261,270      $ 4,092,128
Committed revolving credit facility               3,789,294        4,238,720
Accounts payable                                  5,780,282        4,856,657
Accrued expenses                                  1,856,266        3,228,412
Income taxes payable                                710,663          433,288
Current portion of long-term debt (note 4)        1,416,621        1,061,332
Current portion of preferred stock of subsidiary    524,003          513,204
                                                 ----------      -----------
TOTAL CURRENT LIABILITIES                        20,338,399       18,423,741



Long-term debt (notes 4 & 6)                      5,002,560        3,887,593
Preferred stock of subsidiary (note 6)            5,121,513        5,477,072
Deferred income taxes                             1,705,931        2,076,416

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share              27,053           27,053
Additional paid-in capital                        6,821,825        6,821,825
Retained earnings                                 6,721,249        6,326,679
Cumulative translation adjustment                  (393,652)        (500,715)
                                                -----------       ----------
TOTAL STOCKHOLDERS' EQUITY                       13,176,475       12,674,842
                                                -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $45,344,878      $42,539,664
                                                ===========      ===========

See accompanying notes

                               WYANT CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                  (UNAUDITED)



                                                1999            1998
                                                ----            ----
                                                             [Restated]

Net sales                                   $18,525,359     $15,550,112
Cost of sales                                12,245,520      10,166,464
                                            -----------     -----------
Gross profit                                  6,279,839       5,383,648

Expenses
   Selling                                    3,589,520       3,006,940
   General and administration                 2,186,133       1,837,128
   Amortization                                 143,910          91,043
   Interest expense                             309,885         248,614
   Other income                                (123,440)        (79,595)
                                            -----------      -----------
                                              6,106,008       5,104,130
                                            -----------      -----------
Income from continuing operations
  before income taxes                           173,831         279,518

Income tax expense
   Current                                       69,700          95,600
   Deferred                                      21,300         124,600
                                            -----------     -----------
                                                 91,000         124,600
                                            -----------     -----------

Income from continuing operations                82,831         154,918
Discontinued operations, net of income taxes
  of $212,300 (1998 -  $194,400) (note 2)       406,700         355,056
                                            -----------     -----------
Net income                                      489,531         509,974

Dividends and accretion of mandatorily
  redeemable preferred stock                     94,961          75,446
                                            -----------     -----------
Net income attributable to common shares    $   394,570     $   434,528
                                            ===========     ===========
Per common share (note 5)
  BASIC
  Income from continuing operations         $        --     $      0.02
  Discontinued operations                          0.11            0.10
  Net income                                       0.11            0.12
  DILUTED
  Income from continuing operations                  --            0.02
  Discontinued operations                          0.10            0.10
  Net income                                       0.10            0.12

See accompanying notes

                               WYANT CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1999 and 1998
                                  (UNAUDITED)



                                                              1999       1998
                                                              ----       ----

                                                                     [Restated]
CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations                   $    82,831   $ 154,918
Adjustments to reconcile net income to net cash
  provided by operating activities
   Depreciation and amortization                            305,168     243,034
   Gain on sale of fixed  assets                               (287)         --
   Deferred income tax expense                               12,360      29,000
   Deferred pension costs                                    (8,748)    (30,216)
Changes in non-cash working capital balances
  Accounts receivable                                    (1,575,467)    319,815
  Inventories                                                57,745     307,898
  Other current assets                                      250,793     (63,272)
  Accounts payable                                         (448,521)   (240,191)
  Income taxes payable                                      276,122    (300,701)
Cash provided by discontinued operations                    166,659      29,569
                                                        -----------   ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (881,345)    449,854

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                     (1,777,705)   (200,805)
Cash proceeds from sale of fixed assets                       9,135          --
Decrease in other assets                                         --      24,691
Cash used for discontinued operations                       (18,844)    (16,449)
                                                        -----------   ----------
NET CASH USED IN INVESTING ACTIVITIES                    (1,787,414)   (192,563)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in committed revolving
  credit facility                                          (449,426)    221,043
Repayment of long-term debt                                (296,766)   (363,129)
Increase in long-term debt                                1,654,205     460,241
Redemption of preferred shares                             (513,204)   (550,122)
Dividends paid by subsidiary                                (41,654)    (49,511)
Increase (decrease) in bank indebtedness                  2,169,142    (231,549)
Cash provided by discontinued operations                        --       80,101
                                                        -----------   ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       2,522,297    (432,926)
Effect of exchange rate changes on cash                      86,477      19,504
                                                        -----------   ---------
Net decrease in cash and cash equivalents                   (59,985)   (156,131)
Cash and cash equivalents, beginning of period               59,985     156,131
                                                        -----------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                $        --   $      --
                                                        ===========   =========

See accompanying notes

                               WYANT CORPORATION
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   THREE MONTHS ENDED MARCH 31, 1999 and 1998
                                  (UNAUDITED)





                                               1999          1998
                                               -----        -----
COMMON STOCK AT PAR VALUE                  $    27,053   $    27,037
                                           -----------   -----------
ADDITIONAL PAID-IN CAPITAL                   6,821,825     6,806,867
                                           -----------   -----------
RETAINED EARNINGS
  Balance at beginning of period             6,326,679     5,112,006
  Net income                                   489,531       509,974
  Dividends declared                           (41,654)      (49,511)
  Accretion on preferred shares
     of subsidiary                             (53,307)      (25,935)
                                           -----------   -----------
  BALANCE AT END OF PERIOD                   6,721,249     5,546,534
                                           -----------   -----------
ACCUMULATED OTHER COMPREHENSIVE INCOME
  Balance at beginning of period              (500,715)     (165,925)
  Foreign currency translation adjustments     107,063        23,824
                                           -----------   -----------
  BALANCE AT END OF PERIOD                    (393,652)     (142,101)
                                           -----------   -----------
TOTAL STOCKHOLDERS' EQUITY                 $13,176,475   $12,238,337
                                           ===========   ===========
COMPREHENSIVE INCOME
  Net income                               $   489,531   $   509,974
  Other - Foreign currency translation
          adjustments                          107,063        23,824
                                           -----------   -----------
Comprehensive income for period            $   596,594   $   533,798
                                           ===========   ===========

NUMBER OF COMMON SHARES ISSUED
  AND OUTSTANDING                            2,273,817     2,271,484
COMMON SHARES ISSUABLE UPON CONVERSION
  OF EXCHANGEABLE SHARES                     1,333,333     1,333,333
                                           -----------   -----------
NUMBER OF COMMON SHARES ISSUED, ISSUABLE
AND OUTSTANDING                              3,607,150     3,604,817
                                           ===========   ===========

See accompanying notes

                               WYANT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information as at March 31, 1999 and for the three months ended March 31, 1999 and 1998 are unaudited)

1.   GENERAL

     The accompanying unaudited consolidated financial statements include the accounts of Wyant Corporation and its wholly-owned subsidiaries, IFC Disposables, Inc. and Wood Wyant Inc. They have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals considered necessary to present fairly the financial position as of March 31, 1999, the results of operations, cash flows and changes in stockholders' equity for the three months ended March 31, 1999 and 1998. For further information, refer to the financial statements and notes thereto included in the Company's annual report for the year ended December 31, 1998.

2.   DISCONTINUED OPERATIONS

     On December 17, 1998, the Board of Directors authorized management to pursue the sale of the Company's Wyant Health Care Division ("Division"). On February 23, 1999 the Board approved the sale of the Division to Paper-Pak Products, Inc. ("PaperPak"), subject to completion of buyer financing, customary regulatory approvals and the approval of the Company's shareholders. Consequently, the results of the Division have been reported in these financial statements as discontinued operations.

     The Company will receive cash of $11,500,000 on closing and $550,000 will be held in escrow for twenty four months, subject to adjustment on closing.

     The operating results of the Division are as follows:

                                          Three months ended March 31,
                                          ----------------------------
                                             1999             1998
                                             -----           -----
     Net sales                             $10,286,439       $9,787,184
     Income before income taxes                619,000          549,456

     The Company expects the sale of the Division to close in the second quarter of 1999. At the date of disposal, the Company expects to record a small gain. Included in the Company's estimated gain are the estimated costs to satisfy the Division's obligation with respect to a defined benefit multi-employer pension plan which covers certain of the Division's employees.

3.   INVENTORIES

                                   March 31,      December 31,
                                     1999             1998
                                    ------            -----

     Raw materials                $2,321,787       $2,065,073
     Finished goods                6,197,428        6,511,887
                                  ----------       ----------
                                  $8,519,215       $8,576,960
                                  ==========       ==========



4.   LONG-TERM DEBT

                                                        March 31,   December 31,
                                                          1999         1998
                                                         ----        ----

    Wood Wyant Inc.

        Term loan repayable in monthly installments
        of Cdn. $20,476 plus interest at prime plus
        3/4% (prime at March 31, 1999 - 6.75%),
        maturing October 1, 2001. Principal amount
        Cdn. $1,631,428 (December 31, 1998 - Cdn.
        $1,692,856)                                     1,086,387     1,104,060


        Term loan repayable in monthly installments
        of  Cdn. $35,000 plus interest at prime plus
        3/4%, maturing April 30, 2003.  Principal
        amount Cdn. $1,715,000 (December 31, 1998 -
        Cdn.  $1,820,000)                               1,142,039     1,186,982


        Term loan repayable in monthly installments
        of  Cdn. $49,523 plus interest
        at prime plus 3/4%, maturing June 30, 2003.
        Principal amount  Cdn.$2,525,638 (December 31,
        1998 - Cdn. $2,674,207)                         1,681,853     1,744,086


        Term loan repayable in monthly installments
        of  Cdn. $41,667 plus interest at prime plus
        3/4%, maturing March 15, 2004.
        Principal amount Cdn.$2,458,333                 1,637,033           --


        Revolving credit facility (Cdn. $1,309,286 -
        December 31, 1998 - Cdn.$1,401,125)               871,869       913,797
                                                        ---------     ---------
                                                        6,419,181     4,948,925
        Current portion                                 1,416,621     1,061,332
                                                       ----------    ----------
                                                       $5,002,560    $3,887,593
                                                       ==========    ==========

                                       8

5.   EARNINGS PER SHARE

                                                                   Three months ended March 31
                                                                   ---------------------------
                                                                      1999              1998
                                                                      ----              ----
     Numerator
       Income from continuing operations before
         extraordinary gain                                         $  82,831       $  154,918
       Preferred stock dividends and accretion                         94,661           75,446
                                                                     --------        ---------
       Numerator for basic earnings per share -
         income (loss) from continuing operations available
         to common stockholders                                       (12,130)          79,472
       Accretion on convertible preferred shares                       28,307               --
                                                                    ---------       ----------
       Numerator for diluted earnings per share -
         income from continuing operations available
         to common stockholders                                     $  16,177       $   79,472
                                                                    =========       ==========
     Denominator
       Denominator for basic earnings per share -
         weighted-average shares issued, issuable and
         outstanding                                                3,607,150        3,604,817
       Effect of dilutive securities
         Convertible securities                                       283,111               --
         Stock options                                                    540           96,062
                                                                   ----------       ----------
       Denominator for diluted earnings per share -
         adjusted weighted-average shares                           3,890,801        3,700,879
                                                                   ==========       ==========
     Basic earnings per share from continuing operations           $       --       $     0.02

     Diluted earnings per share from continuing operations         $       --       $     0.02


6.   PURCHASE OF BUSINESSES

     During the second quarter of 1998, the Company, through its wholly-owned subsidiary, Wood Wyant Inc. acquired 100% of the outstanding shares of the following companies:

            April 30, 1998               H.A. Perigord Company Limited
            June 26, 1998                Professional Sanitation Products Ltd.
            June 30, 1998                Midway Supply Ltd.
                                         Purnel Distributors Ltd.
                                         Midway Purnel Sanitary Supply Ltd.
                                         Fraser Valley Industrial Chemicals Inc.

     Fraser Valley Industrial Chemicals Inc. is a manufacturer of sanitary chemical products. All of the other acquired companies are distributors of sanitation products. The acquisitions have been accounted for under the purchase method. Financial results of the companies are included in the Company's consolidated statement of operations from the respective dates of acquisition.

     The cost of purchase of the above companies totalled $5,715,895, including expenses related to the transactions but excluding cash acquired. This was financed by the issue of 283,111 Class F Preferred shares of Wood Wyant Inc., with a fair value of $1,861,876 at the respective transaction dates, with the balance paid in cash. The cash portion was financed by term bank loans, from which $3,525,440 had been drawn at March 31, 1999. The Class F Preferred shares are exchangeable at any time for common shares of Wyant Corporation on a one-for-one basis, and in addition holders have a one-time option in July 2000 to retract all of the Class F shares at Cdn. $11.250028 per share, payable in five equal annual instalments commencing August 3, 2000, with dividends at 3.5% per annum payable monthly from July 1, 2000 if the option is exercised.

     The pro-forma unaudited results of operations for the three months ended March 31, 1998, assuming consummation of the transactions as of January 1, 1998, are as follows:


                                             Three months ended March 31, 1998
                                             ---------------------------------
     Net sales                                         $18,999,971
     Income from continuing operations                     171,750
     Net income                                            526,806

     Per common share
     Income from continuing operations                        0.02
     Net income                                               0.12


7.  SEGMENT INFORMATION FROM CONTINUING OPERATIONS

     Three months ended March 31
     ---------------------------

                                            Sanitation       Wiping
                                             Products       Products     Corporate       Total
                                            ----------      --------     ---------       -----
     1999
     ----
     Revenues from external customers      $14,406,362    $4,118,997                  $18,525,359
     Intersegment revenues                     813,455        85,138                      898,593
     Segment income (loss) before taxes        335,309        23,020      (184,498)       173,831
     Segment assets                         29,979,995     5,324,738       577,904     35,882,637

     1998
     ----
     Revenues from external customers      $11,500,782    $4,049,330                  $15,550,112
     Intersegment revenues                     832,171        88,763                      920,934
     Segment income (loss) before taxes        465,529        83,989      (270,000)       279,518

8.  RECLASSIFICATIONS

     Certain prior period amounts have been reclassified to conform with the presentation in the current period.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the accompanying unaudited financial statements and the notes thereto included in Item I of this quarterly report, and the financial statements and the notes thereto and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. As indicated in Note 2 to the consolidated financial statements, the Company has agreed to sell its Wyant Health Care Division and substantially all of its operating assets. Accordingly, such consolidated financial statements, as well as the discussion below, reflect the consummation of this transaction by showing the health care business as "discontinued operations" for income statement purposes and as "net assets held for divestiture" for balance sheet purposes.

The following information includes forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve a number of risks and uncertainties that may influence the financial performance and earnings of the Company, and may cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, factors such as the ability of the Company to successfully integrate the business and personnel of various acquired businesses into its operations, the ability to implement its business strategy assuming consummation of the PaperPak transaction, the ability to adequately address Year 2000-related issues, the ability to maintain existing customer relationships and to secure new customers on satisfactory terms, whether by contract or otherwise, unforeseen price pressure on the Company's products or significant cost increases that cannot be recovered through price increases or productivity improvements, the ability to obtain any necessary financing on reasonably satisfactory terms, the effect of exchange rate fluctuations and the effect of competitive, capital market and general economic conditions. Such forward-looking statements, which reflect the Company's current views with respect to certain future events and financial performance, should be considered in light of such factors.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 1998

SALES
-----

Sales of continuing operations for the three months ended March 31, 1999 increased by $2,975,247 or 19.1% to $18,525,359 from the total of $15,550,112 in the first quarter of 1998, after eliminating inter-segment sales of $898,593 in the current quarter and $920,934 in the same quarter last year. Sales of the sanitation products segment were $15,219,817 in the current quarter, compared with $12,332,953 in the first quarter of 1998, an increase of $2,886,864 or 23.4%. The increase resulted primarily from the sales of the businesses acquired in the second quarter of 1998 and higher direct sales of paper products from the Company's paper converting operation, which more than offset the negative impact of a weaker Canadian dollar translation rate. Sales of the wiping products segment at $4,204,135 were $66,042 or 1.6% higher than in the first quarter of 1998, primarily due to increased sales of wipers.

COST OF SALES AND GROSS PROFIT
------------------------------

Gross profit of the sanitation products segment declined to 36.4% of sales from 37.9% of sales in the first quarter of 1998, reflecting primarily lower selling prices for paper products. Gross profit of the wiping products segment improved to 17.7% of sales from 17.3% in the corresponding period last year, primarily due to improved margins on sales of paper products.

SELLING EXPENSES
----------------

Selling expenses for the first quarter of 1999 amounted to $3,589,520, an increase of $582,580 or 19.4% over the same period last year. In the sanitation products segment, selling expenses at $3,207,020 were $708,324 higher than in the first quarter of 1998, an increase of 28.3%. The increase resulted from the added expenses of the acquired businesses and additional costs of approximately $116,000 incurred as a result of challenges associated with the implementation of new information systems during the first quarter of 1999, which more than offset the favorable impact of the weaker Canadian dollar translation rate. In the wiping products segment, selling expenses increased by $54,256 or 10.7% to $562,500, reflecting primarily higher outward freight and staffing costs.

GENERAL AND ADMINISTRATION EXPENSES
-----------------------------------

General and administration expenses increased by $349,005 or 19.0% to $2,186,133 in the current quarter. Expenses of the sanitation products segment at $1,985,478 were $358,250 or 22.0% higher than in the first quarter of 1998, as the added expenses of the businesses acquired in the second quarter of 1998 and costs resulting from the new information systems implementation more than offset the favorable impact of the weaker Canadian dollar translation rate. General and administration expenses of the wiping products segment were $131,409 in the current quarter, an increase of $19,999 or 18.0% over the same quarter last year due primarily to higher staffing costs. Corporate charges in the current quarter at $69,246 were $29,754 lower than in the prior year due primarily to lower professional fees.

AMORTIZATION
------------

Amortization amounted to $143,910 in the first quarter of 1999, an increase of $52,867 over the corresponding quarter last year. The increase reflected the additional amortization from the businesses acquired in mid-1998 and from the goodwill resulting from their purchase.

INTEREST EXPENSE
----------------

Interest expense increased by $61,271 to $309,885 in the current quarter. The increase resulted from higher borrowing costs in Canada ($99,258) incurred primarily to finance the 1998 acquisitions of businesses, partially offset by a reduction of $37,987 in interest cost in the United States on the loan from Congress Financial Corporation. This loan will be repaid from the proceeds of the sale of the Wyant Health Care Division.

OTHER INCOME
------------

Other income increased to $123,440 from $79,595 in the first quarter of 1998.

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
-----------------------------------------------------

Income from continuing operations before income taxes amounted to $173,831 for the first quarter of 1999, a reduction of $105,687 from the level of $279,518 in the same quarter last year. The sanitation products and wiping products segments decreased by $130,220 and $60,969 respectively, while corporate expenses were $85,502 lower than in the first quarter of 1998.

INCOME TAXES
------------

Income tax expense at $91,000 was $33,600 lower than in the first quarter of 1998, reflecting the lower level of pre-tax income in the current quarter.

DISCONTINUED OPERATIONS
-----------------------

The discontinued health care operations generated after-tax income from operations of $406,700 or $0.11 per common share, compared with $355,056 or $0.10 per common share in the first quarter of 1998. The improvement in 1999 results compared with the first quarter of 1998 was due to a 5.1% increase in sales revenue, primarily from higher sales of airlaid products and branded adult incontinent products, partially offset by lower sales of private label products, together with higher margins, at 21% of sales compared with 20% of sales in the first quarter last year. These were partially offset by an increase of $203,424 or 15.5% in operating expenses, which included $87,936 of higher outward freight costs to support the increased sales and $54,296 from increased marketing expenses.

NET INCOME
----------

Net income for the first quarter of 1999 amounted to $489,531, or $0.11 per common share after deducting dividends and accretion relating to the mandatorily redeemable preferred shares, compared with net income of $509,974 or $0.12 per common share in the first quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Liquidity and capital resources of the Company's Canadian operations (Wood Wyant) and United States operations (IFC Disposables) are discussed separately, as each is self-financing and has separate banking facilities.

CANADIAN OPERATIONS
-------------------

Cash utilized during the first quarter of 1999 amounted to $1,741,170. Operating activities utilized $1,145,214 due to an increase in working capital of $1,565,233, primarily due to higher receivables ($1,485,474) and lower payables ($578,780), partially offset by lower prepaid expenses ($247,558) and inventories ($139,313) and higher income taxes payable ($112,150). The increased receivables resulted from a higher level of sales in March 1999, together with poorer collection performance in the first quarter of 1999, due in part to problems associated with the start-up of new applications software in February 1999. The lower level of payables reflected primarily a new contract for paper purchases which provides less favorable payment terms. Capital expenditures amounted to $1,758,308 in the current quarter, comprising for the most part expenditures for the new applications software and related hardware. The Company originally had intended to lease this equipment and had entered into a lease agreement in September 1997 for this purpose. However, a decision was made in the first quarter of 1999 to cancel the lease agreement and instead to finance the purchase by a five-year term bank loan of Cdn. $2,500,000 ($1,664,780). Repayments of long-term debt during the quarter amounted to $296,766. In addition, $513,204 of outstanding Class A Preferred shares were redeemed in January 1999 and dividends of $41,654 were paid in the quarter on the Class A and Class B Preferred shares.

On March 10, 1999 the Company increased its secured revolving line of credit from Cdn. $7,500,000 to Cdn. $9,500,000 ($6,326,164) to meet increased working capital requirements. At March 31, 1999, approximately $1,025,000 was available under this facility. In addition, approximately $697,000 was available to finance future capital expenditures under a revolving credit facility of $1,997,736 (Cdn. $3,000,000).

All borrowings of the Canadian Operations are with the Bank of Nova Scotia. Long-term debt outstanding at March 31, 1999 amounted to $6,419,181 including $1,416,621 due within one year. All of the loans were at the commercial prime rate in Canada (6.75% at March 31, 1999) plus 0.75%. The secured revolving line of credit bears interest at the prime rate in Canada. Under the terms of the loan agreements, covenants exist which require Wood Wyant to meet certain ratios relating to debt to tangible net worth, current assets to current liabilities and cash flow to debt service, as well as maintaining a minimum level of tangible net worth. Also, borrowings under the revolving credit facility must not exceed a given proportion of accounts receivable. The Company was in compliance with all of the covenants at March 31, 1999.

The Company has no commitments for material capital expenditures and has no plans for major capital expenditures for existing businesses during the next five years. Payments on long-term debt obligations existing at March 31, 1999 average less than $1,000,000 over the next five years with a maximum of $1,496,000 in 2000.

----------------------------

Amounts required to redeem Class A and Class B Preferred shares approximate $550,000 per annum during that period, while redemption of the Class F Preferred shares in the event that the option to redeem is exercised by the holders of those shares would require an additional annual amount of approximately $425,000 for five years commencing in 2000.

Management believes that future operating cash flows and the unused balance available under existing credit facilities will be sufficient to meet its ongoing operating cash requirements, to repay the term debt and redeem the Preferred shares as they become due and to meet cash requirements for capital asset additions.

U.S. OPERATIONS
---------------

Cash of $635,772 was utilized by continuing operations in the United States during the first quarter of 1999. Working capital decreased by $125,905, as increases in payables ($130,259) and income taxes payable ($163,978) were only partially offset by higher receivables ($89,993) and inventories ($81,568). Capital expenditures in the quarter amounted to $19,397. A total of $449,426 of the committed revolving credit facility with Congress Financial Corporation was repaid during the quarter.

Borrowings of the U.S. Operations consist of a committed revolving credit facility of $13,000,000 with Congress Financial Corporation which bears interest at commercial prime rate plus 1% (prime at March 31, 1999 was 7.75%). Unused availability was approximately $3,773,000 at March 31, 1999. Maximum borrowing under the facility is determined by certain advance formulas applicable to the level of accounts receivable and inventories and the value of property, plant and equipment, net of guarantees.

Management believes that future operating cash flows and the unused balance available under the existing credit facility will be sufficient to enable the Company to meet its ongoing operating cash requirements and to finance capital asset additions until the sale of the Wyant Health Care Division and to meet its ongoing cash requirements if the sale of the Wyant Health Care Division is not consummated. Thereafter, following the repayment of the balance outstanding under the secured line of credit with Congress Financial Corporation, management believes that future operating cash flows and excess cash on hand will be sufficient to meet operating cash requirements and to finance capital asset additions.

DISCONTINUED OPERATIONS
-----------------------

On February 23, 1999, the Board of Directors approved the sale of the Company's Wyant Health Care Division, subject to completion of buyer financing, customary regulatory approvals and the approval of the Company's shareholders, for cash on closing of $11,500,000 and $550,000 which will be held in escrow for twenty-four months. These cash proceeds are subject to adjustment on closing, which is expected to occur in the second quarter of 1999. Results of operations between the measurement date of December 17, 1998 and the closing date are expected to contribute positively to the Company's overall results.

Cash received on closing will be utilized to pay off the balance under the secured line of credit with Congress Financial Corporation ($3,789,294 as at March 31, 1999), and to pay the withdrawal liability and income taxes generated by the transaction. The Company is in the process of evaluating possible alternative uses of the balance of the net cash proceeds from the sale, including the acquisition of assets or businesses in North America that are consistent with its overall strategy of growing as a North American janitorial and sanitation products manufacturer and distributor. Although the Company is evaluating several opportunities, currently, there are no significant acquisitions of assets or businesses that would be considered probable. To the extent that it acquires any such assets or businesses, whether related to its overall strategy or otherwise, there can be no assurance that such acquisitions will be successfully integrated with its operations or that such acquisitions will ultimately be profitable for the Company. Pending the application of such proceeds, the Company intends to use such proceeds to repay certain short-term debt of its subsidiaries.

--------------------------------

Following completion of the sale, the Company will cease the manufacture of adult incontinent products and the sale of the Division is not expected to materially affect the operations of the Company's other operating units as each is autonomous and separately managed. The Company will be precluded from re-entering the adult incontinent products business for a period of five years following the sale.

The Division supplies airlaid non-woven fabric and incontinent products to IFC which will be subject to a three-year supply agreement upon completion of the sale. IFC will supply PaperPak with Quickable(TM) absorbent washcloths at an agreed upon price, which will be renegotiated every twelve months, and at a volume which will be predetermined.


SIGNIFICANT FACTORS AND KNOWN TRENDS WITH REGARD TO DISCONTINUED OPERATIONS

PENSION PLAN
------------

Certain employees of the Wyant Health Care Division are members of a multi-employer defined benefit Pension Plan (the "Plan" or "Pension Plan"). The Company was informed by the Pension Plan administrators that the Plan had failed to meet minimum legal funding requirements and that the Company's pro-rata share of the minimum funding deficiency was $370,000. The Plan has applied to the IRS for a waiver from the minimum funding requirements and awaits a response. If the waiver is obtained, the employers contributing to the Plan would be required to fund and charge to earnings the funding deficiency, and corresponding interest charges, over a 15 year period. If the waiver is not obtained, an excise tax may be imposed on the Plan and such excise tax could be as much as 100% of the funding deficiency.

The sale of the Wyant Health Care Division will trigger a withdrawal liability as PaperPak, the acquirer of the Division, will not assume the Company's obligation under the Plan. This withdrawal liability will be funded through the proceeds from the sale of the Division. In addition to the withdrawal liability, the Plan may also seek to collect the Division's pro-rata share of the funding deficiency discussed above. After taking into account these Pension Plan liabilities, the Company estimates that it will realize a gain on the sale of the Division.

AIRLAY II MACHINE
-----------------

In 1992, the Division purchased a machine ("Airlay II") for the production of airlaid products. During 1993, the machine was redesigned for commercial use. Although Airlay II was installed in the Branchburg, New Jersey manufacturing facility in the fourth quarter of 1994, only a small quantity of commercially acceptable product has been manufactured to date. During the second quarter of 1998, a complete engineering evaluation of the machine was performed.

The Division implemented the majority of the recommended changes included in the engineering evaluation. In December 1998 the Division developed a business plan that included, as an objective, full commercial operation of Airlay II by the end of 1999.

Airlay II is part of the assets of the Division that Wyant has agreed to sell to PaperPak. As of March 31, 1999 the net book value of Airlay II was approximately $2.2 million. In the event that the sale of the Division is not consummated, there can be no assurance that Airlay II will achieve full commercial operation or produce saleable product for the Division. Accordingly, failure to achieve full commercial operation in the near future could result in a significant write-down of the Company's investment in Airlay II, which write-down would have a material adverse effect on the results of operations of the Company.

ENVIRONMENTAL
-------------

The Company has been participating with the New Jersey Department of Environmental Protection ("DEP") in the investigation and potential clean-up of the Company's former site of operation located at 5 and 6 Easy Street, Bridgewater, New Jersey. As a tenant, the Company is potentially responsible to the DEP for environmental contamination based solely upon it having been a tenant at the site where there is contamination. Similarly, the Company is potentially jointly and severally liable with the landlord for both the investigation and clean-up costs. To date, the investigation has established that, in addition to on-site contamination, some of the contamination on the site is or has come from off site. The Company disputes it caused any such contamination and maintains that on-site contamination was a result of prior tenants' acts.

Nevertheless, the Company has fully cooperated with the DEP and has presently been directed by the DEP to delineate the ground water contaminant plume, which may result in establishing that the contamination is a regional problem rather than one specific to the former site that the Company leased. The Company has entered into a flat fee contract with its environmental consultants for $11,750 for the delineation investigation. Upon determination of the contaminant plume, the Company will petition the DEP for a classification exception area where the remedial action will be natural attenuation.

After the investigation is completed, the DEP could require clean-up or remediation of the contamination on site, the cost of which could potentially be in the range of $100,000 to $150,000. However, present technology is such that no remedial action plan could bring the site in conformity with the present DEP regulations, regardless of the funds spent.

The Company is unaware of any other environmental or similar matters that would have a material effect on the capital expenditures, earnings or competitive position of the Company.

BACKLOG, IMPACT OF INFLATION, SEASONALITY
-----------------------------------------

The Company attempts to maintain sufficient inventory levels for all products to allow shipment against most orders for wiping products within a one week period and next day for core stocking items of the Company's sanitation products. To some extent, however, certain components must be inventoried further in advance of actual orders to ensure availability. For the most part, purchases are based upon quarterly requirements as projected after calculating sales indications from the sales and marketing departments.

The Company's products are not subject to significant seasonal influences.

Because its products are sold primarily to distributors throughout the United States and to distributors and end-users in Canada, the Company is affected by general economic conditions. Accordingly, any adverse change in the economic climate may have an adverse impact on the Company's sales and financial condition.

YEAR 2000
---------

The Year 2000 problem arises because many computer systems and software products currently in use are coded to accept only two digit entries in the date code field. Four digit entries will be required to identify 21st century dates. Consequently, the use of software and computer systems that are not Year 2000 compliant could result in the disruption of operations. As a result, many companies' computer systems and software may need to be upgraded or replaced to conform with Year 2000 requirements.

In order to properly address the Year 2000 Issue, the Company has appointed the Vice President, Information Technology of Wood Wyant as Year 2000 Project Director to direct a project team which will coordinate the implementation of a Year 2000 Plan by identifying Year 2000 issues and coordinating solutions. The project team is currently being assembled. Its role will be to conduct Year 2000 readiness assessment audits at all of the Company's facilities, encompassing all equipment and processes deemed important to the facility's operation.

------------------

Wood Wyant has installed new applications software for which it has obtained written confirmation from the vendor that it is Year 2000 compliant. This software has become operational in the first quarter of 1999. The software currently in use at IFC is not Year 2000 compliant and will be replaced by hardware and applications software which will be Year 2000 compliant by mid-1999. As an additional precaution, the technical infrastructure of all the Company's businesses will be audited and tested to ensure Year 2000 compliance under normal business conditions.

The total cost of purchasing and installing the new Wood Wyant software is estimated to be $1,998,000 (Cdn. $3,000,000), and is being financed through a five-year term loan with the Bank of Nova Scotia. The cost to replace computer hardware and applications software at IFC has not yet been determined but is not expected to be material.

The Company is also preparing to issue Year 2000 compliance letters requesting confirmation of suppliers' readiness and follow-up discussions will take place for all business-critical suppliers. Major customers will also be contacted to confirm their Year 2000 readiness.

To date, the Company has not incurred significant incremental costs in order to comply with Year 2000 requirements and does not believe it will incur significant incremental costs in the foreseeable future. However, there can be no assurance that Year 2000 errors or defects will not be discovered in the Company's software systems and, if errors or defects are discovered, there is no assurance that this would not result in a material financial risk to the Company.

In addition, the Company purchases goods and services from third party vendors that may not be Year 2000 compliant. While the Company intends to obtain confirmation of vendors' state of readiness during the second quarter of 1999, their failure to operate properly with regard to Year 2000 requirements could require the Company to incur material expenses to rectify the impact on the Company of such failure. However, all of the Company's raw materials are widely available and the Company is not dependent on any one supplier or group of suppliers.

The Company does not know the state of preparedness for Year 2000 issues of all of its customers. However, no single customer exceeds 2% of consolidated sales and therefore the risk the Company faces is broad based if many customers are unable to use information systems necessary to place orders for Company products.

The Company's Year 2000 Issue involves significant risks. There can be no assurance that the Company will succeed in implementing its Year 2000 Plan. The following describes the Company's most reasonably likely worst-case scenario, given current uncertainties.

If the Company's replaced internal information technology systems fail the Company will experience significant difficulties in supplying customers and such a failure could hamper the Company's ability to manage the orderly replenishment of inventories.

If the Company's vendors or suppliers of its required power, telecommunications, transportation and financial services, fail to provide the Company with products and services, it will be unable to provide services to its customers.

If any of these uncertainties were to occur, the Company's business, financial condition and results of operations would be adversely affected. The Company is unable to assess the likelihood of such events occurring or the extent of the effect on the Company.

Although the Company has not yet developed a comprehensive contingency plan to address situations that may result if the Company or any of the third parties upon which the Company is dependent is unable to achieve Year 2000 readiness, the Company's Year 2000 compliance program is ongoing and its ultimate scope, as well as the consideration of contingency plans, will continue to be evaluated as new information becomes available.

The Company plans to achieve Year 2000 compliance by mid-1999.

PART II  -  OTHER INFORMATION

ITEM 1  -  LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings.

ITEMS 2, 3, 4 & 5

Not applicable

ITEM 6  - EXHIBITS AND REPORTS ON FORM 8-K

a)   Not applicable

b)   Reports on Form 8-K

     A current report on Form 8-K, dated February 23, 1999, was filed on March 11, 1999, reporting information under Item 5, Other Events and
     Item 7, Financial Statements and Exhibits.

                               WYANT CORPORATION

                                   SIGNATURES





Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                        Wyant Corporation
                                        (Registrant)





Date:   May 12, 1999                 SIGNATURE:     /s/ Marc D'Amour
        ---------------------------                 -------------------------
                                                    Marc D'Amour
                                                    Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer
                                                    (For the registrant and as
                                                    Principal Financial Officer)

--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 22, 1999
           The undersigned, revoking all prior proxies, hereby appoints James A. Wyant and John B. Wight, or each or either of them with full power of substitution, as proxy or proxies of the undersigned, to vote all shares of common stock of WYANT CORPORATION that the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of WYANT CORPORATION to be held on June 22, 1999, at 10:00 A.M. local time, at the Newark Airport Marriott Hotel, Newark, New Jersey 07114 or any adjournments or postponements thereof, including, without limiting such general authorization, the following proposals described in the accompanying Proxy Statement:

       1. Approval of the Asset Purchase Agreement, dated as of February 23, 1999 between Wyant Corporation and Paper-Pak Products, Inc. and the other transactions contemplated thereby.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       2. Election of Directors. Nominees: Robert E. Briggs, Richard J. Charles, Thomas R. M. Davis, Nicholas A. Gallopo, Donald C. MacMartin, John B. Wight, James A. Wyant.

                        [ ] FOR                [ ] WITHHELD
                        [ ] For, except vote withheld from the following
                          nominee(s):

                                               --------------------------

                                               --------------------------

       3. Approval of appointment of Ernst & Young LLP as independent certified public accountants.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

       4. Any other business as may properly come before the Annual Meeting or any adjournment thereof.

                        [X] Please mark your vote as in this example.

       (Continued and to be signed on reverse side).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       [ ] I plan to attend the Annual Meeting on June 22, 1999.

       Abstentions will be counted for purposes of determining whether a quorum is present. With respect to the vote represented in Proposal 1 above, abstentions will have the same effect as a vote against the matter. With respect to the votes represented in Proposals 2 and 3 above, votes withheld or abstentions will have no effect on determining whether these Proposals have been approved. This proxy is being solicited by the management of Wyant Corporation and will be voted as specified. If not otherwise specified, this proxy will be voted for the approval of each Proposal.

                                            Dated:  , 1999

                                            -----------------------------
                                            Signature of Shareholder(s)

                                            -----------------------------
                                            Signature of Shareholder(s)

                                            This proxy should be dated,
                                            signed by the shareholder(s)
                                            and returned promptly in the
                                            enclosed envelope. Persons
                                            signing in a fiduciary
                                            capacity should so indicate.

--------------------------------------------------------------------------------